   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998



                                                      REGISTRATION NO. 333-57733

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 PROVANT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

             DELAWARE                             8742                            04-3395167
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                       67 BATTERYMARCH STREET, SUITE 600
                                BOSTON, MA 02110
                                 (617) 261-1600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                PAUL M. VERROCHI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                 PROVANT, INC.
                       67 BATTERYMARCH STREET, SUITE 600
                                BOSTON, MA 02110
                                 (617) 261-1600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                         CONSTANTINE ALEXANDER, ESQUIRE
                            JAMES E. DAWSON, ESQUIRE
                          NUTTER MCCLENNEN & FISH, LLP
                            ONE INTERNATIONAL PLACE
                                BOSTON, MA 02110
                                 (617) 439-2000

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
                                              AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES           TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
           TO BE REGISTERED                 REGISTERED         PER SHARE(1)       OFFERING PRICE(1)         FEE(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........   3,000,000 shares         $18.59             $55,770,000          $16,452.15
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on June 18, 1998.


(2) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such State.



                             SUBJECT TO COMPLETION


                      PROSPECTUS DATED SEPTEMBER 30, 1998



                                3,000,000 SHARES


                                 [PROVANT LOGO]

                                  COMMON STOCK

     This Prospectus relates to 3,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of PROVANT, Inc. ("PROVANT" or the "Company") that may be offered and issued by the Company from time to time in connection with acquisitions of other businesses or properties by the Company.

     PROVANT intends to concentrate its acquisitions within the training and development industry. If the opportunity arises, however, PROVANT may attempt to make acquisitions that either are complementary to its present operations or advantageous even though they may be dissimilar to its present activities. The consideration for any such acquisition may consist of shares of Common Stock, cash, notes or other evidences of debt, assumptions of liabilities or a combination thereof, as determined from time to time by negotiations between PROVANT and the owners or controlling persons of businesses or properties to be acquired.

     The shares covered by this Prospectus may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such companies or entities, or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of shares of Common Stock under acquisition agreements generally will be determined by direct negotiations with the owners or controlling persons of the businesses or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. It is anticipated that the shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock either at the time of agreement on the terms of an acquisition or at or about the time of delivery of the shares.

     It is not expected that underwriting discounts or commissions will be paid by the Company in connection with issuances of shares of Common Stock under this Prospectus. However, finders' fees or brokers' commissions may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of shares of Common Stock covered by this Prospectus. Any person receiving such a fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


     The Company's Common Stock is listed on The Nasdaq National Market ("Nasdaq") under the symbol "POVT." The closing market price of the Common Stock on Nasdaq on September 25, 1998 was $14.375.



     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                               September   , 1998

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. In May 1998, PROVANT acquired in separate combination transactions (collectively, the "Combination") seven providers of training and development services and products (each, a "Founding Company," and collectively, the "Founding Companies"). See "Combination." Unless otherwise indicated, (i) all share, per share and financial information in this Prospectus give effect to the Combination (excluding the issuance of shares of Common Stock as Additional Consideration (as defined herein) for five of the Founding Companies, the issuance in Common Stock of the J. Howard Contingent Consideration (as defined herein) for the sixth Founding Company and the payment in Common Stock and cash of the Star Mountain Contingent Consideration (as defined herein) for the seventh Founding Company) and a stock split of 979.0292-for-1 on all shares of Common Stock outstanding as of April 28, 1998, and (ii) all references to fiscal years mean the Company's or a Founding Company's fiscal year ending on June 30 in the same calendar year (e.g., "fiscal 1997" means the fiscal year ended June 30, 1997). Investors should carefully consider the information set forth under the heading "Risk Factors."


                                  THE COMPANY


     The Company provides a broad range of training and development services and products to Fortune 1000 companies, other large and medium-sized corporations and government entities. The Company's services and products are designed to increase the productivity of organizations by improving employee selection, recruitment and retention; enhancing employee work skills; developing employee management and leadership skills; and facilitating organizational assessment, direction and change. The Company offers both customized and "off-the-shelf" services and products that are designed to provide measurable improvements in employee performance and productivity. The Company delivers its services and products through multiple delivery methods, including instructor-led classroom training and seminars, certification of client employees as instructors ("train-the-trainer"), interactive multimedia software (such as CD-ROM) and distance-based media (such as video conferencing, intranets and the Internet). The seven Founding Companies, together with two additional providers of training and development services and products acquired by the Company in the first quarter of fiscal 1999 (collectively, the "Operating Companies"), are recognized leaders in their respective fields and have developed a wide range of services and products, a substantial knowledge base created from years of research and development, and a well-established client base. The Company's objective is to become a leading single source provider of high-quality training and development services and products that are distributed through multiple delivery methods.



     The Company believes that the corporate and government training and development market is large and growing. The portion of the market devoted to external training is increasing, as corporations and government agencies focus on their core competencies, shift fixed training costs to variable costs, and obtain training and development services, products, technology and expertise that may not be available internally. The Company believes that corporations and government entities seek external providers that can meet their overall training and development needs by: (i) providing a broad range of high-quality services and products in both customized and off-the-shelf formats; (ii) delivering training through multiple delivery methods capable of reaching large and geographically dispersed work forces; and (iii) utilizing the most current technology available.


     The Company intends to capitalize on these industry trends and enhance its position as a leading provider of training and development services and products by pursuing a multi-faceted growth strategy. The Company intends to seek internal growth by: (i) capitalizing on cross-selling opportunities among the Founding Companies; (ii) implementing an aggressive sales and marketing strategy; (iii) expanding its service and product offerings; and (iv) leveraging investments in technology and deploying leading technologies. In addition, the Company intends to pursue strategic acquisitions of providers of training and development services and products in order to expand its service and product offerings, delivery methods and client base. The Company believes that its senior management team, particularly Paul M. Verrochi, its Chairman and

Chief Executive Officer and co-founder and former Chairman of American Medical Response, Inc., and John H. Zenger, its President and former Chairman of Times Mirror Training Group, one of the nation's largest training companies, provide the Company with a competitive advantage in implementing its growth strategy.


     PROVANT is a Delaware corporation. Its principal executive offices are located at 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110, and its telephone number at that location is (617) 261-1600. The Operating Companies' principal offices are located in: Alexandria, Virginia; Cabin John, Maryland, Lexington, Massachusetts; Memphis, Tennessee; North Hollywood and San Francisco, California; Provo, Utah; Ridgewood, New Jersey, and West Des Moines, Iowa.

                             SUMMARY FINANCIAL DATA

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     The following table presents summary financial data of the Company, as adjusted in the case of the pro forma combined data for: (i) the consummation of the Combination; (ii) certain pro forma adjustments to the historical financial statements of the Founding Companies; and (iii) the consummation in May 1998 of the initial public offering of the Company's Common Stock (including the exercise of the underwriters' over-allotment option in connection therewith)(the "IPO") and the application of the net proceeds. See the Company's historical financial statements and Unaudited Pro Forma Combined Financial Statements, each of the Founding Companies' financial statements and the notes thereto included elsewhere in this Prospectus.



                                                                     YEAR ENDED JUNE 30,
                                                              ----------------------------------
                                                                  1997               1998
                                                                  ----               ----
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA(1):
  Revenue...................................................      $68,846            $78,062
  Cost of revenue...........................................       30,967             33,578
                                                                ---------       ------------
  Gross profit..............................................       37,879             44,484
  Selling, general and administrative expenses (2)..........       28,663             33,832
  Goodwill amortization (3).................................        1,335              1,335
                                                                ---------       ------------
  Income from operations....................................        7,881              9,317
  Other income, net.........................................           44                  5
                                                                ---------       ------------
  Income before income taxes................................        7,925              9,322
  Provision for income taxes (4)............................        3,704              4,262
                                                                ---------       ------------
  Net income................................................      $ 4,221                $ 5,060
                                                                ---------       ------------
                                                                ---------       ------------
  Earnings per common share: basic..........................        $0.43                  $0.52
                                                                   ------          ---------
                                                                   ------          ---------
  Earnings per common share: diluted........................        $0.42                  $0.50
                                                                   ------          ---------
                                                                   ------          ---------
  Shares used in computing basic earnings
     per common share(5)....................................    9,795,558          9,795,558
  Shares used in computing diluted earnings
     per common share(5)....................................   10,168,889         10,168,889



                                                              JUNE 30, 1998
                                                              --------------
BALANCE SHEET DATA:
  Working capital...........................................     $11,107
  Total assets..............................................      86,358
  Long-term debt, net of current portion....................         874
  Stockholders' equity......................................      66,499


---------------
(1) The pro forma combined statement of operations data assumes that the Combination and the IPO were consummated on July 1, 1996, and is not necessarily indicative of the results the Company would have obtained if these events actually then occurred or of the Company's future results. The pro forma combined statement of operations data is based on preliminary estimates, available information and assumptions that management deems appropriate, and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.


(2) Reflects the elimination of (i) a non-recurring fee of $750,000 in the year ended June 30, 1998 for information related to the training industry, (ii) non-cash compensation expense totaling $686,000 for the year ended June 30, 1998 related to the issuance of Common Stock and stock options to officers of and consultants to the Company, (iii) non-recurring legal and accounting fees related to the Combination and the IPO totaling $588,000 for the year ended June 30, 1998 and (iv) the Compensation Differential. The Compensation Differential represents pro forma adjustments to salary, bonuses and benefits paid to certain pre-Combination owners of the Founding Companies to certain levels to which they have agreed prospectively. For the years ended June 30, 1997 and 1998, the Compensation Differential was approximately $5.6 million and $6.5 million, respectively.



(3) Reflects amortization of the goodwill being recorded as a result of the Combination over a 40-year period.

(4) Assumes that all income is subject to an effective corporate income tax rate of 40%, and all goodwill from the Combination is non-deductible.


(5) The pro forma basic shares consist of: (i) 3,459,341 shares issued to the stockholders of the Founding Companies in the Combination (without giving effect to the issuance of Additional Consideration, the J. Howard Contingent Consideration or the Star Mountain Contingent Consideration); (ii) 3,346,217 shares outstanding prior to the Combination and the IPO; and (iii) 2,990,000 shares sold in the IPO. The pro forma diluted shares include the basic shares and common stock equivalents calculated under the treasury stock method.

                                  RISK FACTORS

     The following factors should be considered, together with the other information in this Prospectus, in evaluating an investment in the Company. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from the results discussed in the forward-looking statements as a result of any number of factors, including the risk factors set forth below and other factors discussed elsewhere in this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION


     The Operating Companies historically have operated independently of one another. Currently, the Company has no centralized automated financial reporting system and initially is relying on the existing reporting systems of the Operating Companies. The Company's senior management group was assembled only recently, and there can be no assurance that this group will be successful in managing the combined operations of the Operating Companies or in implementing the Company's business and growth strategies. Any failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."



     The Operating Companies offer different services and products, use different capabilities and technologies, target different clients and have different management styles. Although the Company believes that there are substantial opportunities to cross-market and integrate the Operating Companies' businesses, these differences increase the risk inherent in integration. There can be no assurance that the Company will be able to integrate successfully the operations of the Operating Companies or institute the necessary Company-wide systems and procedures to manage successfully the combined enterprise on a profitable basis. The Company intends to operate the Operating Companies and subsequently acquired businesses on a decentralized basis. If proper overall business incentives and controls are not implemented, this decentralized operating strategy could result in inconsistent operating and financial practices and the Company's overall profitability could be adversely affected. The failure of the Company to integrate successfully the operations of the Operating Companies could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Business Strategy."


RISKS RELATED TO INTERNAL GROWTH STRATEGY


     The central objective of the Company's growth strategy is to increase the revenues and profitability of the Operating Companies and subsequently-acquired businesses. One of the key components of this strategy is to cross-sell the services and products of each of its operating companies to other clients of the Company. There can be no assurance that the Company will be able to expand its sales of services and products to its existing clients and those of any subsequently acquired businesses. The Company's growth strategy of broadening its service and product offerings, implementing an aggressive marketing plan, pursuing strategic acquisitions and deploying leading technologies has inherent risks and uncertainties. There can be no assurance that the Company's growth strategy will be successful or that the Company will be able to generate cash flow sufficient to fund its operations and to support internal growth. The Company's inability to achieve internal earnings growth or otherwise execute its growth strategy could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Growth Strategy."


RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     The Company intends to increase its revenues and its service and product offerings in part through the acquisition of additional providers of training and development services and products. There can be no assurance that the Company will be able to identify and acquire additional businesses or integrate and manage any acquired businesses without substantial costs, delays or other operational or financial problems. Certain risks inherent in an acquisition strategy, such as potentially increasing leverage and debt service requirements, difficulties associated with combining disparate business systems and cultures, and the failure to retain key personnel, could adversely affect the Company's operating results. The process of integrating acquired companies may involve unforeseen difficulties and require a disproportionate amount of management's attention and financial and other resources. Moreover, increased competition for acquisition candidates may develop, in which event fewer acquisition opportunities may be available to the Company and acquisition costs may increase. There can be no assurance that any business acquired in the future will achieve anticipated revenues and earnings. In addition, the size, timing and integration of acquisitions may cause substantial fluctuations in the Company's operating results from quarter to quarter. The inability of the Company to acquire, integrate and manage successfully providers of training and development services and products could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Growth Strategy."

MANAGEMENT OF GROWTH

     The Company expects to grow internally and through acquisitions. The Company expects to spend significant time and effort in expanding its existing business and identifying, completing and integrating acquisitions. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management can be identified and retained by the Company. The inability of the Company to manage its growth or recruit and retain additional qualified management could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Growth Strategy" and "Management."

DEPENDENCE ON KEY PERSONNEL


     The Company's operations depend on the continuing efforts of its executive officers and the senior management of the Operating Companies. In particular, the Company depends on: Paul M. Verrochi, Chairman and Chief Executive Officer; John H. Zenger, President; and Dominic J. Puopolo, Executive Vice President and Chief Financial Officer. In addition, the Company relies on many of the executives of the Operating Companies, whose reputations and client relationships have contributed in large part to those companies' success. While the Company has entered into employment agreements with most of these individuals, there can be no assurance that the Company will be able to retain the services of any of them. A loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management."


DEPENDENCE ON AVAILABILITY OF QUALIFIED PERSONNEL

     A significant portion of the Company's revenue is derived from services and products that are delivered by instructors and consultants. The Company's success depends upon its ability to continue to attract and retain instructors and consultants who possess the skills and experience required to meet the staffing needs of its clients. In order to initiate and develop client relationships and execute its growth strategy, the Company must maintain and continue to hire qualified salespeople. There can be no assurance that qualified personnel will continue to be available to the Company in sufficient numbers, and any failure to attract or retain qualified instructors, consultants and salespeople in sufficient numbers could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH CHANGING ECONOMIC CONDITIONS

     The Company's revenues and profitability are related to general levels of economic activity and employment in the United States. As a result, any significant economic downturn or recession in the United States could have a material adverse effect on the Company's business, financial condition and results of operations.

FLUCTUATIONS IN OPERATING RESULTS

     The Founding Companies have experienced and expect to continue to experience fluctuations in quarterly operating results. Results for any quarter therefore are not necessarily indicative of the results that the

Company may achieve for any subsequent quarter or a full fiscal year. Quarterly results may vary materially as a result of, among other factors, the level of training and development services and products sold, the gain or loss of material client relationships, the timing, structure and magnitude of acquisitions, or the utilization rates of the Company's salaried trainers, consultants and certain other employees. The timing or completion of client engagements or custom services and products also could result in fluctuations in the Company's results of operations for particular quarterly periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELIANCE ON FEDERAL GOVERNMENT CONTRACTING


     Approximately 28% of the Company's pro forma revenue in the year ended June 30, 1998 was generated from services and products provided to federal government entities. A general reduction in expenditures by the federal government for training and development, a Congressional budget impasse, a reduction or elimination of the use of third party contractors by the federal government, or an inability of the Company to maintain its relationship with these government entities could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the government typically shares equally in the ownership of courseware and materials that the Company develops with government funds, and may share such courseware or materials with other entities including the Company's competitors. Risks unique to contracts with federal government entities including potential government audits and retroactive downward repricing of sales could, if realized, have a material adverse effect on the Company's business, financial condition and results of operations.


     Some of the Company's contracts require a security clearance from the federal government. Foreign beneficial ownership of Common Stock in excess of 5% of outstanding amounts may require the Company to place restrictions on foreign ownership, control, or influence over these contracts. If the government deems such controls to be inadequate to prevent foreign control or influence and terminates the classified contracts, there could be a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH INTELLECTUAL PROPERTY

     The Company regards many of its training and development services and products as proprietary and relies primarily on a combination of statutory and common law copyright, trademark, service mark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Notwithstanding the foregoing, a third party or parties could copy or otherwise obtain and use the Company's products, services or training methodologies in an unauthorized manner or use these products, services or methodologies to develop training and development processes that are substantially similar to those of the Company. The Company's products generally do not include any mechanisms to prohibit or prevent unauthorized use by third parties. If substantial unauthorized use of the Company's products, services or methodologies were to occur, there could be a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar training products and delivery methods. Additionally, there can be no assurance that third parties will not claim that the Company's current or future products or services infringe on the proprietary rights of others. The Company expects that it will be increasingly subject to such claims as the number of products and competitors increases in the future. Any such claim could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Intellectual Property."

TECHNOLOGICAL RISK

     Traditionally, most of the Company's training and development services and products have been delivered through instructors, written materials or video. The Company intends to deliver many of its training and development services and products, including certain services and products previously delivered in "traditional" formats, via interactive multimedia software (such as CD-ROM) and distance-based media (such as video conferencing, intranets and the Internet). There can be no assurance that the Company will be successful in marketing its services and products in multimedia software and distance-based media formats, nor can there be assurance that services and products delivered in the newer formats will provide comparable training results. In addition, there can be no assurance that any successful expansion of the methods of distribution of the Company's services and products will not be rendered moot by subsequent technological advances. Adding new distribution channels for its services and products also may entail significant costs, and the new formats may be more susceptible to unauthorized use. The inability of the Company to develop new distribution channels due to capital, personnel, technological or other constraints could result in a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Growth Strategy."

RISKS RELATED TO ACQUISITION FINANCING

     The Company may choose to finance acquisitions by issuing shares of Common Stock for all or a portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates otherwise are unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company might not be able to utilize Common Stock as consideration for acquisitions and would be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it could obtain additional capital through debt or equity financings. The inability of the Company to use its Common Stock as consideration for future acquisitions or to obtain additional financing for acquisitions could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that future issuances of Common Stock in connection with acquisitions will not be dilutive to the Company's stockholders.

INDEPENDENT CONTRACTOR STATUS

     The Company uses many contract instructors who are not employees of the Company. As a result, the Company does not pay federal employment taxes or withhold income taxes on behalf of such individuals, or include them in its employee benefit plans. If state or federal taxing authorities were to require the Company to treat some or all of its contract instructors as employees, the Company would become responsible for the taxes required to be paid or withheld and could incur additional costs associated with employee benefits and other employee costs on both a current and retroactive basis. The aggregate impact of such costs could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Independent Contractors."

COMPETITION

     The training and development industry is highly fragmented and competitive, with low barriers to entry and no single competitor accounting for a significant market share. The Company's competitors include several large publicly traded and privately held companies, and thousands of small privately held training providers and individuals. In addition, many of the Company's clients maintain internal training departments. Some of the Company's competitors offer services and products that are similar to those of the Company at lower prices, and some competitors have significantly greater financial, managerial, technical, marketing and other resources than the Company. Moreover, the Company expects that it will face additional competition from new entrants into the training and development market due, in part, to the evolving nature of the market and the relatively low barriers to entry. There can be no assurance that the Company will be successful against such competition. See "Business -- Competition."

CONTROL BY DIRECTORS, EXECUTIVE OFFICERS AND PROMOTERS


     The Company's directors, executive officers and promoters currently beneficially own approximately 46.8% of the Company's outstanding shares of Common Stock, and will beneficially own additional shares if some or all of the Additional Consideration, J. Howard Contingent Consideration and/or Star Mountain Contingent Consideration is paid. As a result, these stockholders, if they were to act together, have the ability to determine the outcome of corporate actions requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as a merger or sale of substantially all of the Company's assets, regardless of how other stockholders of the Company may vote. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "Management" and "Principal Stockholders."

POSSIBLE FUTURE SALES OF SHARES


     Sales of substantial amounts of Common Stock in the public market under Rule 144 under the Securities Act, or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock and could impair the future ability of the Company to raise capital through an offering of its equity securities or to effect acquisitions using shares of its Common Stock. The shares of Common Stock outstanding prior to the IPO and the shares issued in the Combination are "restricted securities" within the meaning of Rule 144. Unless the resale of the shares is registered under the Securities Act, these shares may not be sold in the open market until after the first anniversary of the transaction in which they were acquired, and then only in compliance with the applicable requirements of Rule 144. See "Shares Eligible for Future Sale." Notwithstanding their right under the Securities Act to sell shares pursuant to Rule 144, the stockholders of the Founding Companies and the holders of PROVANT's Common Stock prior to the Combination and the IPO agreed with the Company to certain transfer restrictions for a two-year period following the IPO on the Common Stock held by them as of the closing of the IPO (and, for certain stockholders, from time to time thereafter). See "Certain Transactions -- Organization of the Company" and "-- Other Transactions Involving Officers and Directors." Holders of substantially all the shares of Common Stock issued by the Company in acquisitions completed subsequent to the Combination have agreed to similar restrictions.



CERTAIN ANTI-TAKEOVER PROVISIONS


     The Company's Certificate of Incorporation requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. Special meetings of stockholders may be called only by the Chairman of the Board or President of the Company or by the Board of Directors. In addition, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences and issue up to 5,000,000 shares of Preferred Stock. These provisions and other provisions of the Certificate of Incorporation and By-laws may have the effect of deterring unsolicited acquisition proposals or hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium over the then current market price for their shares of Common Stock. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. The Company also is subject to
Section 203 of the Delaware General Corporation Law (the "DGCL"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock."

POSSIBLE VOLATILITY OF STOCK PRICE AND LIMITATIONS ON RESALE

     The market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in the annual or quarterly financial results of the Company or its competitors, changes by financial research analysts in their estimates of the earnings of the Company or the failure of the Company to meet such estimates, conditions in the economy in general or the training and development industry in particular, or unfavorable publicity affecting the Company or the industry. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have been unrelated to the operating performance of those companies. Any such fluctuations may adversely affect the prevailing market price of the Common Stock.

     Affiliates of companies acquired by PROVANT who receive Common Stock under this Prospectus are subject for one year to the restrictions of Rule 145 under the Securities Act, including the volume of sale limitations and manner of sale requirements thereof. The requirements of Rule 145 may limit the ability of such affiliates of resell Common Stock they receive under this Prospectus.

ABSENCE OF DIVIDENDS

     PROVANT has never paid dividends on the Common Stock and does not anticipate paying any dividends in the foreseeable future. Declarations of dividends on the Common Stock will depend upon, among other things, future earnings, if any, the operating and financial condition of the Company, its capital requirements and general business conditions. The Company's credit arrangements currently prohibit dividend payments. See "Dividend Policy."

                                  COMBINATION

     PROVANT's objective is to become a leading provider of training and development services and products. PROVANT acquired the Founding Companies in merger transactions simultaneously with the consummation of the IPO. For a description of the transactions pursuant to which the Founding Companies were acquired by PROVANT, see "Certain Transactions -- Organization of the Company."

THE FOUNDING COMPANIES

     The seven Founding Companies are recognized leaders in their respective fields and have developed a broad array of services and products, a substantial knowledge base created from years of research and development, and a well-established client base. Set forth below is a brief description of each of the Founding Companies.

     Behavioral Technology, Inc.: Behavioral Technology, Inc. ("BTI") was founded by Paul C. Green, Ph.D. in 1978. BTI helps clients improve employee selection and provides managers with a methodology for assessing strengths and weaknesses of current employees. BTI trains clients to use candidates' and employees' past actions both as indicators of future performance and as a basis for discussion regarding improvement in performance. BTI's training services are delivered through instructor-led training and train-the-trainer programs. The company's lead product, Behavioral Interviewing(R), accounted for approximately 90% of the company's revenue in fiscal 1997. Dr. Green is credited with developing the concepts behind behavioral-based interviewing and is widely acknowledged as a leader in the field. BTI's clients include Hewlett-Packard Company, Federal Express and Royal Bank of Canada. BTI is headquartered in Memphis, Tennessee. In its most recent fiscal year prior to the Combination, BTI generated revenue of approximately $7.1 million.

     Decker Communications, Inc.: Decker Communications, Inc. ("Decker") was founded by Bert Decker in 1979. Decker provides training to improve employees' business communication skills and communications between management and employees. Decker's services range from helping senior management to communicate corporate change to working with employees to improve the effectiveness of their communication skills. Decker's training services are delivered primarily through instructor-led workshops, some of which are tailored to meet specific client objectives. Decker's flagship program, Effective Communicating(TM), and its custom versions of the same product, accounted for approximately 77% of the company's revenue in fiscal 1997. Decker's clients include Bank of America, Coopers & Lybrand L.L.P. and Hewlett-Packard Company. Decker is located in San Francisco, California and has regional offices in New York, Los Angeles and Chicago. In its most recent fiscal year prior to the Combination, Decker generated revenue of approximately $8.4 million.

     J. Howard & Associates, Inc.: J. Howard & Associates, Inc. ("J. Howard") was founded by Jeffrey P. Howard, Ph.D. in 1977. Marc S. Wallace joined the company in 1983, and became its President in 1991. J. Howard assists clients in identifying and addressing potential obstacles to improving workplace productivity, including race and gender issues, sexual harassment and failure of employees to take measured risks. J. Howard's training services are delivered primarily through instructor-led seminars that incorporate small and large group discussions and self-assessment and skills-building exercises. The company's lead product, Managing Inclusion, which accounted for approximately 57% of the company's revenue in its fiscal year ended December 31, 1996, is a two-day program designed to help individual managers and client companies understand the ways in which diversity in the work force contributes to the productivity of an organization. Other related programs include Risk Taking for Professional Development, Efficacy for Professionals of Color, Efficacy for Women and Exploring Diversity. J. Howard's clients include Abbott Laboratories, Bank of America and Northwest Airlines, Inc. J. Howard is located in Lexington, Massachusetts. In its fiscal year ended December 31, 1997, J. Howard generated revenue of approximately $7.7 million.

     Learning Systems Sciences: Learning Systems Sciences, Inc. ("LSS") was founded in 1979 by Robert A. Steinmetz, Ph.D. In 1990, John F. King joined the company as President and a 50% stockholder. LSS designs custom training products primarily for retailers using multimedia, computer-based formats. LSS's products are designed to facilitate faster learning of customer interface devices and higher productivity of retail associates. LSS's training products are delivered primarily through interactive multimedia software and distance-based media. LSS's clients include Federated Department Stores, Inc., J.C. Penney Company, Inc. and The Kroger Co. LSS is located in North Hollywood, California. In its fiscal year ended December 31, 1997, LSS generated revenue of approximately $5.7 million.

     MOHR Retail Learning Systems, Inc.: MOHR Retail Learning Systems, Inc. ("MOHR") was the retail training division of MOHR Development, Inc. ("MOHR Development") from 1981 to 1991, when the division was purchased by Michael Patrick and one of MOHR Development's founders, Herbert Cohen. MOHR's services and products are designed to help clients in the retail industry improve productivity by fostering a customer-oriented focus at the sales management and sales associate levels. MOHR offers its services and products through train-the-trainer seminars and by licensing its text-based and video-based materials to its clients. MOHR's Retail Management Series III and Creating Loyal Customers programs, which together accounted for more than 60% of the company's revenue in fiscal 1997, utilize well-established learning designs, instructional systems and feedback mechanisms to train clients' employees to provide superior customer service. In addition, the company's Bottom-Line Buying Plus program provides negotiation skills training for buyers at retail organizations. MOHR's clients include Eckerd Corporation, Victoria's Secret Stores and The Sports Authority, Inc. MOHR is headquartered in Ridgewood, New Jersey. In its most recent fiscal year prior to the Combination, MOHR generated revenue of approximately $3.0 million.

     Novations Group, Inc.: Novations Group, Inc. ("Novations") was founded in 1986 by Norman Smallwood, Jonathan Younger, Joe Folkman and Randy Stott. Joe Hanson joined the company in 1989 and became a Managing Director in 1997. Novations assists clients in, among other things, clarifying and communicating their business strategies and re-designing their organizations and business processes. Novations also provides its clients with a variety of organizational assessment tools that are designed to gather and analyze feedback on either an organizational or individual basis and to initiate change in response to such feedback. In its most recent fiscal year, approximately 60% of Novations' revenue was derived from strategic consulting services provided to organizations in industries such as the petrochemical, financial services, consumer products, transportation and telecommunications industries. The balance of the company's revenue resulted from sales to clients of organizational assessment tools including the Organizational Analysis Survey, the Strategic Alignment Survey, Total Quality Survey, Customer Service Survey and Leadership and Managerial Profiles. Novations' clients include Eli Lilly and Company, Motorola, Inc. and Yellow Corporation. Novations is headquartered in Provo, Utah, and has offices in New York and Dallas. In its most recent fiscal year prior to the Combination, Novations generated revenue of approximately $9.0 million.


     Star Mountain, Inc.: Star Mountain, Inc. (together with its subsidiaries, "Star Mountain") was founded by A. Carl von Sternberg in 1987. Star Mountain's core business consists of providing customized training services and products to individuals within federal, state and local government entities and corporations. In addition, Star Mountain provides a limited amount of computer network design, sales, installation and support, and computer network security research and development. Star Mountain delivers its training courseware to clients in a variety of formats (including written materials and interactive multimedia software), but typically does not directly train its clients. More than two-thirds of Star Mountain's revenue in its fiscal year ended December 31, 1997 was derived from the federal government, and its largest client was the Department of Defense. Star Mountain's other largest government clients include the Internal Revenue Service and the Immigration and Naturalization Service. Star Mountain is headquartered in Alexandria, Virginia and has 17 branch offices located throughout the United States. In its fiscal year ended December 31, 1997, Star Mountain generated revenue of approximately $23.8 million. In addition, Star Mountain acquired three businesses during 1997 that, had they been acquired on January 1, 1997, would have contributed an additional $4.6 million to Star Mountain's revenue in the 1997 calendar year.


MERGER CONSIDERATION


     The aggregate consideration paid by PROVANT at the closing of the Combination was $69.4 million, consisting of $24.5 million in cash and 3,459,341 shares of Common Stock. In addition, in connection with the Combination, PROVANT assumed indebtedness of the Founding Companies aggregating approximately $7.0 million as of March 31, 1998.

     The former stockholders of five of the Founding Companies are eligible to receive up to an aggregate of 969,218 additional shares of Common Stock (the "Additional Consideration"), and the former stockholders of a sixth Founding Company, J. Howard, will be eligible to receive up to an aggregate of $4.3 million of Common Stock (the "J. Howard Contingent Consideration"), if specified levels of earnings before interest and taxes ("EBIT") are reached by their respective companies. Each merger agreement with a Founding Company (other than Star Mountain) contains a targeted pro forma EBIT amount for fiscal 1998 (fiscal 1999 in the case of J. Howard) in excess of a baseline figure which, if achieved by the Founding Company, will result in the payment by the Company to the former stockholders of the Founding Company of the maximum Additional Consideration or
J. Howard Contingent Consideration (consisting of a multiple of the excess EBIT amount). To the extent the Founding Company does not achieve the targeted amount, its former stockholders will receive a lesser amount of Additional Consideration or J. Howard Contingent Consideration proportionately related to the excess above the baseline figure. Shares of Common Stock issued as Additional Consideration will be valued at the IPO price of $13.00 per share, and shares issued as J. Howard Contingent Consideration will be valued based on the average of the last sale prices of the Common Stock on Nasdaq during the 20 business days immediately following PROVANT's first public announcement of its financial results for fiscal 1999.

     In the case of the seventh Founding Company, Star Mountain, PROVANT has agreed to make a future payment in cash or shares of Common Stock based on Star Mountain's EBIT for fiscal 1999 (the "Star Mountain Contingent Consideration"). In particular, if Star Mountain's EBIT for fiscal 1999 exceeds a specified base, then (i) Star Mountain's former non-voting stockholders will receive cash equal to a multiple of the excess EBIT and (ii) Star Mountain's former voting stockholders will receive, at their election, either cash equal to a multiple of the excess EBIT or a number of shares of Common Stock equal to a multiple of the excess EBIT divided by 80% of the average of the last sale prices of the Common Stock on Nasdaq during the month of July 1999.

     For a more detailed description of the transactions comprising the Combination, see "Certain Transactions -- Organization of the Company."

                          PRICE RANGE OF COMMON STOCK


     The Common Stock is quoted on Nasdaq under the symbol "POVT." From April 29, 1998 (the first day of trading on Nasdaq) through June 30, 1998, the high and low sale prices for the Common Stock as reported by Nasdaq were $22.50 and $16.00, respectively. On September 25, 1998, the last reported sale price of the Common Stock was $14.375. As of such date, there were 124 holders of record of Common Stock.


                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Any future determination as to the payment of dividends on the Common Stock will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's future earnings, if any, the operating and financial condition of the Company, its capital requirements, general business conditions and any other factors the Board of Directors of the Company may consider. In addition, the Company's credit facility currently restricts the Company's ability to pay dividends without the consent of the lender.

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     The Company acquired the Founding Companies simultaneously with the consummation of the IPO. The following data presents selected historical financial data for the Company (including the accounts of the Founding Companies from their date of acquisition in the Combination), which has been derived from the Company's audited financial statements included elsewhere herein. The following data also presents selected unaudited pro forma combined financial data for the Company that is adjusted for: (i) the consummation of the Combination; (ii) certain pro forma adjustments to the historical financial statements of the Company and the Founding Companies; and (iii) the consummation of the IPO and the application of the net proceeds. See the Company's historical financial statements and Unaudited Pro Forma Combined Financial Statements, each of the Founding Companies' financial statements and the notes thereto included elsewhere in this Prospectus.





                                                       HISTORICAL                 PRO FORMA COMBINED(1)
                                           -----------------------------------   ------------------------
                                               PERIOD FROM
                                            NOVEMBER 16, 1996
                                           (DATE OF INCEPTION)                     YEAR ENDED JUNE 30,
                                                   TO             YEAR ENDED     ------------------------
                                              JUNE 30, 1997      JUNE 30, 1998      1997         1998
                                           -------------------   -------------   ----------   -----------
                                                                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue............................       $       --        $   14,189     $   68,846   $    78,062
Cost of revenue..........................               --             6,374         30,967        33,578
                                                ----------        ----------     ----------   -----------
Gross profit.............................               --             7,815         37,879        44,484
Selling, general and administrative
  expenses (2)...........................              149            10,447         28,663        33,832
Goodwill amortization (3)................               --               245          1,335         1,335
                                                ----------        ----------     ----------   -----------
Income (loss) from operations............             (149)           (2,877)         7,881         9,317
Interest income (expense), net...........               --              (220)            44             5
                                                ----------        ----------     ----------   -----------
Income (loss) before income taxes........             (149)           (3,097)         7,925         9,322
Provision (benefit) for income taxes
  (4)....................................               --              (203)         3,704         4,262
                                                ----------        ----------     ----------   -----------
Net income (loss)........................       $     (149)       $   (2,894)    $    4,221   $     5,060
                                                ==========        ==========     ==========   ===========
Earnings (loss) per common share:
  basic..................................             $(0.08)          $(0.67)        $0.43         $0.52
                                                ==========        ==========     ==========   ===========
Earnings (loss) per common share:
  diluted................................           $(0.08)            $(0.67)        $0.42         $0.50
                                                ==========        ==========     ==========   ===========
Shares used in computing basic earnings
  (loss) per common share (5)............        1,950,520         4,350,169      9,795,558     9,795,558
Shares used in computing diluted earnings
  (loss) per common share (5)............        1,950,520         4,350,169     10,168,889    10,168,889



                                                        HISTORICAL
                                                     ----------------
                                                         JUNE 30,
                                                     ----------------
                                                     1997      1998
                                                     -----   --------
BALANCE SHEET DATA:
Working capital (deficit)..........................  $(297)  $ 11,107
Total assets.......................................    151     86,358
Long-term debt, net of current portion.............     --        874
Stockholders' equity (deficit).....................   (147)    66,499


---------------


(1) The pro forma combined statement of operations data assumes that the Combination and the IPO were consummated on July 1, 1996, and is not necessarily indicative of the results the Company would have obtained if these events actually then occurred or of the Company's future results. The pro forma combined statement of operations data is based on preliminary estimates, available information and assumptions that management deems appropriate, and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Report.

(2) Reflects in the pro forma data the elimination of (i) a non-recurring fee of $750,000 in the year ended June 30, 1998 for information related to the training industry, (ii) non-cash compensation expense totaling $686,000 for the year ended June 30, 1998 related to the issuance of Common Stock and stock options to officers of and consultants to the Company, (iii) non-recurring legal and accounting fees related to the Combination and the IPO totaling $588,000 for the year ended June 30, 1998 and (iv) the Compensation Differential.



(3) Reflects amortization of the goodwill being recorded as a result of the Combination over a 40-year period.



(4) Assumes in the pro forma data that all income is subject to an effective corporate income tax rate of 40%, and all goodwill from the Combination is non-deductible.



(5) The pro forma basic shares consist of: (i) 3,459,341 shares issued in May 1998 to the stockholders of the Founding Companies in the Combination; (ii) 3,346,217 shares outstanding prior to the Combination and the IPO; and (iii) 2,990,000 shares sold in the IPO. The pro forma diluted shares include the basic shares and common stock equivalents calculated under the treasury stock method.

                     STAR MOUNTAIN SELECTED FINANCIAL DATA


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



     PROVANT reports operating results commencing with its inception on November 16, 1996. For the purpose of providing five full years of selected historical financial data, as required under the Securities Act, the following historical selected financial data for Star Mountain, a significant predecessor company, is presented. The selected data for the years ended December 31, 1995, 1996 and 1997 and the period January 1, 1998 to May 4, 1998 is derived from, and should be read in conjunction with, Star Mountain's audited financial statements (and the notes thereto) appearing elsewhere in this Report on Form 10-K. The selected data for the years ended December 31, 1993 and 1994 are derived from Star Mountain's audited financial statements for those years. The data presented below is neither comparable to nor indicative of Star Mountain's or PROVANT's post-Combination financial position or results of operations.



                                                           YEAR ENDED DECEMBER 31,                PERIOD FROM
                                                ---------------------------------------------   JANUARY 1, 1998
                                                 1993     1994     1995      1996      1997      TO MAY 4, 1998
                                                ------   ------   -------   -------   -------   ----------------
STATEMENT OF OPERATIONS DATA:
  Total revenue...............................  $8,293   $9,731   $14,306   $16,313   $23,775       $ 11,052
  Cost of revenue.............................   5,418    6,350     8,668     9,457    14,504          6,109
                                                ------   ------   -------   -------   -------       --------
  Gross profit................................   2,875    3,381     5,638     6,856     9,271          4,943
  Selling, general and administrative
    expenses..................................   2,619    2,973     4,411     5,476     7,591          3,650
                                                ------   ------   -------   -------   -------       --------
  Income from operations......................     256      408     1,227     1,380     1,680          1,293
  Interest and other income (expense), net        (150)    (194)     (235)     (379)     (406)          (137)
                                                ------   ------   -------   -------   -------       --------
  Income before provision for income taxes....     106      214       992     1,001     1,274          1,156
  Provision for income taxes(1)...............      --       --        --       397       546            457
                                                ------   ------   -------   -------   -------       --------
  Net income..................................  $  106   $  214   $   992   $   604   $   728       $    699
                                                ======   ======   =======   =======   =======       ========
  Earnings per common share: basic............  $ 0.01   $ 0.02   $  0.11   $  0.07   $  0.09       $   0.09
                                                ======   ======   =======   =======   =======       ========
  Earnings per common share: diluted..........  $ 0.01   $ 0.02   $  0.11   $  0.07   $  0.08       $   0.08
                                                ======   ======   =======   =======   =======       ========
  Shares used in computing basic earnings per
    common share..............................   8,443    8,821     8,825     8,422     8,078          8,074
  Shares used in computing diluted earnings
    per common share..........................   9,271    9,058     8,963     8,565     8,823          8,871
BALANCE SHEET DATA:
  Working capital.............................  $  583   $  847   $   942   $   871   $    64
  Total assets................................   3,231    3,507     4,775     5,983    10,677
  Long term debt, net of current portion......      --       --        --        --       304
  Stockholders' equity........................   1,021    1,274     1,859     2,010     2,778


---------------

(1) Through December 31, 1995, Star Mountain had elected to be treated as an S corporation and, accordingly, there was no provision for income taxes for periods ending on or prior to that date.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Unless otherwise indicated or the context otherwise requires in this section, each reference to a year is to the Company's or a Founding Company's fiscal year which (with the exception of J. Howard, LSS and Star Mountain) ends on June 30 of the same calendar year (e.g., "1997" means the fiscal year ended June 30, 1997). The following discussion should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Founding Companies' Financial Statements and the related notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company provides a broad range of training and development services and products to Fortune 1000 companies, other large and medium-sized corporations and government entities. The Company's services and products are designed to increase the productivity of organizations by improving employee selection, recruitment and retention; enhancing employee work skills; developing employee management and leadership skills; and facilitating organizational assessment, direction and change. The Company offers both customized and off-the-shelf services and products that are designed to provide measurable improvements in employee performance and productivity. The Company delivers its services and products through multiple delivery methods, including instructor-led and train-the-trainer seminars, interactive multimedia software (such as CD-ROM) and distance-based media (such as video conferencing, intranets and the Internet). See "Business -- Delivery Methods."

     The Company receives revenue from five main areas: (i) instructor-led and train-the-trainer seminars; (ii) license fees; (iii) custom services and products; (iv) consulting services; and (v) off-the-shelf products. The Company recognizes revenue from instructor-led training and train-the-trainer seminars, usually on a participant basis, when the training is delivered. From its train-the-trainer arrangements, the Company also recognizes license fees on a per-participant basis when a certified client trainer delivers the Company's courses and materials to other employees of the client. The Company recognizes revenue from a site license at the time the license is granted. The Company generally recognizes revenue from its custom services and products based on the percentage-of-completion method. The Company recognizes revenue from fees for its consulting services, for which it charges an hourly or per diem rate, when the consulting is provided. The Company also recognizes revenue for its off-the-shelf products, such as books or videotapes, when the products are delivered.


     Cost of revenue primarily consists of: (i) salaries and benefits for the Company's instructors, consultants and course designers and costs of independent contractors; and (ii) the cost of developing, designing and producing training courses and materials, including materials costs. As a result, the Company's gross margins are affected by the number of instructors, consultants and course designers and the utilization of such employees during any given period. Selling, general and administrative expenses consist primarily of salaries, benefits and bonuses for the Company's corporate, sales, marketing and administrative personnel, and marketing and advertising expenses for the Company's services and products. Selling, general and administrative expenses also include incentive and discretionary bonuses paid to executives and other key employees. Other selling, general and administrative expenses include non-reimbursable travel expenses, rent, depreciation, telecommunication costs, postage and other operating costs.



     Prior to the Combination, the Founding Companies operated as independent, privately-owned entities, and their results of operations reflect varying tax structures (S corporations or C corporations) which have influenced the historical level of owners' compensation. The owners and key employees of the Founding Companies agreed in the Combination to certain adjustments in their annual historical salaries, bonuses and benefits. The difference (positive or negative) between the base salary of the owners and key employees of the Founding Companies immediately after the Combination and their salaries, bonuses and benefits during any comparable period is referred to herein as the "Compensation Differential." The aggregate Compensation Differentials for 1997 and 1998 were $5.6 million and $6.5 million, respectively, and have been reflected as pro forma adjustments in the Unaudited Pro Forma Combined Statements of Operations. The Unaudited Pro

Forma Combined Statements of Operations include a provision for income tax as if the Company was taxed as a C corporation.


     As a result of the Combination, the Company expects to realize certain savings over time from: (i) consolidation of certain expenses, such as travel and lodging, advertising, employee benefits, communications, insurance and other general and administrative expenses; and (ii) the Company's ability to borrow at lower interest rates than most of the Founding Companies. At this time, the Company cannot quantify these savings, and it is anticipated that these savings will be offset partially by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. Neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of the Company.



     In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97"), relating to business combinations immediately prior to an initial public offering, which required that business combinations like the Combination be accounted for using the purchase method of acquisition accounting. Under the purchase method, PROVANT was designated as the accounting acquiror of the Founding Companies in the Combination. Approximately $53.2 million, representing the excess of the fair value of the consideration received in the Combination over the fair value of the net assets acquired, was recorded as goodwill on the Company's balance sheet in the Combination. Goodwill is being amortized as a non-cash charge to the Company's income statement over a 40-year period. The pro forma impact of this amortization expense is approximately $1.3 million per year. The amount amortized, however, will not be deductible for tax purposes. See "Certain Transactions -- Organization of the Company."



RECENT ACQUISITIONS



     On July 20, 1998, the Company completed the acquisition of KC Resources Creative Solutions, Inc. ("KC Resources"), a training and instructional design and development consulting firm based in the Washington, DC area. The consideration paid by the Company was $6.0 million, consisting of $2.4 million in cash and 200,000 shares of Common Stock. This acquisition, which was structured as a merger, will be accounted for as a purchase transaction. The former sole stockholder of KC Resources will be entitled to receive contingent consideration of up to $1.4 million if KC Resources' EBIT for the year ending June 30, 1999 exceeds a specified base amount.



     On September 14, 1998, the Company completed the acquisition of American Media Incorporated ("AMI"), a producer and distributor of training and development products with its principal headquarters located in West Des Moines, Iowa. The consideration paid by the Company was $11.5 million, consisting of $8.5 million in cash and 230,767 shares of Common Stock. The acquisition, which was structured as a stock purchase, will be accounted for as a purchase transaction. The former owners of AMI will be entitled to receive contingent consideration of up to $11.5 million if AMI's EBIT for the three-year period ended December 31, 2001 exceeds a specified base amount.



RESULTS OF OPERATIONS -- UNAUDITED PRO FORMA COMBINED



     The following table sets forth certain selected unaudited pro forma combined financial data for the Company on an absolute basis and as a percentage of revenue for the periods indicated. Due to rounding of percentage amounts, columns do not add to total. For information regarding the pro forma adjustments made to the combined data, see the introductory paragraph and notes 1-3 to the Company's statement of operations data contained under the caption "Selected Consolidated Financial Data."

                                                                   YEAR ENDED JUNE 30,
                                                           ------------------------------------
                                                                       1997                1998
                                                           ----------------    ----------------
                                                                  (DOLLARS IN THOUSANDS)
Total revenue............................................  $68,846    100.0%   $78,062    100.0%
Cost of revenue..........................................   30,967     45.0     33,578     43.0
                                                           -------    -----    -------    -----
Gross profit.............................................   37,879     55.0     44,484     57.0
Selling, general and administrative expenses.............   28,663     41.6     33,832     43.3
Goodwill amortization....................................    1,335      1.9      1,335      1.7
                                                           -------    -----    -------    -----
Income from operations...................................  $ 7,881     11.4%   $ 9,317     11.9%
                                                           =======    =====    =======    =====



UNAUDITED PRO FORMA COMBINED RESULTS FOR 1997 COMPARED TO 1998



     Revenue. Revenue increased $9.2 million, or 13.4%, from $68.9 million in 1997 to $78.1 million in 1998. The increase was primarily due to increased demand for the Company's train-the-trainer seminars and consulting services.



     Cost of Revenue. Cost of revenue as a percentage of revenue decreased from 45.0% in 1997 to 43.0% in 1998 primarily due to better utilization of certain fixed overhead costs.



     Gross Profit. Gross profit increased $6.6 million, or 17.4%, from $37.9 in 1997 to $44.5 million in 1998 primarily due to the increase in revenue. As a percentage of revenue, gross profit increased from 55.0% in 1997 to 57.0% in 1998.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $5.2 million, or 18.0%, from $28.6 million in 1997 to $33.8 million in 1998 primarily due to the costs of establishing the corporate office and higher selling expenses associated with increased revenue. As a percentage of revenue, selling, general and administrative expenses increased from 41.6% in 1997 to 43.3% in 1998 primarily due to the costs of establishing the corporate office.



RESULTS OF OPERATIONS -- HISTORICAL



     The following historical consolidated financial information represents the operations of the Founding Companies (from May 4, 1998, their date of acquisition in the Combination) and PROVANT on a historical basis. Due to rounding of percentage amounts, column does not add to total. The following historical financial information for the year ended June 30, 1998 includes a non-recurring fee of $750,000 for information related to the training industry, non-cash compensation expense totaling $686,000 related to the issuance of Common Stock and stock options to officers of and consultants to the Company, and non-recurring Combination-related costs of $588,000, and reflects normal recurring corporate costs of PROVANT subsequent to the IPO. This historical consolidated information has been derived from the audited financial statements of the Company included elsewhere herein.



                                                             PERIOD FROM
                                                          NOVEMBER 16, 1996
                                                         (DATE OF INCEPTION)         YEAR ENDED
                                                           TO JUNE 30, 1997         JUNE 30, 1998
                                                        ----------------------    -----------------
                                                                  (DOLLARS IN THOUSANDS)
Total revenue.........................................          $  --             $14,189     100.0%
Cost of revenue.......................................             --               6,374      44.9
                                                                -----             -------    ------
Gross profit..........................................             --               7,815      55.1
Selling, general and administrative expenses..........            149              10,447      73.6
Goodwill amortization.................................             --                 245       1.7
                                                                -----             -------    ------
Loss from operations..................................          $(149)            $(2,877)    (20.3)%
                                                                =====             =======    ======

HISTORICAL RESULTS FOR THE PERIOD FROM NOVEMBER 16, 1996 (DATE OF INCEPTION) TO JUNE 30, 1997 (THE "1997 PERIOD") COMPARED TO 1998



     Revenue. Revenue increased from nil in the 1997 Period to $14.2 million in 1998 due to the acquisition of the Founding Companies on May 4, 1998 and the inclusion of their operating results commencing on that date.



     Cost of Revenue. Cost of revenue increased from nil in the 1997 Period to $6.4 million in 1998 due to the acquisition of the Founding Companies on May 4, 1998 and the inclusion of their operating results commencing on that date.



     Gross Profit. Gross profit increased from nil in the 1997 Period to $7.8 million in 1998 due to the acquisition of the Founding Companies on May 4, 1998 and the inclusion of their operating results commencing on that date.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased from $149,000 in the 1997 Period to $10.4 million in 1998 due to the acquisition of the Founding Companies on May 4, 1998 and the inclusion of their operating results commencing on that date. Prior to the acquisition of the Founding Companies, selling, general and administrative expenses included corporate expenses, consisting primarily of consulting fees and travel to consummate the Combination and the IPO.



LIQUIDITY AND CAPITAL RESOURCES



     On April 8, 1998, the Company entered into a revolving credit facility with Fleet National Bank (as agent), the material terms of which are summarized as follows. The facility provides the Company with a revolving line of credit of up to $40.0 million, guaranteed by all of the Company's significant wholly-owned subsidiaries and secured by a pledge of the capital stock of each of the Company's wholly-owned subsidiaries. The credit facility may be used for refinancing of existing indebtedness, acquisitions, working capital and general corporate purposes. Loans made under the credit facility bear interest, at the Company's option, at a rate based on either a Eurodollar rate or the bank's prime rate. In addition, a commitment fee is payable on the unused portion of the revolving line of credit at a rate of between 0.15% and 0.375% depending on the ratio of the Company's consolidated total funded debt to consolidated earnings before interest, taxes, depreciation and amortization. The credit facility will terminate on September 15, 2001, and all amounts outstanding thereunder (if any) will be due at such time. The credit facility (i) generally prohibits the payment of dividends and other distributions by the Company, (ii) generally does not permit the Company to incur or assume other indebtedness, and
(iii) requires the Company to comply with certain financial covenants. As of September 15, 1998, $6.5 million was outstanding under the credit facility.



     The Company anticipates that its cash flow from operations and borrowings under the credit facility will provide cash sufficient to satisfy the Company's working capital needs, debt service requirements and planned capital expenditures for the next 12 months. In July 1998, the Company used $2.4 million (funded from IPO proceeds) to acquire KC Resources. In September 1998, the Company used $8.5 million to acquire AMI, of which $6.5 million was borrowed under the Company's credit facility, $1.1 million was funded from the IPO proceeds and $900,000 was funded from cash flow from operations.



YEAR 2000



     The Company uses information technology ("IT") systems in its internal operations, including applications used in client order processing, inventory management, financial business systems and various administrative functions which are primarily "off-the-shelf" applications. Non-IT systems used in the Company's internal operations consist primarily of voice and data communications systems and elevator and climate control systems. In addition, the Company delivers several of its products on interactive multimedia software, such as CD-ROM. Although the Company believes that the substantial majority of its IT and non-IT systems and products contains source code that is able to interpret appropriately the upcoming calendar year 2000, management has not yet completed its assessment of such systems and products. Management expects to complete its assessment, any necessary remediation, implementation and final testing of IT and non-IT systems and products during fiscal 1999. To the extent the source code of IT and Non-IT internal systems and customer products may be deficient with respect to "Year 2000" issues, the failure by the Company to make any required modifications in order to make the systems and products "Year 2000" compliant could have a material adverse effect on the Company's business, financial condition and results of operations.



     One of the Company's subsidiaries, Star Mountain, derives a substantial amount of its revenues from services and products delivered to entities affiliated with the federal government. During fiscal 1998, Star Mountain's training and development work for federal government clients generated approximately 28% of the Company's pro forma combined revenue. Failure by these government entities to make their respective computer software programs and operating systems "Year 2000" compliant could have a material adverse effect on the Company's business, financial condition and results of operations.



     The Company has not yet completed the evaluation of its most reasonably likely worst case "Year 2000" scenario, nor has the Company completed its contingency planning with respect to the "Year 2000". The Company intends to complete both its evaluation and contingency planning during fiscal 1999.



     To date, the Company has incurred limited costs to remediate "Year 2000" issues. Management believes that any future costs to remediate "Year 2000" issues will not be material to the financial position or results of operations of the Company.



ACQUISITIONS



     The Company intends to pursue acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions through the issuance of shares of Common Stock, borrowings, including use of amounts available under its credit facility, and cash flow from operations. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount of the credit facility or obtain other sources of financing.



RESULTS OF OPERATIONS -- BTI


     BTI primarily provides train-the-trainer programs designed to help its clients improve employee selection and to provide managers with a methodology for assessing strengths and weaknesses of current employees. BTI's revenue is derived primarily from the licensing to clients of the right to use its training materials.

     The following table sets forth certain selected financial data for BTI on a historical basis and as a percentage of revenue for the periods indicated:

                                         YEAR ENDED JUNE 30,                      NINE MONTHS ENDED MARCH 31,
                          --------------------------------------------------    --------------------------------
                               1995              1996              1997              1997              1998
                          --------------    --------------    --------------    --------------    --------------
                                                          (DOLLARS IN THOUSANDS)
Revenue.................  $3,803   100.0%   $5,685   100.0%   $7,096   100.0%   $5,210   100.0%   $5,956   100.0%
Cost of revenue.........   1,049    27.6     1,495    26.3     1,488    21.0     1,112    21.3     1,173    19.7
                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Gross profit............   2,754    72.4     4,190    73.7     5,608    79.0     4,098    78.7     4,783    80.3
Selling, general and
  administrative
  expenses..............   2,315    60.9     4,048    71.2     5,111    72.0     4,010    77.0     5,573    93.6
                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Income (loss) from
  operations............  $  439    11.5%   $  142     2.5%   $  497     7.0%   $   88    1.7%    $ (790)  (13.3)%
                          ======   =====    ======   =====    ======   =====    ======   =====    ======   =====
Compensation
  differential..........  $  (89)   (2.3)%  $  563     9.9%   $  942    13.3%   $  916   17.6%    $2,462    41.3%

RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE NINE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- BTI

     Revenue. Revenue increased approximately $746,000, or 14.3%, from $5.2 million in the 1997 Period to $6.0 million in the 1998 Period, primarily due to increased sales of existing products as a result of the expansion of the sales force and an increase in participant fees as a result of an increased base of certified trainers at the company's clients.

     Cost of Revenue. Cost of revenue increased approximately $61,000, or 5.5%, from approximately $1.1 million in the 1997 Period to approximately $1.2 million in the 1998 Period. As a percentage of revenue, cost of revenue decreased from 21.3% in the 1997 Period to 19.7% in the 1998 Period, primarily due to a decrease in the average unit cost of participant materials.

     Gross Profit. Gross profit increased approximately $685,000, or 16.7%, from $4.1 million in the 1997 Period to $4.8 million in the 1998 Period. As a percentage of revenue, gross profit increased from 78.7% in the 1997 Period to 80.3% in the 1998 Period, primarily due to the cost savings described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.6 million, or 39.0%, from $4.0 million in the 1997 Period to $5.6 million in the 1998 Period. Excluding the Compensation Differential attributable to BTI of approximately $916,000 and $2.5 million in the 1997 Period and 1998 Period, respectively, selling, general and administrative expenses would have remained relatively constant at $3.1 million in both periods. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 59.4% in the 1997 Period to 52.2% in the 1998 Period, primarily due to the company's larger revenue base.

RESULTS FOR 1997 COMPARED TO 1996 -- BTI

     Revenue. Revenue increased $1.4 million, or 24.8%, from $5.7 million in 1996 to $7.1 million in 1997, primarily due to increased sales of existing products as a result of the expansion of the sales force and an increase in participant fees as a result of an increased base of certified trainers at the company's clients.

     Cost of Revenue. Cost of revenue remained relatively constant at $1.5 million in 1996 and 1997. As a percentage of revenue, cost of revenue decreased from 26.3% in 1996 to 21.0% in 1997, primarily due to a decrease in the average unit cost of participant materials.

     Gross Profit. Gross profit increased $1.4 million, or 33.8%, from $4.2 million in 1996 to $5.6 million in 1997. As a percentage of revenue, gross profit increased from 73.7% in 1996 to 79.0% in 1997, primarily due to the increase in revenue combined with the decrease in the average unit cost of participant materials.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.1 million, or 26.3%, from $4.0 million in 1996 to $5.1 million in 1997. Excluding the Compensation Differential attributable to BTI of approximately $563,000 and approximately $942,000 in 1996 and 1997, respectively, selling, general and administrative expenses would have increased approximately $684,000, or 19.6%, from $3.5 million in 1996 to $4.2 million in 1997. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 61.3% in 1996 to 58.8% in 1997. The decrease as a percentage of revenue on an adjusted basis primarily was due to the company's larger revenue base.

RESULTS FOR 1996 COMPARED TO 1995 -- BTI

     Revenue. Revenue increased $1.9 million, or 49.5%, from $3.8 million in 1995 to $5.7 million in 1996, primarily due to increased sales of existing products as a result of the expansion of the sales force and an increase in participant fees as a result of an increased base of certified trainers at the company's clients.

     Cost of Revenue. Cost of revenue increased approximately $446,000, or 42.5%, from $1.0 million in 1995 to $1.5 million in 1996. As a percentage of revenue, cost of revenue decreased slightly from 27.6% in 1995 to 26.3% in 1996.

     Gross Profit. Gross profit increased $1.4 million, or 52.1%, from $2.8 million in 1995 to $4.2 million in 1996. As a percentage of revenue, gross profit increased from 72.4% in 1995 to 73.7% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.7 million, or 74.9%, from $2.3 million in 1995 to $4.0 million in 1996. Excluding the Compensation Differential attributable to BTI of approximately $(89,000) and approximately $563,000 in 1995 and 1996, selling, general and administrative expenses would have increased $1.1 million, or 45.0%, from $2.4 million in 1995 to $3.5 million in 1996. As a percentage of revenue, selling, general and administrative expenses would have decreased slightly on an adjusted basis from 63.2% in 1995 to 61.3% in 1996.

LIQUIDITY AND CAPITAL RESOURCES -- BTI

     BTI generated net cash from operating activities of approximately $641,000 in 1997. In the 1998 Period, BTI used approximately $780,000 in operating activities, primarily for the payment of bonuses to key employees. Net cash used in investing activities was approximately $33,000 in 1997 and approximately $65,000 in the 1998 Period for purchases of property and equipment. At March 31, 1998, BTI had working capital of $1.0 million.

RESULTS OF OPERATIONS -- DECKER

     Decker provides instructor-led training to businesses to improve employees' business communication skills and communications between management and employees. Decker's revenue is derived primarily from fees charged to participants in its instructor-led training programs.

     The following table sets forth certain selected financial data for Decker on a historical basis and as a percentage of revenue for the periods indicated:

                                         YEAR ENDED JUNE 30,                      NINE MONTHS ENDED MARCH 31,
                          --------------------------------------------------    --------------------------------
                               1995              1996              1997              1997              1998
                          --------------    --------------    --------------    --------------    --------------
                                                          (DOLLARS IN THOUSANDS)
Revenue.................  $8,550   100.0%   $8,620   100.0%   $8,410   100.0%   $5,698   100.0%   $7,784   100.0%
Cost of revenue.........   2,419    28.3     2,655    30.8     2,275    27.1     1,629    28.6     2,055    26.4
                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Gross profit............   6,131    71.7     5,965    69.2     6,135    72.9     4,069    71.4     5,729    73.6
Selling, general and
  administrative
  expenses..............   5,670    66.3     5,716    66.3     6,446    76.6     4,921    86.4     5,137    66.0
                          ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Income (loss) from
  operations............  $  461     5.4%   $  249     2.9%   $ (311)   (3.7)%  $ (852)  (15.0)%  $  592     7.6%
                          ======   =====    ======   =====    ======   =====    ======   =====    ======   =====
Compensation
  differential..........  $  192     2.2%   $  192     2.2%   $1,165    13.9%   $1,055    18.5%   $  338     4.3%

RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE NINE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- DECKER

     Revenue. Revenue increased $2.1 million, or 36.6%, from $5.7 million in the 1997 Period to $7.8 million in the 1998 Period, primarily due to an increase in the sales force and organizational initiatives undertaken in 1997 as described below, which resulted in an increase in the number of seminars delivered during the 1998 Period compared to the 1997 Period.

     Cost of Revenue. Cost of revenue increased approximately $426,000, or 26.2%, from $1.6 million in the 1997 Period to $2.1 million in the 1998 Period. As a percentage of revenue, cost of revenue decreased from 28.6% in the 1997 Period to 26.4% in the 1998 Period, primarily due to increased utilization of trainers.

     Gross Profit. Gross profit increased approximately $1.7 million, or 40.8%, from $4.1 million in the 1997 Period to $5.7 million in the 1998 Period. As a percentage of revenue, gross profit increased from 71.4% in the 1997 Period to 73.6% in the 1998 Period, primarily due to the reasons described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $216,000, or 4.4%, from $4.9 million in the 1997 Period to $5.1 million in the 1998 Period. Excluding the Compensation Differential of $1.1 million and approximately $338,000 attributable to Decker in the 1997 Period and 1998 Period, respectively, selling, general and administrative expenses would have increased approximately $933,000, or 24.1%, from $3.9 million in the 1997 Period to $4.8 million in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 67.8% in the 1997 Period to 61.7% in the 1998 Period, primarily due to the company's larger revenue base.

RESULTS FOR 1997 COMPARED TO 1996 -- DECKER

     Revenue. Revenue decreased approximately $210,000, or 2.4%, from $8.6 million in 1996 to $8.4 million in 1997, primarily due to a temporary shift in the focus of Decker's business. During the first six months of

1997, Decker increased its focus on providing consulting services rather than its traditional training. This shift in focus resulted in a decline in training revenue and a high degree of sales force turnover. During the second half of 1997, the company returned to a business model focused on instructor-led training, and launched several organizational initiatives, including the hiring of a new president and the implementation of a new salary structure for its sales force.

     Cost of Revenue. Cost of revenue decreased approximately $380,000, or 14.3%, from $2.7 million in 1996 to $2.3 million in 1997. As a percentage of revenue, cost of revenue decreased from 30.8% in 1996 to 27.1% in 1997, primarily due to a reduction in the number of trainers and increased utilization of trainers.

     Gross Profit. Gross profit increased approximately $170,000, or 2.8%, from $6.0 million in 1996 to $6.1 million in 1997. As a percentage of revenue, gross profit increased from 69.2% in 1996 to 72.9% in 1997, primarily due to increased utilization of trainers.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $730,000, or 12.8%, from $5.7 million in 1996 to $6.4 million in 1997. Excluding the Compensation Differential attributable to Decker of approximately $192,000 and $1.2 million in 1996 and 1997, respectively, selling, general and administrative expenses would have decreased approximately $243,000, or 4.4%, from $5.5 million in 1996 to $5.3 million in 1997. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 64.1% in 1996 to 62.8% in 1997.

RESULTS FOR 1996 COMPARED TO 1995 -- DECKER

     Revenue. Revenue increased approximately $70,000, or 0.8%, from $8.5 million in 1995 to $8.6 million in 1996.

     Cost of Revenue. Cost of revenue increased approximately $236,000, or 9.8%, from $2.4 million in 1995 to $2.7 million in 1996. As a percentage of revenue, cost of revenue increased from 28.3% in 1995 to 30.8% in 1996, primarily due to higher salaries paid to the company's trainers in 1996.

     Gross Profit. Gross profit decreased approximately $166,000, or 2.7%, from $6.1 million in 1995 to $6.0 million in 1996. As a percentage of revenue, gross profit decreased from 71.7% in 1995 to 69.2% in 1996, primarily due to the higher salaries discussed above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses remained relatively constant at $5.7 million 1995 and 1996. Excluding the Compensation Differential attributable to Decker of approximately $192,000 in both 1995 and 1996, selling, general and administrative expenses would have remained relatively constant at $5.5 million in 1995 and 1996. As a percentage of revenue, selling, general and administrative expenses would have remained constant on an adjusted basis at 64.1% in 1995 and 1996.

LIQUIDITY AND CAPITAL RESOURCES -- DECKER

     Decker generated net cash from operating activities of approximately $446,000 in 1997 and approximately $558,000 in the 1998 Period. Net cash used in investing activities was approximately $11,000 in 1997 and approximately $50,000 in the 1998 Period, primarily for purchases of property and equipment. Net cash used in financing activities was approximately $241,000 in 1997 and approximately $391,000 in the 1998 Period, primarily for the payment of dividends. At March 31, 1998, Decker had working capital of $1.2 million and approximately $593,000 of long-term debt.

RESULTS OF OPERATIONS -- J. HOWARD

     J. Howard provides instructor-led training to individual managers and client companies to identify and address potential obstacles to improving workplace productivity, including race and gender issues, sexual harassment and failure of employees to take measured risks. J. Howard's revenue is derived primarily from fees from instructor-led seminars and, to a lesser extent, from the rendering of consulting services. J. Howard also occasionally enters into license agreements and then delivers its programs in the train-the-trainer format;

in these instances, revenue from the license agreements is recognized when the license is signed. Revenue from the trainer certifications is recognized on a per event basis when the training is delivered.

     The following table sets forth certain selected financial data for J. Howard on a historical basis and as a percentage of revenue for the periods indicated:

                                             YEAR ENDED DECEMBER 31,                    THREE MONTHS ENDED MARCH 31,
                                --------------------------------------------------    --------------------------------
                                     1995              1996              1997              1997              1998
                                --------------    --------------    --------------    --------------    --------------
                                                                (DOLLARS IN THOUSANDS)
Revenue.......................  $6,251   100.0%   $7,110   100.0%   $7,684   100.0%   $2,005   100.0%   $1,482   100.0%
Cost of revenue...............   1,964    31.4     2,166    30.5     2,346    30.5       569    28.4       459    31.0
                                ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Gross profit..................   4,287    68.6     4,944    69.5     5,338    69.5     1,436    71.6     1,023    69.0
Selling, general and
  administrative expenses.....   4,158    66.5     4,559    64.1     4,748    61.8       933    46.5     1,171    79.0
                                ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Income (loss) from
  operations..................  $  129     2.1%   $  385     5.4%   $  590     7.7%   $  503    25.1%   $ (148)  (10.0)%
                                ======   =====    ======   =====    ======   =====    ======   =====    ======   =====
Compensation differential.....  $  522     8.4%   $  944    13.3%   $  603     7.8%   $   60     3.0%   $  122     8.2%

RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- J. HOWARD

     Revenue. Revenue decreased approximately $523,000, or 26.1%, from $2.0 million in the 1997 Period to $1.5 million in the 1998 Period, primarily due to lower license revenue.

     Cost of Revenue. Cost of revenue decreased approximately $110,000, or 19.3%, from approximately $569,000 in the 1997 Period to approximately $459,000 in the 1998 Period. As a percentage of revenue, cost of revenue increased from 28.4% in the 1997 Period to 31.0% in the 1998 Period due to the fixed nature of a portion of the company's costs.

     Gross Profit. Gross profit decreased approximately $413,000, or 28.8%, from $1.4 million in the 1997 Period to $1.0 million in the 1998 Period. As a percentage of revenue, gross profit decreased from 71.6% in the 1997 Period to 69.0% in the 1998 Period, due to the reasons described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $238,000, or 25.5%, from approximately $933,000 in the 1997 Period to $1.2 million in the 1998 Period. Excluding the Compensation Differential of approximately $60,000 and approximately $122,000 attributable to J. Howard in the 1997 Period and the 1998 Period, respectively, selling, general and administrative expenses would have increased approximately $176,000, or 20.2%, from approximately $873,000 in the 1997 Period to $1.0 million in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have increased on an adjusted basis from 43.5% in the 1997 Period to 70.8% in the 1998 Period, primarily due to compensation paid to additional salespeople who did not generate material revenue during the 1998 Period and the decrease in revenue.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996 --
J. HOWARD

     Revenue. Revenue increased approximately $574,000, or 8.1%, from $7.1 million in the year ended December 31, 1996 to $7.7 million in the year ended December 31, 1997, primarily due to increased license revenue generated from one of the company's clients during the year ended December 31, 1997.

     Cost of Revenue. Cost of revenue increased approximately $180,000, or 8.3%, from $2.2 million in the year ended December 31, 1996 to $2.3 million in the year ended December 31, 1997. As a percentage of revenue, cost of revenue remained constant at 30.5% in both periods.

     Gross Profit. Gross profit increased approximately $394,000, or 8.0%, from $4.9 million in the year ended December 31, 1996 to $5.3 million in the year ended December 31, 1997. As a percentage of revenue, gross profit remained constant at approximately 69.5% in both periods.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $189,000, or 4.1%, from $4.6 million in the year ended December 31, 1996 to $4.7 million in the year ended December 31, 1997. Excluding the Compensation Differential of approximately $944,000 and approximately $603,000 attributable to J. Howard in the year ended December 31, 1996 and the year ended December 31, 1997, respectively, selling, general and administrative expenses would have increased approximately $530,000, or 14.7%, from $3.6 million in the year ended December 31, 1996 to $4.1 million in the year ended December 31, 1997. As a percentage of revenue, selling, general and administrative expenses would have increased on an adjusted basis from 50.8% in the year ended December 31, 1996 to 53.9% in the year ended December 31, 1997, primarily due to compensation paid to additional salespeople hired during the year ended December 31, 1997 who did not generate material revenue during that year.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995 -- J. HOWARD

     Revenue. Revenue increased approximately $859,000, or 13.7%, from $6.3 million in the year ended December 31, 1995 to $7.1 million in the year ended December 31, 1996, primarily due to a general increase in the number of client engagements.

     Cost of Revenue. Cost of revenue increased approximately $202,000, or 10.3%, from $2.0 million in the year ended December 31, 1995 to $2.2 million in the year ended December 31, 1996. As a percentage of revenue, cost of revenue decreased slightly from 31.4% in the year ended December 31, 1995 to 30.5% in the year ended December 31, 1996.

     Gross Profit. Gross profit increased approximately $657,000, or 15.3%, from $4.3 million in the year ended December 31, 1995 to $4.9 million in the year ended December 31, 1996. As a percentage of revenue, gross profit increased slightly, from 68.6% in the year ended December 31, 1995 to 69.5% in the year ended December 31, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $401,000, or 9.6%, from $4.2 million in the year ended December 31, 1995 to $4.6 million in the year ended December 31, 1996. Excluding the Compensation Differential attributable to J. Howard of approximately $522,000 and approximately $944,000 in the year ended December 31, 1995 and the year ended December 31, 1996, respectively, selling, general and administrative expenses would have remained relatively constant at $3.6 million. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 58.2% in the year ended December 31, 1995 to 50.8% in the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES -- J. HOWARD

     J. Howard generated net cash from operating activities of approximately $402,000 in the year ended December 31, 1997 and used approximately $270,000 in operating activities in the 1998 Period. Net cash used in investing activities was approximately $287,000 in the year ended December 31, 1997, primarily for advances made to related parties, and approximately $58,000 in the 1998 Period, primarily for purchases of property and equipment. Net cash used in financing activities was approximately $108,000 in the year ended December 31, 1997 for distributions to stockholders. Net cash provided by financing activities was approximately $120,000 for the 1998 Period, from borrowings to fund operating activities. At March 31, 1998, J. Howard had working capital of $1.0 million.

RESULTS OF OPERATIONS -- LSS

     LSS creates customized training products that generally are designed to facilitate faster learning of customer interface devices and higher productivity of retail associates. LSS's training products are delivered to clients primarily through interactive multimedia software and, to a lesser extent, through distance-based media. LSS derives revenue from the design, development and delivery of its products.

     The following table sets forth certain selected financial data for LSS on a historical basis and as a percentage of revenue for the periods indicated:

                                                   YEAR ENDED DECEMBER 31,                    THREE MONTHS ENDED MARCH 31,
                                      --------------------------------------------------    --------------------------------
                                           1995              1996              1997              1997              1998
                                      --------------    --------------    --------------    --------------    --------------
                                                                      (DOLLARS IN THOUSANDS)
Revenue.............................  $3,332   100.0%   $5,123   100.0%   $5,681   100.0%   $1,424   100.0%   $1,466   100.0%
Cost of revenue.....................   1,390    41.7     1,696    33.1     2,202    38.8       450    31.6       812    55.4
                                      ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Gross profit........................   1,942    58.3     3,427    66.9     3,479    61.2       974    68.4       654    44.6
Selling, general and administrative
  expenses..........................   1,767    53.0     3,079    60.1     2,226    39.2       504    35.4       474    32.3
                                      ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
Income from operations..............  $  175     5.3%   $  348     6.8%   $1,253    22.0%   $  470    33.0%   $  180    12.3%
                                      ======   =====    ======   =====    ======   =====    ======   =====    ======   =====
Compensation differential...........  $  415    12.5%   $1,379    26.9%   $  300     5.3%   $   47     3.3%   $  (91)   (6.2)%

RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- LSS

     Revenue. Revenue increased approximately $42,000, or 2.9%, from $1.4 million in the 1997 Period to $1.5 million in the 1998 Period.

     Cost of Revenue. Cost of revenue increased approximately $362,000, or 80.4%, from approximately $450,000 in the 1997 Period to approximately $812,000 in the 1998 Period. As a percentage of revenue, cost of revenue increased from 31.6% in the 1997 Period to 55.4% in the 1998 Period, primarily due to increased video production costs associated with certain of the Company's products during the period.

     Gross Profit. Gross profit decreased approximately $320,000, or 32.9%, from approximately $974,000 in the 1997 Period to approximately $654,000 in the 1998 Period. As a percentage of revenue, gross profit decreased from 68.4% in the 1997 Period to 44.6% in the 1998 Period, primarily due to the increased video production costs described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately $30,000, or 6.0%, from approximately $504,000 in the 1997 Period to approximately $474,000 in the 1998 Period. Excluding the Compensation Differential of approximately $47,000 and approximately $(91,000) attributable to LSS in the 1997 Period and the 1998 Period, respectively, selling, general and administrative expenses would have increased approximately $108,000, or 23.6%, from approximately $457,000 in the 1997 Period to approximately $565,000 in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have increased on an adjusted basis from 32.1% in the 1997 Period to 38.5% in the 1998 Period, primarily due to increased new product development costs.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996 -- LSS

     Revenue. Revenue increased approximately $558,000, or 10.9%, from $5.1 million in the year ended December 31, 1996 to $5.7 million in the year ended December 31, 1997, primarily due to the expansion of the sales force.

     Cost of Revenue. Cost of revenue increased approximately $506,000, or 29.8%, from $1.7 million in the year ended December 31, 1996 to $2.2 million in the year ended December 31, 1997. As a percentage of revenue, cost of revenue increased from 33.1% in the year ended December 31, 1996 to 38.8% in the year ended December 31, 1997, primarily due to increased video production costs associated with certain of the company's products during the year ended December 31, 1997.

     Gross Profit. Gross profit increased approximately $52,000, or 1.5%, from $3.4 million in the year ended December 31, 1996 to $3.5 million in the year ended December 31, 1997. As a percentage of revenue, gross profit decreased from 66.9% in the year ended December 31, 1996 to 61.2% in the year ended December 31, 1997, primarily due to the increased video production costs described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately $853,000, or 27.7%, from $3.1 million in the year ended December 31, 1996 to $2.2 million in the year ended December 31, 1997. Excluding the Compensation Differential of $1.4 million and approximately $300,000 attributable to LSS in the year ended December 31, 1996 and the year ended December 31, 1997, respectively, selling, general and administrative expenses would have increased approximately $226,000, or 13.3%, from $1.7 million in the year ended December 31, 1996 to $1.9 million in the year ended December 31, 1997. As a percentage of revenue, selling, general and administrative expenses would have increased slightly on an adjusted basis from 33.2% in the year ended December 31, 1996 to 33.9% in the year ended December 31, 1997.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995 -- LSS

     Revenue. Revenue increased $1.8 million, or 53.8%, from $3.3 million in the year ended December 31, 1995 to $5.1 million in the year ended December 31, 1996, primarily due to increased productivity from the company's expanded sales force.

     Cost of Revenue. Cost of revenue increased approximately $306,000, or 22.0%, from $1.4 million in the year ended December 31, 1995 to $1.7 million in the year ended December 31, 1996. As a percentage of revenue, cost of revenue decreased from 41.7% in the year ended December 31, 1995 to 33.1% in the year ended December 31, 1996, primarily due to several follow-on client engagements which generally result in lower production costs.

     Gross Profit. Gross profit increased $1.5 million, or 76.5%, from $1.9 in the year ended December 31, 1995 to $3.4 million in the year ended December 31, 1996. As a percentage of revenue, gross profit increased from 58.3% in the year ended December 31, 1995 to 66.9% in the year ended December 31, 1996, primarily due to the lower production costs described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.3 million, or 74.3%, from $1.8 million in the year ended December 31, 1995 to $3.1 million in the year ended December 31, 1996. Excluding the Compensation Differential attributable to LSS of approximately $415,000 and $1.4 million in the year ended December 31, 1995 and the year ended December 31, 1996, respectively, selling, general and administrative expenses would have increased approximately $348,000, or 25.7%, from $1.4 million in the year ended December 31, 1995 to $1.7 million in the year ended December 31, 1996. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 40.6% in the year ended December 31, 1995 to 33.2% in the year ended December 31, 1996, primarily due to the company's larger revenue base.

LIQUIDITY AND CAPITAL RESOURCES -- LSS

     LSS generated net cash from operating activities of approximately $482,000 in the year ended December 31, 1997 and approximately $410,000 in the 1998 Period. Net cash used in investing activities was approximately $86,000 in the year ended December 31, 1997 and approximately $13,000 in the 1998 Period, for purchases of property and equipment. Cash used in financing activities was approximately $496,000 and approximately $279,000 during the year ended December 31, 1997 and the 1998 Period, respectively, for dividends paid to stockholders. At March 31, 1998, LSS had working capital of approximately $879,000.

RESULTS OF OPERATIONS -- MOHR

     MOHR offers train-the-trainer seminars to help clients in the retail industry primarily to improve productivity by fostering a customer-oriented focus at the sales management and sales associate levels. In some of its programs, MOHR trains employees directly through instructor-led seminars. MOHR's revenue is derived primarily from the licensing to clients of the right to use its training programs on a participant or site basis.

     The following table sets forth certain selected financial data for MOHR on a historical basis and as a percentage of revenue for the periods indicated:

                                      YEAR ENDED JUNE 30,             NINE MONTHS ENDED MARCH 31,
                                --------------------------------    --------------------------------
                                     1996              1997              1997              1998
                                --------------    --------------    --------------    --------------
                                                       (DOLLARS IN THOUSANDS)
Revenue.......................  $2,171   100.0%   $3,015   100.0%   $1,993   100.0%   $2,883   100.0%
Cost of revenue...............     677    31.2       825    27.4    552...    27.7       896    31.1
                                ------   -----    ------   -----    ------   -----    ------   -----
Gross profit..................   1,494    68.8     2,190    72.6     1,441    72.3     1,987    68.9
Selling, general and
  administrative expenses.....   1,151    53.0     1,745    57.9     1,232    61.8     1,397    48.4
                                ------   -----    ------   -----    ------   -----    ------   -----
Income from operations........  $  343    15.8%   $  445    14.7%   $  209    10.5%   $  590    20.5%
                                ======   =====    ======   =====    ======   =====    ======   =====
Compensation differential.....  $  144     6.6%   $  334    11.1%   $  209    10.5%   $  211     7.3%

RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE NINE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- MOHR

     Revenue. Revenue increased approximately $890,000, or 44.7%, from $2.0 million in the 1997 Period to $2.9 million in the 1998 Period, primarily due to an increase in the number of salespeople and an increase in license fees received during the 1998 Period.

     Cost of Revenue. Cost of revenue increased approximately $344,000, or 62.3%, from approximately $552,000 in the 1997 Period to approximately $896,000 in the 1998 Period. As a percentage of revenue, cost of revenue increased from 27.7% in the 1997 Period to 31.1% in the 1998 Period, primarily due to increased new product development costs.

     Gross Profit. Gross profit increased approximately $546,000, or 37.9%, from $1.4 million in the 1997 Period to $2.0 million in the 1998 Period. As a percentage of revenue, gross profit decreased from 72.3% in the 1997 Period to 68.9% in the 1998 Period, primarily due to the new product development costs described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $165,000, or 13.4%, from $1.2 million in the 1997 Period to $1.4 million in the 1998 Period. Excluding the Compensation Differential of approximately $209,000 and approximately $211,000 attributable to MOHR in the 1997 Period and 1998 Period, respectively, selling, general and administrative expenses would have increased approximately $163,000, or 15.9%, from $1.0 million in the 1997 Period to $1.2 million in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 51.3% in the 1997 Period to 41.1% in the 1998 Period, primarily due to the Company's larger revenue base partially offset by compensation paid to additional salespeople during the 1998 Period.

RESULTS FOR 1997 COMPARED TO 1996 -- MOHR

     Revenue. Revenue increased approximately $844,000, or 38.9%, from $2.2 million in 1996 to $3.0 million in 1997, primarily due to the hiring of two additional salespeople and the increase in license fees during 1997.

     Cost of Revenue. Cost of revenue increased approximately $148,000, or 21.9%, from approximately $677,000 in 1996 to approximately $825,000 in 1997. As a percentage of revenue, cost of revenue decreased from 31.2% in 1996 to 27.4% in 1997, primarily due to the increase in license fees, which result in higher margins than train-the-trainer seminars.

     Gross Profit. Gross profit increased approximately $696,000, or 46.6%, from $1.5 million in 1996 to $2.2 million in 1997. As a percentage of revenue, gross profit increased from 68.8% in 1996 to 72.6% in 1997, primarily due to increased license fees.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $594,000, or 51.6%, from $1.2 million in 1996 to $1.7 million in 1997. Excluding the

Compensation Differential attributable to MOHR of approximately $144,000 and approximately $334,000 in 1996 and 1997, respectively, selling, general and administrative expenses would have increased approximately $404,000, or 40.1%, from $1.0 million in 1996 to $1.4 million in 1997. As a percentage of revenue, selling, general and administrative expenses would have increased slightly from 46.4% in 1996 to 46.8% in 1997.

LIQUIDITY AND CAPITAL RESOURCES -- MOHR

     MOHR generated net cash from operating activities of approximately $80,000 in 1997 and approximately $164,000 in the 1998 Period. Net cash used in investing activities was approximately $41,000 in 1997 and approximately $18,000 in the 1998 Period, for purchases of property and equipment. At March 31, 1998, MOHR had working capital of $1.1 million.

RESULTS OF OPERATIONS -- NOVATIONS

     Novations assists clients in, among other things, clarifying and communicating their business strategies and re-designing their organizations and work systems. Novations also provides its clients with a variety of organizational assessment tools that are designed to gather and analyze feedback on either an organizational or individual basis and to initiate change within the client's organization in response to such feedback. Novations' revenue is derived primarily from fees from professional services and, to a lesser extent, from the sale of services and products to support human resource management.

     The following table sets forth certain selected financial data for Novations on a historical basis and as a percentage of revenue for the periods indicated:

                                                                                             NINE MONTHS ENDED
                                                 YEAR ENDED JUNE 30,                             MARCH 31,
                                   ------------------------------------------------   -------------------------------
                                        1995             1996             1997             1997             1998
                                   --------------   --------------   --------------   --------------   --------------
                                                                 (DOLLARS IN THOUSANDS)
Revenue..........................  $7,175   100.0%  $9,039   100.0%  $9,018   100.0%  $6,716   100.0%  $8,248   100.0%
Cost of revenue..................   3,885    54.1    4,733    52.4    4,839    53.7    3,696    55.0    3,891    47.2
                                   ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross profit.....................   3,290    45.9    4,306    47.6    4,179    46.3    3,020    45.0    4,357    52.8
Selling, general and
  administrative expenses........   3,167    44.2    4,094    45.3    3,315    36.7    2,398    35.7    3,481    42.2
                                   ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income from operations...........  $  123     1.7%  $  212     2.3%  $  864     9.6%  $  622     9.3%  $  876    10.6%
                                   ======   =====   ======   =====   ======   =====   ======   =====   ======   =====
Compensation differential........  $1,208    16.8%  $1,471    16.3%  $  661     7.3%  $  477     7.1%  $1,213    14.7%

RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE NINE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD") -- NOVATIONS

     Revenue. Revenue increased $1.5 million, or 22.8%, from $6.7 million in the 1997 Period to $8.2 million in the 1998 Period, primarily due to an increase in organizational assessment revenues in the 1998 Period.

     Cost of Revenue. Cost of revenue increased approximately $195,000, or 5.3% from $3.7 million in the 1997 Period to $3.9 million in the 1998 Period. As a percentage of revenue, cost of revenue decreased from 55.0% in the 1997 Period to 47.2% in the 1998 Period, primarily due to the increased utilization of the company's consultants.

     Gross Profit. Gross profit increased $1.3 million, or 44.3%, from $3.0 million in the 1997 Period to $4.3 million in the 1998 Period. As a percentage of revenue, gross profit increased from 45.0% in the 1997 Period to 52.8% in the 1998 Period, primarily due to the increased utilization rate described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.1 million, or 45.2%, from $2.4 million in the 1997 Period to $3.5 million in the 1998 Period. Excluding the Compensation Differential attributable to Novations of approximately $477,000 and $1.2 million in the 1997 Period and 1998 Period, respectively, selling, general and administrative expenses would have increased approximately $347,000, or 18.1%, from $1.9 million in the 1997 Period to $2.3 million in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 28.6% in the 1997 Period to 27.5% in the 1998 Period, primarily due to the company's larger revenue base.

RESULTS FOR 1997 COMPARED TO 1996 -- NOVATIONS

     Revenue. Revenue remained relatively constant at $9.0 million in 1996 and 1997.

     Cost of Revenue. Cost of revenue increased approximately $106,000, or 2.2%, from $4.7 million in 1996 to $4.8 million in 1997. As a percentage of revenue, cost of revenue increased from 52.4% in 1996 to 53.7% in 1997, primarily due to an increase in the size of the consulting staff.

     Gross Profit. Gross profit decreased approximately $127,000, or 2.9%, from $4.3 million in 1996 to $4.2 million in 1997. As a percentage of revenue, gross profit decreased from 47.6% in 1996 to 46.3% in 1997, primarily due to the staff increase described above.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately $779,000 or 19.0%, from $4.1 million in 1996 to $3.3 million in 1997. Excluding the Compensation Differential attributable to Novations of $1.5 million and approximately $661,000 in 1996 and 1997, respectively, selling, general and administrative expenses would have increased slightly from $2.6 million in 1996 to $2.7 million in 1997. As a percentage of revenue, selling, general and administrative expenses would have increased slightly on an adjusted basis from 29.0% in 1996 to 29.4% in 1997.

RESULTS FOR 1996 COMPARED TO 1995 -- NOVATIONS

     Revenue. Revenue increased $1.9 million, or 26.0%, from $7.2 million in 1995 to $9.0 million in 1996, primarily due to the introduction and marketing of new services and the hiring of additional consultants.

     Cost of Revenue. Cost of revenue increased approximately $848,000, or 21.8%, from $3.9 million in 1995 to $4.7 million in 1996. As a percentage of revenue, cost of revenue decreased slightly from 54.1% in 1995 to 52.4% in 1996.

     Gross Profit. Gross profit increased $1.0 million, or 30.9%, from $3.3 million in 1995 to $4.3 million in 1996. As a percentage of revenue, gross profit increased from 45.9% in 1995 to 47.6% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately $927,000, or 29.3%, from $3.2 million in 1995 to $4.1 million in 1996. Excluding the Compensation Differential attributable to Novations of $1.2 million and $1.5 million in 1995 and 1996, respectively, selling, general and administrative expenses would have increased approximately $664,000, or 33.9%, from $2.0 million in 1995 to $2.6 million in 1996. As a percentage of revenue, selling, general and administrative expenses would have increased on an adjusted basis from 27.3% in 1995 to 29.0%, primarily due to an expansion of the company's infrastructure to support revenue growth.

LIQUIDITY AND CAPITAL RESOURCES -- NOVATIONS

     Novations generated net cash from operating activities of approximately $153,000 in 1997. Net cash used by operating activities was approximately $81,000 in the 1998 Period due to an increase in accounts receivable. Net cash used in investing activities was approximately $137,000 in 1997, primarily for purchases of property and equipment. Net cash provided by investing activities was approximately $73,000 in the 1998 Period, primarily due to a decrease in related party receivables. Net cash provided by financing activities was approximately $55,000 in 1997 from net proceeds of long-term debt. Net cash used in financing activities was approximately $73,000 in the 1998 Period, for the repayment of long-term debt and distributions to stockholders. At March 31, 1998, Novations had working capital of approximately $426,000 and approximately $299,000 of long term debt.

RESULTS OF OPERATIONS -- STAR MOUNTAIN

     Star Mountain provides customized training and development services and products to train individuals primarily within agencies of federal, state and local government. Star Mountain delivers its courseware to clients in a variety of formats (including written materials and interactive multimedia software), but typically does not directly train its clients. Star Mountain's revenue is derived primarily from fees received from the provision of training services as a contractor or subcontractor under government contracts.


     The following table sets forth certain selected financial data for Star Mountain on a historical basis and as a percentage of revenue for the periods indicated. For all periods presented below, selling, general and administrative expenses include amounts classified as "Other, net" in Star Mountain's historical financial statements.



                                             YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------
                                    1995              1996              1997
                               ---------------   ---------------   ---------------

                                             (DOLLARS IN THOUSANDS)
Revenue......................  $14,306   100.0%  $16,313   100.0%  $23,775   100.0%
Cost of revenue..............    8,668    60.6     9,457    58.0    14,504    61.0
                               -------   -----   -------   -----   -------   -----
Gross profit.................    5,638    39.4     6,856    42.0     9,271    39.0
Selling, general and
 administrative expenses.....    4,611    32.2     5,815    35.6     7,897    33.2
                               -------   -----   -------   -----   -------   -----
Income from operations.......  $ 1,027     7.2%  $ 1,041     6.4%  $ 1,374     5.8%
                               =======   =====   =======   =====   =======   =====
Compensation differential....  $    64     0.4%  $   304     1.9%  $   180     0.8%

                                                                   PERIOD FROM
                                                                 JANUARY 1, 1998
                                THREE MONTHS ENDED MARCH 31,     TO MAY 4, 1998
                               -------------------------------   ---------------
                                    1997             1998             1998
                               --------------   --------------   ---------------
                                         (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
Revenue......................  $4,850   100.0%  $7,926   100.0%  $11,052   100.0%
Cost of revenue..............   2,937    60.6    4,504    56.8     6,109    55.3%
                               ------   -----   ------   -----   -------   -----
Gross profit.................   1,913    39.4    3,422    43.2     4,943    44.7
Selling, general and
 administrative expenses.....   1,839    37.9    2,849    36.0     3,682    33.3
                               ------   -----   ------   -----   -------   -----
Income from operations.......  $   74     1.5%  $  573     7.2%  $ 1,261    11.4%
                               ======   =====   ======   =====   =======   =====
Compensation differential....  $   45     0.9%  $   26     0.3%  $    28     0.3%



RESULTS FOR THE PERIOD FROM JANUARY 1, 1998 TO MAY 4, 1998 (THE "PRE-COMBINATION PERIOD") -- STAR MOUNTAIN



     Total Revenue. Revenue was $11.0 million in the Pre-Combination Period. Revenue was derived primarily from federal government contracts.



     Cost of Revenue. Cost of revenue was $6.1 million in the Pre-Combination Period. As a percentage of revenue, cost of revenue was 55.3%. These costs consist primarily of: (i) salaries and benefits for the Company's instructors, consultants and course designers and costs of independent contractors; and (ii) the cost of developing, designing and producing training courses and materials, including material costs.



     Gross Profit. Gross profit was $4.9 million in the Pre-Combination Period. As a percentage of revenue, gross profit was 44.7%.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $3.7 million in the Pre-Combination Period. As a percentage of revenue, selling, general and administrative expenses were 33.3%. These costs consist primarily of salaries, benefits and bonuses for the Company's corporate, sales, marketing and administrative personnel, and marketing and advertising expenses for the Company's services and products.


RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 (THE "1998 PERIOD") COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997 (THE "1997 PERIOD) -- STAR MOUNTAIN

     Revenue. Revenue increased $3.1 million, or 63.4%, from $4.8 million in the 1997 Period to $7.9 million in the 1998 Period primarily due to an increase in the number of federal government contracts undertaken, as well as revenue contributed by businesses acquired during the first and fourth quarters of the year ended December 31, 1997.

     Cost of Revenue. Cost of revenue increased $1.6 million, or 53.4%, from $2.9 million in the 1997 Period to $4.5 million in the 1998 Period. As a percentage of revenue, cost of revenue decreased from 60.6% in the 1997 Period to 56.8% in the 1998 Period, primarily due to better utilization of the Company's fixed costs.

     Gross Profit. Gross profit increased $1.5 million, or 78.9%, from $1.9 million in the 1997 Period to $3.4 million in the 1998 Period. As a percentage of revenue, gross profit increased from 39.4% in the 1997 Period to 43.2% in the 1998 Period, primarily due to the utilization improvements described above.


     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.0 million, or 54.9%, from $1.8 million in the 1997 Period to $2.8 million in the 1998 Period. Excluding the

Compensation Differential of approximately $45,000 and approximately $26,000 attributable to Star Mountain in the 1997 Period and the 1998 Period, respectively, selling, general and administrative expenses would have remained at $1.8 million in the 1997 Period and $2.8 million in the 1998 Period. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 37.0% in the 1997 Period to 35.6% in the 1998 Period, primarily due to the larger revenue base.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996 -- STAR MOUNTAIN

     Revenue. Revenue increased $7.5 million, or 45.7%, from $16.3 million in the year ended December 31, 1996 to $23.8 million in the year ended December 31, 1997, primarily due to an increase in the number of federal government contracts undertaken, as well as revenue of $5.6 million contributed by businesses acquired during the third quarter of the year ended December 31, 1996 and the first and fourth quarters of the year ended December 31, 1997. Revenue was significantly lower during the first half of the year ended December 31, 1996 as a result of a decline in new client engagements due to prolonged Congressional budget negotiations.

     Cost of Revenue. Cost of revenue increased $5.0 million, or 53.4%, from $9.5 million in the year ended December 31, 1996 to $14.5 million in the year ended December 31, 1997. As a percentage of revenue, cost of revenue increased from 58.0% in the year ended December 31, 1996 to 61.0% in the year ended December 31, 1997, primarily due to the increased use of subcontractors during the year ended December 31, 1997.

     Gross Profit. Gross profit increased $2.4 million, or 35.2%, from $6.9 million in the year ended December 31, 1996 to $9.3 million in the year ended December 31, 1997. As a percentage of revenue, gross profit decreased from 42.0% in the year ended December 31, 1996 to 39.0% in the year ended December 31, 1997, primarily due to increased subcontracting costs.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.1 million, or 35.8%, from $5.8 million in the year ended December 31, 1996 to $7.9 million in the year ended December 31, 1997. Excluding the Compensation Differential of approximately $304,000 and approximately $180,000 attributable to Star Mountain in the year ended December 31, 1996 and the year ended December 31, 1997, respectively, selling, general and administrative expenses would have increased $2.2 million, or 40.0%, from $5.5 million in the year ended December 31, 1996 to $7.7 million in the year ended December 31, 1997. As a percentage of revenue, selling, general and administrative expenses would have decreased on an adjusted basis from 33.8% in the year ended December 31, 1996 to 32.5% in the year ended December 31, 1997, primarily due to the company's larger revenue base.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995 -- STAR MOUNTAIN

     Revenue. Revenue increased $2.0 million, or 14.0%, from $14.3 million in the year ended December 31, 1995 to $16.3 million in the year ended December 31, 1996, due to revenue of $3.6 million contributed by businesses acquired by Star Mountain in the third quarters of the years ended December 31, 1995 and 1996. The revenue from the acquired businesses was offset partially by the decline in business generated from federal government entities as a result of the Congressional budget negotiations described above.

     Cost of Revenue. Cost of revenue increased approximately $789,000, or 9.1%, from $8.7 million in the year ended December 31, 1995 to $9.5 million in the year ended December 31, 1996. As a percentage of revenue, cost of revenue decreased from 60.6% in the year ended December 31, 1995 to 58.0% in the year ended December 31, 1996, primarily due to the acquisition in the third quarter of the year ended December 31, 1996 of a business with higher gross profit margins than Star Mountain's core business.

     Gross Profit. Gross profit increased $1.2 million, or 21.6%, from $5.6 million in the year ended December 31, 1995 to $6.9 million in the year ended December 31, 1996. As a percentage of revenue, gross profit increased from 39.4% in the year ended December 31, 1995 to 42.0% in the year ended December 31, 1996, primarily due to the acquisition in the third quarter of the year ended December 31, 1996 of a business with higher gross profit margins than Star Mountain's core business.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.2 million, or 26.1%, from $4.6 million in the year ended December 31, 1995 to $5.8 million in the year ended December 31, 1996. Excluding the Compensation Differential attributable to Star Mountain of approximately $64,000 and approximately $304,000 in the years ended December 31, 1995 and 1996, respectively, selling, general and administrative expenses would have increased approximately $964,000, or 21.2%, from $4.5 million in the year ended December 31, 1995 to $5.5 million in the year ended December 31, 1996. As a percentage of revenue, selling, general and administrative expenses would have increased on an adjusted basis from 31.8% in the year ended December 31, 1995 to 33.8% in the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES -- STAR MOUNTAIN


     Star Mountain generated net cash from operating activities of approximately $864,000 and approximately $115,000 in the year ended December 31, 1997 and the Pre-Combination Period, respectively. Net cash used in investing activities was $2.3 million in the year ended December 31, 1997, primarily in connection with acquisitions, and approximately $264,000 in the Pre-Combination Period, for acquisitions of property and equipment. Net cash provided by financing activities was $1.8 million and approximately $129,000 in the year ended December 31, 1997 and the Pre-Combination Period, respectively, primarily from borrowings on the company's line of credit.

                                    BUSINESS

COMPANY OVERVIEW


     The Company provides a broad range of training and development services and products to Fortune 1000 companies, other large and medium-sized corporations and government entities. The Company's services and products are designed to increase the productivity of organizations by improving employee selection, recruitment and retention; enhancing employee work skills; developing employee management and leadership skills; and facilitating organizational assessment, direction and change. The Company offers both customized and off-the-shelf services and products that are designed to provide measurable improvements in employee performance and productivity. The Company delivers its services and products through multiple delivery methods, including instructor-led classroom training and seminars, certification of client employees as instructors ("train-the-trainer"), interactive multimedia software (such as CD-ROM) and distance-based media (such as video conferencing, intranets and the Internet). The Operating Companies are recognized leaders in their respective fields and have developed a wide range of services and products, a substantial knowledge base created from years of research and development, and a well-established client base. The Company's objective is to become a leading single source provider of high-quality training and development services and products that are distributed through multiple delivery methods.



MARKET OVERVIEW



     The Company believes that the corporate and government training and development market is large and growing. The Company believes that growth in the training and development market has been and will continue to be driven by: (i) the evolution from a manufacturing-based to a service-based economy; (ii) the increasing recognition by businesses that education, training and effective human resource management are competitive necessities rather than optional expenses; and (iii) the expanding use of technology throughout all levels of organizations, which has increased the overall amount of training required and the number of employees participating in such training.



     Corporations and government entities increasingly are utilizing external providers to meet their training and development needs. The Company believes that the growth in the external training and development market has been driven by the desire of organizations to: (i) focus on their core competencies; (ii) shift fixed training costs to variable costs; and (iii) obtain training and development services, products, technology and expertise that may not be available internally.


     As a result of significant advances in computer and communications technology, the training and development industry is experiencing rapid change in the delivery of services and products. Historically, training and development organizations delivered services and products primarily through instructor-led seminars. Technological advances, however, now permit organizations to provide training at distant and multiple locations as well as self-paced training, allowing a far greater number of participants to learn conveniently and efficiently. Interactive multimedia software (such as CD-ROM) and distance-based learning media (such as video conferencing, intranets and the Internet) overcome many of the cost and space constraints of traditional instructor-led training. The Company believes that corporations increasingly are using technology-driven alternatives due to their ability to: (i) increase learning and retention; (ii) minimize the opportunity costs of time spent away from the job by employees;
(iii) provide access to training and development services and products "on demand"; (iv) lower overall training and development costs, including travel expenses of employees; and (v) measure and track employees' progress. Although instructor-led training currently is the primary means of delivery of training and development services and products, the Company believes that technology-based delivery increasingly will be used to both supplement and, in some cases, replace instructor-led training.

     The training and development industry is highly fragmented. The Company believes that no company in the industry has more than a one percent share of the external training market. Many companies in the industry provide a narrow range of services and products through limited delivery methods. The Company believes that these companies generally have made limited investments in content development, marketing and the technology necessary to develop or utilize alternative delivery methods. As corporations and government entities increasingly use external training providers, the Company believes that they will seek providers that can meet their overall training and development needs by: (i) providing a broad range of high-quality services and products in both customized and off-the-shelf formats; (ii) delivering training through multiple delivery methods capable of reaching large and geographically dispersed work forces; and (iii) utilizing the most current technology available. As a result, the Company believes that significant opportunities are available for well-capitalized companies capable of meeting these needs on a national and international basis.

BUSINESS STRATEGY

     The Company's objective is to meet a significant portion of the training and development needs of Fortune 1000 companies, other large and medium-sized corporations and government entities. To achieve this objective, the Company is pursuing a business strategy with the following key elements:


     OFFER VALUE-ADDED, HIGH-QUALITY TRAINING. The Company is committed to providing value-added training and development services and products that result in measurable improvement in the workplace performance of employees. The Company's services and products are based upon well-researched methodologies, processes and content, and typically have been developed, refined and used successfully over many years. Most of the Operating Companies' executives have advanced degrees and are regarded as leaders in their respective areas. The Company strives to offer high-quality training by continually updating its content to reflect changing industry trends and client preferences.


     PROVIDE A BROAD RANGE OF SERVICES AND PRODUCTS. The Company seeks to provide its clients with a broad range of high-quality training and development services and products in both customized and off-the-shelf formats. These services and products cover: employee selection, recruitment and retention; employee work skills enhancement; employee management and leadership skills; and organizational assessment, direction and change. Specifically, the Company assists organizations and their employees in, among other things, determining and implementing hiring criteria, increasing workplace diversity awareness, improving communication skills, increasing point-of-sale efficiencies, working in a team environment and soliciting and analyzing employee feedback. In addition, the Company provides strategic consulting services to its clients, which are enhanced by the Company's ability to offer complementary training and development services and products.


     UTILIZE MULTIPLE DELIVERY METHODS. The Company offers multiple delivery methods for its services and products, including instructor-led seminars, train-the-trainer, interactive multimedia software (such as CD-ROM) and distance-based media (such as video conferencing, intranets and the Internet). Two of the Operating Companies, LSS and Star Mountain, have substantial expertise in delivery technology which the Company intends to apply to many of the services and products of the other Operating Companies. By offering multiple delivery methods, the Company believes that it can better serve the needs, resource constraints and cost requirements of its clients.


     DEVELOP LONG-TERM CLIENT RELATIONSHIPS. The Company seeks to develop long-term relationships with clients to whom it can provide a full complement of services and products on a recurring basis. Many of the Company's long-term clients purchase its services and products on an on-going basis after the initial delivery of services and products. For example, after a train-the-trainer seminar where the Company certifies a client's instructors, the Company continues to receive a fee on a participant or site basis as the certified instructors continue to train the client's employees. The Company also offers updated, related or new services and products to its clients in order to generate recurring revenue.


     EMPLOY A DECENTRALIZED MANAGEMENT STRUCTURE. The Company believes that the experienced management teams of the Operating Companies have a valuable understanding of their respective training and development markets and have established strong client relationships. The Company currently operates with a decentralized management structure under which management at each of the Operating Companies makes most of the day-to-day operating decisions and has primary responsibility for the profitability and growth of its business. The Company utilizes stock ownership as well as appropriate incentive compensation to ensure that management's objectives at each of the Operating Companies are aligned with those of the Company.

     IMPLEMENT BEST PRACTICES AND ACHIEVE OPERATING EFFICIENCIES. The Company is evaluating the operating policies and procedures of the Operating Companies in order to identify and implement Company-wide best practices in areas such as marketing, sales, product development, human resource policies and recruiting. In addition, the Company believes that it can achieve operating efficiencies and cost savings by more efficiently utilizing the Company's facilities and gaining greater purchasing power in areas such as travel, employee benefits and communications.


GROWTH STRATEGY

     The Company's objective is to become the leading single source provider of high-quality training and development services and products to Fortune 1000 companies, other large and medium-sized corporations and government entities. Key elements of the Company's growth strategy include:


     CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. The Company believes that significant opportunities exist for each Operating Company to cross-sell its services and products to clients of the other Operating Companies. Historically, each of the Operating Companies established strong relationships with its clients but could offer its clients only a limited selection of training and development services and products. The Company intends to capitalize on the services and products of each of the Operating Companies by emphasizing and aggressively cross-selling its broad range of training and development services and products to its collective client base.



     IMPLEMENT AGGRESSIVE SALES AND MARKETING STRATEGY. The Company is pursuing an aggressive sales and marketing strategy designed to establish new client relationships and expand existing relationships. Specifically, the Company is:
(i) hiring additional salespeople to supplement the existing sales efforts of the Operating Companies; (ii) establishing a nationwide telemarketing program focusing primarily on medium-sized corporations; and (iii) participating in a greater number of conferences and trade shows. The Company intends to direct its centralized marketing campaign to both new clients and additional contacts within existing clients (e.g., targeting upper levels of management if previous services provided by an Operating Company were marketed to middle management). In addition, the Company intends to pursue relationships with regional colleges and vocational/technical schools in order to market its services and products to small and medium-sized companies and their employees. The Company also intends to establish a national brand identification under the PROVANT name, while preserving the value of the established names, trademarks and client relationships of the Operating Companies.


     EXPAND SERVICE AND PRODUCT OFFERINGS. The Company intends to broaden its offerings of training and development services and products by developing or acquiring new or complementary services and products. For example, the Company currently is introducing a new employee recruitment product, based upon its Behavioral Interviewing(R) process, that teaches clients how to recruit in a tight labor market. In addition, the Company intends to capitalize on its expertise in certain industries, such as the retail industry, by customizing services and products for other similar industries, such as the hospitality, transportation and healthcare industries.

     PURSUE STRATEGIC ACQUISITIONS. The Company intends to pursue strategic acquisitions in order to: (i) offer services or products complementary to those it currently offers; (ii) gain expertise in new areas of training and development; (iii) access new technology to expand the scope and quality of delivery methods; and (iv) establish or enhance client relationships. The Company seeks to acquire companies with strong management, profitable operating results and leading positions within their respective markets. The Company believes that acquisitions of this nature will improve its ability to be a single source provider of high-quality training and development services and products.


     LEVERAGE INVESTMENTS IN TECHNOLOGY AND DEPLOY LEADING TECHNOLOGIES. A key element of the Company's strategy is to capitalize on the technology investments of the Operating Companies in order to deliver training and development services and products to its clients in the most effective manner. For example, the Company intends to apply the technical expertise of LSS and Star Mountain, which provide training through interactive multimedia software, to convert certain products of other Operating Companies to interactive multimedia software formats, such as CD-ROM. The Company expects to deploy leading technologies in the delivery of many of its services and products, including delivery through distance-based media, such as video conferencing, intranets and the Internet, that can provide interactive training to employees at multiple locations.

TRAINING AND DEVELOPMENT SERVICES AND PRODUCTS

     The Company's training and development services and products assist organizations in four principal areas: (i) employee recruitment, selection and retention; (ii) employee work skills; (iii) employee management and leadership skills; and (iv) organizational assessment, direction and change. Through these services and products, the Company's clients can improve the quality of employees entering the organization, the performance of employees within the organization, and the ability of the organization as a whole to undergo change. The Company offers services and products which are off-the-shelf as well as customized to meet the specialized needs of particular clients. The following table illustrates the principal training and development areas covered by the Company's services and products:

 EMPLOYEE RECRUITMENT,                                      EMPLOYEE MANAGEMENT        ORGANIZATIONAL ASSESSMENT,
SELECTION AND RETENTION       EMPLOYEE WORK SKILLS         AND LEADERSHIP SKILLS          DIRECTION AND CHANGE
-----------------------      -----------------------      -----------------------      --------------------------
Interviewing candidates      Customer service             Analyzing employee           Strategic consulting
Identifying specific         training                     feedback                     Understanding employee
job   competencies           Public speaking              Presentation skills          perceptions
Retaining employees          Spoken communication         training                     Assessing organizational
Addressing sexual            training                     Coaching peers and           abilities and direction
  harassment                 Buyer negotiating            colleagues                   Measuring customer
Facilitating diversity       Point-of-sale training       Managing retail stores       satisfaction
                             General retail sales         Communicating with           Designing quality control
                             training                     subordinates                 processes
                             Specialized government       Understanding diversity      Changing corporate
                             job training                 issues                       culture
                             Industrial skills
                             training


     EMPLOYEE RECRUITMENT, SELECTION AND RETENTION. The Company offers services and products designed to assist clients in hiring and retaining effective employees. In particular, the Company helps clients understand the skills required of their employees, implement more effective recruitment, selection and retention processes to maximize employee productivity, and reduce turnover rates. Through one of the Company's products, Behavioral Interviewing(R), managers learn how to identify specific job competencies required for success, interview prospective candidates and evaluate their skills. SkilMatch(R), a related product, is an interactive software program designed to streamline the process of developing structured interviews and ensure a consistent selection process. Complementing these products are the Company's outplacement services, which it provides to several federal government agencies to assist in work force restructuring, and its diversity enhancement services, which facilitate employee retention and development.



     EMPLOYEE WORK SKILLS. The Company offers services and products designed to provide or improve the skills necessary to perform a particular task or job. These skills include public speaking/presentation, negotiation, general retail sales, point-of-sale device operation, direct store delivery (receiving) and customer service. Several of the Company's products, including The POS Simulator, Direct Store Delivery Simulator, Cashier Ready and Produce Identification Trainer, are designed to increase employee productivity in the retail workplace by simulating important retail situations and environments in interactive multimedia formats. Many of these products allow clients to measure the effectiveness of the training. Another Company product, Effective Communicating(TM), is a two-day workshop designed to enable clients' key staff members to become more effective in public speaking, sales and other types of oral communication. The Company also offers specialized industrial skills training for government and corporate clients.


     The Company provides customized work skills training to numerous federal government entities and various state and local government entities. Most of the services and products offered in this area involve the training of employees to perform tasks that are unique to certain government jobs. For instance, the Company has prepared courses for the Department of Defense covering topics from technology applications for military aircrews to basic medical care and medical management information systems for Army and Navy healthcare personnel. Courses prepared for other federal agencies include Reengineering and Process Mapping for the Department of Education, Principles of Purchasing for the Postal Service, Introductory Correctional Training for the Bureau of Prisons, and Training in the Use of Traffic Records for Problem Identification for the National Highway Traffic Safety Administration. Typically, these training courses and course materials are custom-designed by experts from the Company working closely with members of the respective government entities.


     EMPLOYEE MANAGEMENT AND LEADERSHIP SKILLS. The Company offers services and products that are designed to improve employees' operational management, supervisory and leadership skills. In particular, the Company helps managers to create constructive feedback processes, operate retail stores, monitor, motivate and communicate with subordinates and understand diversity issues. Managing Individual and Team Effectiveness (MITE(R)), one of the Company's products, is designed to provide managers in complex work environments with "360-degree" feedback on their management skills. Another product, Retail Management Series III (RMSIII), is a multi-component and highly adaptable program designed to enhance their retail communication and coaching skills in order to improve the productivity and profitability of managers' salespeople. A third product, Managing Inclusion, is a multi-day session designed to help individual managers and client companies enhance understanding of workplace diversity, build morale and satisfaction in the work force, and increase productivity through more effective team relationships.



     ORGANIZATIONAL ASSESSMENT, DIRECTION AND CHANGE. The Company provides services and products designed to help organizations assess their strategic direction and implement and manage change. The Company provides strategic consulting services that help improve overall workplace performance by assisting clients in, among other things, clarifying and communicating their business strategies and redesigning their organizations and business processes. The Company also provides its clients with a variety of survey tools by which feedback can be gathered and analyzed on either an organizational or individual basis. The Company develops the survey forms and methodologies, conducts the surveys, and collects and analyzes the data for its corporate clients.


DELIVERY METHODS

     The Company offers multiple delivery methods for its training services and products. By doing so, the Company believes that it can better serve the particular needs, resource constraints, cost requirements and cultures of its clients. Most of the Company's services and products currently are delivered through instructor-led and train-the-trainer seminars; however, the Company also delivers certain of its products on interactive multimedia software or through distance-based methods. The Company's primary delivery methods are described below.

     INSTRUCTOR-LED TRAINING AND SEMINARS. The Company delivers its programs to clients' employees primarily through the use of either dedicated Company instructors or certified contract instructors. Most of the Company's instructor-led training is delivered at clients' facilities, although the Company also delivers certain programs at its own training facilities. In some cases, the Company's programs are delivered in a public seminar format to a small group of individuals from multiple client companies. The Company provides textual materials and, in some cases, video tapes as a part of its instructor-led programs. In addition, the Company sells related published materials in connection with these programs. The Company also develops custom courseware that ultimately is delivered by instructors (often client employees) who are not certified by or otherwise affiliated with the Company. The Company's courses and programs generally range in length from a few hours to several days and include from one to hundreds of participants.

     TRAIN-THE-TRAINER. For several of its services and products, the Company's instructors train and certify qualified employees of clients in an instructor-led program. The certified client employees then are licensed to use the Company's methodologies and materials to train other employees of the client in instructor-led classes at client sites. The Company supplies training materials for these classes and on-going training for the certified trainers. The Company receives fees for the employee-led classes on either a participant or site basis.

     INTERACTIVE MULTIMEDIA SOFTWARE. The Company delivers several of its products on interactive multimedia software, such as CD-ROMs. Because of the demonstrated higher rates of learning and retention achieved through interactive multimedia training, the Company plans to convert to CD-ROM and other interactive multimedia software several of its products that to date have been offered only in the instructor-led or train-the-trainer formats.

     DISTANCE-BASED MEDIA. The Company currently delivers a limited number of its products through distance-based media, such as satellite or other video conferencing, intranets and the Internet. The Company intends to seek new technologies that will allow it to deliver its product offerings to clients more effectively. In particular, the Company believes that more of its products will be offered through the Internet and more clients will seek Internet-delivered training as the bandwidth of Internet access increases.

OTHER SERVICES AND PRODUCTS


     In addition to its training and development services and products, the Company also provides certain other services and products including computer network security research and development (primarily for federal government entities) and computer network design, sales, installation and support (primarily for corporations).


CLIENTS


     The Company seeks to establish long-term relationships with Fortune 1000 companies, other large and medium-sized corporations and government entities with substantial training and development needs. The Company has developed a broad client base of over 1,300 corporations, with no corporate client accounting for more than 5% of the Company's pro forma revenue during fiscal 1998.



     Star Mountain derives a substantial majority of its revenues from customized training and development services and products delivered to entities affiliated with the federal government. During fiscal 1998, Star Mountain's training and development work for federal government clients generated approximately 28% of the Company's pro forma combined revenue. Star Mountain also provides services and products to state and local government entities.



SALES AND MARKETING



     Historically, the Operating Companies have used a variety of sales strategies. The majority of the Operating Companies maintain dedicated salespersons who seek to identify leads, qualify prospects and close sales related to their specific training services and products. In some instances, the salespersons also serve as the instructors or consultants for such services and products. Generally, each of the Operating Companies targets its prospects primarily through direct sales, public seminars, client referrals and a variety of media, including direct mailings, the Operating Companies' web sites and trade publications. In addition, several of the Operating Companies are able to obtain clients as a result of the visibility of their principals, who have published articles and books, appeared on television news shows or otherwise created a strong reputation in their various fields of training. The Company currently markets its services and products to its clients mainly through their human resources personnel, business unit managers or regional managers and, to a lesser extent, through senior executives. However, the Company intends to focus increasingly on marketing to senior executives of both existing and targeted clients through initial contacts made by members of the Company's Board of Directors and senior management, as well as by the principals of the Operating Companies.


     The Company generates significant revenues through sales of services and products to government entities. Typically, these sales occur through a competitive bidding process started by a government entity's issuance of a request for proposal ("RFP") for a contemplated project. The Company may submit a proposal on its own behalf or as a subcontractor to another company. Many services and products delivered to federal government agencies are provided through orders placed under a General Services Administration ("GSA") Supply Schedule contract and under Office of Personnel Management/Training Management Assistance ("OPM"). The Company is one of only a few training providers authorized under both funding mechanisms.

The Company (through Star Mountain) benefits from its status as a preferred provider under certain funding mechanisms (including the GSA and OPM vehicles) which allow it to negotiate contracts without an RFP.


     The Company expects to capitalize on cross-selling opportunities among the clients of the Operating Companies. The Company intends to hire additional salespeople to supplement the existing sales efforts of the Operating Companies and establish a nationwide telemarketing program focusing on medium-sized corporations. In addition, the Company is developing a marketing and advertising program to establish a national brand identification under the PROVANT name, while preserving the value of the established names, trademarks and customer relationships of the Operating Companies.


COMPETITION

     The training and development industry is highly fragmented and competitive, and the Company expects this competition to increase. The Company believes the principal competitive factors in the industry are the strength of client relationships, quality, price and breadth of service and product offerings, quality and number of delivery methods, reputation, and the ability to provide customized services and products. Some of the Company's competitors have significantly greater financial, managerial, technical, marketing and other resources than the Company. Moreover, the Company expects that it will face additional competition from new entrants into the training and development market due, in part, to the evolving nature of the market and the relatively low barriers to entry.

     The Company competes with thousands of privately-held training companies, most of which provide a limited range of services and products. In addition to these small competitors, a number of larger companies are engaged in the business of providing training and development services and products, including Times Mirror Training Group (a subsidiary of the Times Mirror Company), The Forum Corporation, Development Dimensions International, Wilson Learning Corporation and several large publishers of professional reference materials who recently have entered the industry. The Company also competes with large professional service companies such as Andersen Consulting, Ernst & Young LLP, Towers Perrin and others that generally offer training services in conjunction with strategic consulting and other client assignments of larger scope. In addition, many of the Company's clients and potential clients have internal training departments. See "Business -- Market Overview."

     The Company's competitors for government contracts include service companies such as Booz Allen, as well as contract suppliers of equipment to the government such as Raytheon Company, McDonnell-Douglas Corporation and Lockheed Martin Corporation.

INTELLECTUAL PROPERTY

     The Company regards many of its training and development services and products as proprietary and relies primarily on a combination of statutory and common law copyright, trademark, service mark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Notwithstanding this, a third party or parties could copy or otherwise obtain and use the Company's products in an unauthorized manner or use these products to develop training and development processes that are substantially similar to those of the Company. The Company's products generally do not include any mechanisms to prohibit or prevent unauthorized use by third parties. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar training products and delivery methods. Additionally, there can be no assurance that third parties will not claim that the Company's current or future products and/or services infringe on the proprietary rights of others. See "Risk Factors -- Risks Associated with Intellectual Property."

EMPLOYEES


     As of June 30, 1998, the Company employed approximately 737 full-time and part-time employees. The Company believes that its relationships with its employees are good.

INDEPENDENT CONTRACTORS


     The Company provides certain of its services and products through independent contractors, which as of June 30, 1998 numbered approximately 140. The Company does not pay federal employment taxes or withhold income taxes with respect to these independent contractors or include them in the Company's employee benefit plans. See "Risk Factors -- Independent Contractor Status."


FACILITIES


     The Company leases its principal executive office located in Boston, Massachusetts, and maintains 27 additional leased office locations in 16 states and one in Canada. The remaining terms of the Company's leases are less than eight years. The Founding Companies' principal offices are located in:
Alexandria, Virginia; Cabin John, Maryland; Lexington, Massachusetts; Memphis, Tennessee; North Hollywood and San Francisco, California; Provo, Utah; Ridgewood, New Jersey; and West Des Moines, Iowa. Certain of the Founding Companies also maintain branch offices. The Company believes that its facilities are adequate to serve its current level of operations. If additional facilities are required, the Company believes that suitable additional or alternative space will be available as needed on commercially reasonable terms.


LEGAL PROCEEDINGS

     The Company is from time to time a party to litigation arising in the ordinary course of business. Management believes that no pending legal proceeding will have a material adverse effect on the business, financial condition or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information concerning the Company's directors and executive officers.



                NAME                   AGE                           POSITION
-------------------------------------  ---   --------------------------------------------------------
Paul M. Verrochi.....................  49    Chairman and Chief Executive Officer
John H. Zenger.......................  66    President and Director
Dominic J. Puopolo...................  55    Executive Vice President, Chief Financial Officer and
                                             Director
Rajiv Bhatt..........................  41    Senior Vice President, Treasurer and Chief Accounting
                                             Officer
Philip Gardner.......................  35    Vice President
Herbert A. Cohen.....................  61    Chairman - MOHR, Director
Bert Decker..........................  58    Chairman - Decker, Director
Paul C. Green........................  56    Chairman - BTI, Director
Joe Hanson...........................  41    Managing Director - Novations, Director
John F. King.........................  44    Chairman - LSS, Director
A. Carl von Sternberg................  69    Chairman and President - Star Mountain, Director
Marc S. Wallace......................  51    President - J. Howard, Director
Michael J. Davies....................  54    Director
David B. Hammond.....................  53    Director
John R. Murphy.......................  64    Director
Esther T. Smith......................  59    Director



     Paul M. Verrochi has been Chairman of the Board and Chief Executive Officer of the Company since May 1998. Prior to the IPO, Mr. Verrochi was President and a director of the Company. Mr. Verrochi also is Chairman, co-founder and a principal of American Business Partners LLC ("ABP"). In 1992, Mr. Verrochi co-founded American Medical Response, Inc. ("AMR"), which at the time of its acquisition by Laidlaw Inc. in January 1997 was the largest provider of ambulance services in the United States. From August 1992 to January 1996, Mr. Verrochi served as AMR's President and Chief Executive Officer, and until January 1997 he also served as the Chairman of the Board of Directors. Mr. Verrochi was selected as the 1995 National Entrepreneur of the Year for Emerging Growth Companies by Inc. Magazine. Mr. Verrochi serves as an advisory board member to numerous charitable foundations, including the New England Aquarium and the Boston Symphony Orchestra. Mr. Verrochi is Chairman of BridgeStreet Accommodations, Inc. and a director of Coach USA, Inc. Mr. Verrochi received his Bachelor of Science degree from the United States Merchant Marine Academy at Kings Point, New York.



     John H. Zenger has been President and a director of the Company since May 1998. Prior to the IPO, from May 1997 until May 1998, Mr. Zenger was a consultant to the Company. From April 1992 to November 1996, Mr. Zenger was employed in various capacities, including Vice President and Chairman, by the Times Mirror Training Group, one of the nation's largest training companies, consisting of Kaset, Learning International and Zenger Miller, the company that he co-founded in 1977. Mr. Zenger has taught at the University of Southern California School of Business and the Stanford Graduate School of Business. Mr. Zenger received his Doctorate degree in Business Administration from the University of Southern California, his Masters in Business Administration from the University of California, Los Angeles and his Bachelor of Science degree from Brigham Young University.



     Dominic J. Puopolo has been Executive Vice President, Chief Financial Officer and a director of the Company since May 1998. Prior to the IPO, Mr. Puopolo was Treasurer and a director of the Company. Mr. Puopolo is a co-founder and principal of ABP. In 1992, Mr. Puopolo co-founded AMR. From August 1992 to January 1996, Mr. Puopolo served as Executive Vice President, Chief Financial Officer, Treasurer and a member of the Board of Directors of AMR. Mr. Puopolo serves as a member of the Board of Trustees of Emerson College of Communications and is Chairman of its Resource Development Committee. Mr. Puopolo also serves on the Executive Committee of the Boston University School of Medicine and is a member of the

Board of Trustees of Northeastern University. Mr. Puopolo, a Certified Public Accountant, is a member of the Massachusetts Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the National Association of Accountants. Mr. Puopolo received his Masters in Business Administration degree from Suffolk University and his Bachelor of Science degree in Business Administration from Northeastern University.


     Rajiv Bhatt has been Senior Vice President, Treasurer and Chief Accounting Officer of the Company since May 1998. Prior to the IPO, from August 1997 until May 1998, Mr. Bhatt was a consultant to the Company. From September 1994 to August 1997, Mr. Bhatt was Executive Vice President, Chief Financial Officer and Treasurer of Summit Technology, Inc., a publicly-traded manufacturer of ophthalmic laser systems. From September 1988 to September 1994, Mr. Bhatt was Chief Financial Officer, Secretary and a member of the Board of Directors of Carlisle Plastics, Inc., a publicly-traded plastics manufacturer. Also from September 1988 to September 1994, Mr. Bhatt was Chief Financial Officer of Carlisle Capital Corporation, a privately held mergers and acquisitions company. Mr. Bhatt serves as a director of Big Brothers Association of Boston. Mr. Bhatt, a Certified Public Accountant, received his Masters in Business Administration degree from the University of Michigan and his Bachelor of Commerce degree from the University of Bombay.

     Philip Gardner has been Vice President of the Company since May 1998. Prior to the IPO, from February 1997 until May 1998, Mr. Gardner was a consultant to the Company. From August 1994 to December 1996, Mr. Gardner was a consultant for McKinsey & Company ("McKinsey"), a management consulting firm. Prior to joining McKinsey, from 1985 to 1992, Mr. Gardner was an officer and a highly decorated strike fighter pilot in the United States Navy. Mr. Gardner received his Masters in Business Administration degree from Harvard Graduate School of Business Administration and his Bachelor of Arts degree in Government from Harvard College.

     Herbert A. Cohen has been a director of the Company, and Chairman of MOHR, since May 1998. Previously, from February 1991 until May 1998, Mr. Cohen was Chief Executive Officer of MOHR. From September 1978 to January 1991, Mr. Cohen was a partner and one of the original principals of MOHR Development, Inc., a training and consulting company. Mr. Cohen has served as President and Director of the Instructional Systems Association, an association of over 150 training companies dedicated to improving performance through training. Mr. Cohen received his Bachelor of Science degree in Psychology from the University of Maine.

     Bert Decker has been a director of the Company since May 1998. Mr. Decker also serves as Chairman of Decker, a position he has held since October 1979. From October 1979 until May 1998, Mr. Decker also was Chief Executive Officer of Decker. Mr. Decker is the author of the best-selling books You've Got to be Believed to be Heard and Creating Messages That Motivate. Mr. Decker also is the personal communications trainer for Charles Schwab and Olympic gold medalist Bonnie Blair. Mr. Decker has appeared on several national television programs, including The Today Show and 20/20. Mr. Decker received his Bachelor of Arts degree in Psychology from Yale University.


     Paul C. Green, Ph.D. has been a director of the Company, and Chairman of BTI, since May 1998. Previously, from May 1979 until May 1998, Dr. Green was Chief Executive Officer of BTI. Dr. Green developed the Behavioral Interviewing(R) seminar, which has been attended by several hundred thousand managers worldwide. Dr. Green has also served as Assistant Professor in the Marketing Department at Memphis State University, where he taught courses in salesmanship, sales promotion, sales management and consumer behavior. Dr. Green received his Doctorate degree in Industrial-Organizational Psychology from Memphis State University, his Master of Science degree in Psychology from Memphis State University and his Bachelor of Arts degree from Lambuth College.



     Joe Hanson has been a director of the Company since May 1998, and has served as a Managing Director of Novations since May 1997. Previously, from May 1989 to April 1997, Mr. Hanson was employed by Novations in a variety of capacities including consultant, Director and Chief Financial Officer. From September 1983 to March 1987, Mr. Hanson was a consultant for KPMG Peat Marwick LLP. Mr. Hanson received his Masters in Business Administration degree from Brigham Young University and his Bachelor of Science degree in Accounting from Brigham Young University.

     John F. King has been a director of the Company, and Chairman of LSS, since May 1998. Previously, from December 1990 until May 1998, Mr. King was Chief Executive Officer of LSS. From October 1981 to November 1988, Mr. King was employed by Wilson Learning where he served in various capacities including Regional Sales Manager, Account Executive, and Performance Consultant. Mr. King previously served as Professor of Communications Studies at McKendree College. Mr. King received his Master of Arts degree in Communication Studies, Mass Communications from Purdue University and his Bachelor of Arts degree from California State University, Long Beach.


     A. Carl von Sternberg has been a director of the Company, and Chairman of Star Mountain, since May 1998. Mr. von Sternberg also serves as President of Star Mountain, a position he has held since September 1987. In 1975, Mr. von Sternberg founded Allen Corporation of America ("Allen") a firm specializing in training, human factors, engineering and logistics services. From October 1975 to May 1986, Mr. von Sternberg was President and Chairman of Allen, and following Allen's acquisition by The Singer Company he continued to serve as Allen's President until September 1987. Allen was selected in 1982 by Inc. Magazine as one of America's 500 fastest growing private companies. Prior to founding Allen, Mr. von Sternberg served as Executive Vice President and Chief Operating Officer of Essex Corporation, a behavioral science research company, which he co-founded in 1969. Mr. von Sternberg received his Bachelor of Science degree in Industrial Administration from Yale University.


     Marc S. Wallace has been a director of the Company since May 1998, and has been President of J. Howard since January 1991. Previously, from April 1983 until May 1998, Mr. Wallace also was Treasurer of J. Howard. Mr. Wallace serves on the Boards of Directors of Belmont Hill School and the Berklee School of Music, on the Board of Advisors of First Community Bank in Boston and as a member of the Northeastern University Corporation. Mr. Wallace also is a member of the Boston Chamber of Commerce. Mr. Wallace received his Masters in Business Administration degree with a concentration in Finance from Central Michigan University and his Bachelor of Arts degree from Adams State College.

     Michael J. Davies has been a director of the Company since May 1998. Mr. Davies also has served as a consultant to the Company since February 1997. From April 1994 to June 1997, Mr. Davies was a Managing Director of Legg Mason Wood Walker, Incorporated, specializing in media and communications. From September 1990 to March 1993, Mr. Davies was publisher of The Baltimore Sun. Mr. Davies is a member of the Board of Directors of Mecklermedia Corporation, a provider of Internet news, information and analysis through its magazines, trade shows and web site. Mr. Davies received his Master of Science degree in Journalism from the Medill School of Journalism at Northwestern University and his Bachelor of Science degree from Georgia State University.

     David B. Hammond has been a director of the Company since May 1998. Mr. Hammond has been Chairman of Integrated Transport Systems Limited, a European vehicle auctioneer, since December 1995. Previously, from 1988 until April 1996, he served as Deputy Chairman of ADT Limited, an electronic security company. Mr. Hammond is a Fellow of the Institute of Chartered Accountants in England. Mr. Hammond is a director of BHI Corporation, and served as a director and Chairman of the Audit Committee of AMR from 1993 until 1997.

     John R. Murphy has been a director of the Company since May 1998. Since March 1998, Mr. Murphy has served as Vice Chairman of the National Geographic Society ("National Geographic"). Mr. Murphy has served National Geographic in several capacities, including as its President and Chief Executive Officer from May 1995 until March 1998, and as its Executive Vice President from May 1993 until May 1995. Previously, from July 1981 until January 1991, Mr. Murphy served as President and publisher of The Baltimore Sun. Mr. Murphy is a past President of the United States Golf Association, and currently serves as a director of Omnicom Group and MSD&T Mutual Funds.


     Esther T. Smith has been a director of the Company since May 1998. Since July 1998, Ms. Smith has been a principal of The Poretz Group, an investor relations firm located in McLean, Virginia. Since October 1996, Ms. Smith has been a management consultant in corporate positioning and internet enterprise development. From October 1996 to December 1997, she was Editor-at-Large of TechNews Inc. ("TechNews"). Previously, from September 1985 to September 1996 she was President and a director of

TechNews. From January 1995 to September 1996, she also served as that company's Chief Executive Officer. Now Post-Newsweek Business Information, Inc., TechNews was acquired by The Washington Post Co. in 1996. Ms. Smith is an advisor to the Netpreneur Program of the Morino Institute, Reston, Virginia, and is a member of the Board of Directors of WomenCONNECT.com Corp.


BOARD OF DIRECTORS


     The Board of Directors currently consists of 14 directors. The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders and when his or her successor is elected and qualified. Each of the Company's current directors has been nominated for re-election at the Annual Meeting of Stockholders to be held November 3, 1998 (the "Stockholders' Meeting"). The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Messrs. Hammond and Murphy and Ms. Smith, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit, including the adequacy of internal controls and financial accounting policies, oversees or conducts special investigations or other functions on behalf of the Board of Directors, reviews reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reviews the Company's policies and procedures with regard to compliance by the Company with all material applicable governmental rules and regulations and makes recommendations with regard to strategic financial planning matters. The Compensation Committee, consisting of Messrs. Hammond and Murphy and Ms. Smith, makes recommendations to the Board of Directors with regard to all material compensation arrangements between the Company and each of its officers and directors and, at the request of the Board of Directors, advises the Board with respect to matters of compensation policy of broad impact within the Company. The Compensation Committee administers the Company's employee equity incentive plans, determines, subject to the provisions of the Company's incentive plans, the directors, officers, employees and consultants of the Company eligible to participate in any of the plans, determines the extent of such participation and terms and conditions under which benefits may be vested, received or exercised, and makes recommendations to the Board of Directors with regard to the adoption of new incentive plans.


     The Board of Directors also has established an Acquisition Committee (consisting of Messrs. Puopolo, Verrochi, von Sternberg, Green and Hammond), a Strategic Planning Committee (consisting of Messrs. Zenger, Decker and Green), and a Technology Development Committee (consisting of Ms. Smith and Messrs. Mr. King and von Sternberg).

     Officers of the Company serve at the pleasure of the Board of Directors, subject to the terms of any employment agreements with the Company.

DIRECTOR COMPENSATION

     Members of the Board of Directors who also serve as officers of or full-time consultants to the Company or its subsidiaries do not receive compensation for serving on the Board. Each other member of the Board receives a fee of $3,000 for each Board of Directors meeting attended and an additional fee of $500 for each committee meeting attended. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.


     Pursuant to the Company's Stock Plan for Non-Employee Directors, in connection with the IPO, each director who was neither an employee of the Company or one of its subsidiaries nor a stockholder of the Company as of the date of the final Prospectus used in connection with the IPO (i.e., Mr. Murphy and Ms. Smith) received an option to purchase 7,500 shares of Common Stock at a per share exercise price equal to the initial public offering price of $13.00. Each option becomes exercisable with respect to all of the shares of Common Stock issuable thereunder on October 28, 1998 if the individual is a director at such time, expires ten years after the date of grant and is non-transferable except upon death (unless otherwise approved by the Board of Directors). If the director dies or otherwise ceases to be a director of the Company prior to the expiration of the option, the option (if exercisable) remains exercisable for a period of one year (following death) or three months (following other termination of the director's status as a director), but in no event beyond the tenth anniversary of the date of grant. Non-employee directors also are entitled to receive option grants as described in "-- Stock Option Plan for Outside Directors."


EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

     The Company was incorporated in 1996 and conducted no operations and paid no compensation to its officers in fiscal 1997. The Company has entered into employment agreements with each of its executive officers, the material terms of which are summarized below.


     The Company's employment agreement with each of Messrs. Verrochi, Zenger, Puopolo, Bhatt and Gardner has a term expiring on May 4, 2001, and provides for an initial base salary (subject to upward adjustment in the sole discretion of the Company's Board of Directors) and participation in the Company's bonus and benefit plans. The current base salaries for Messrs. Verrochi, Zenger, Puopolo, Bhatt and Gardner under their agreements are $50,000, $150,000, $50,000, $200,000 and $125,000, respectively. The salaries to be paid to Messrs. Verrochi and Puopolo after the first year of the term of their employment agreements are not specified in those agreements, but rather will be determined by the Company's Board of Directors in its sole discretion. Each of the five agreements may be terminated prior to the expiration of the term either in the event of disability or for cause (as defined). If any of the individuals does not continue to be employed by the Company upon the expiration of the agreement, the individual is entitled to receive six months' severance at his base salary as in effect at the time of expiration. Each of Messrs. Verrochi, Zenger, Puopolo, Bhatt and Gardner has agreed not to compete with the Company for a period that expires on May 4, 2003. Pursuant their employment agreements, upon the closing of the IPO, Messrs. Verrochi and Puopolo received options to purchase 43,298 shares of Common Stock each. See "-- Equity Incentive Plan."


     The principals of the Founding Companies who became directors of the Company immediately following the closing of the Combination entered into three-year employment agreements with subsidiaries of the Company, the material terms of which are described in "Certain Transactions -- Organization of the Company."

EQUITY INCENTIVE PLAN

     The Company has adopted the 1998 Equity Incentive Plan (the "Equity Incentive Plan"), which provides for the award of up to 1,100,000 shares of Common Stock in the form of incentive stock options ("ISOs"), non-qualified stock options, stock appreciation rights, performance shares, restricted stock or stock units (each, an "Award"). All directors and employees of, and all consultants and advisors to, the Company (including its subsidiaries) are eligible to participate in the Equity Incentive Plan.

     The Equity Incentive Plan is administered by the Compensation Committee (the "Committee"), which determines who shall receive Awards from those individuals eligible to participate in the Equity Incentive Plan, the type of Award to be made, the number of shares of Common Stock that may be acquired pursuant to the Award and the specific terms and conditions of each Award, including the purchase price, term, vesting schedule, restrictions on transfer and any other conditions and limitations applicable to the Awards or their exercise. Options that are ISOs may be exercisable for not more than 10 years after the date the option is awarded. The Committee may at any time accelerate the exercisability of all or any portion of an option.

     In the event a transaction occurs that results in the Common Stock not being registered under Section 12 of the Exchange Act, all Awards shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, then the Committee or the Board of Directors shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement Awards to participants. Otherwise, the Committee or the Board of Directors may either accelerate the exercisability of all outstanding Awards (subject to completion of the transaction) or terminate all Awards in exchange for a cash payment.

     The Equity Incentive Plan may be amended from time to time or terminated in its entirety by the Board of Directors; however, no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

     In connection with the IPO, the Company granted to Messrs. Verrochi, Zenger, Puopolo, Bhatt and Gardner options to purchase 43,298, 100,000, 43,298, 50,000 and 10,000 shares of Common Stock, respectively, each of which has a per share exercise price equal to the IPO price of $13.00. The options granted to Messrs. Zenger, Bhatt and Gardner will become exercisable with respect to one-third of the underlying shares of Common Stock on each of April 28, 1999, 2000 and 2001, and the options granted to Messrs. Verrochi and Puopolo became exercisable with respect to all of the underlying shares of Common Stock as of the closing of the IPO. Mr. Davies also was granted an option to purchase 50,000 shares of Common Stock, the terms of which are described in "Certain Transactions." All of these options expire seven years from the date of grant.

     In addition to the options granted to Messrs. Verrochi, Zenger, Puopolo, Bhatt, Gardner and Davies, the Company awarded to employees of and consultants to the Company options under the Equity Incentive Plan in connection with the IPO to purchase an aggregate of 572,387 shares of Common Stock. Each such option has a per share exercise price equal to the IPO price of $13.00, expires seven years from the date of grant and generally becomes exercisable with respect to one-third of the shares of Common Stock issuable thereunder on each of the first three anniversaries of the date of grant (except for options to purchase 30,000 shares of Common Stock which became exercisable with respect to all of the underlying Common Stock upon the closing of the IPO).


NON-QUALIFIED STOCK OPTION PLAN



     The Company's Board of Directors has adopted the 1998 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), which provides for the award of up to 500,000 shares of Common stock in the form of non-qualified stock options. All employees of the Company (including its subsidiaries) who are neither directors nor officers of the Company are eligible to participate in the Non-Qualified Plan.



     The Non-Qualified Plan is administered and interpreted by the Committee, which selects the recipients of options, determines the terms and conditions of the options, prescribes the form or forms of instruments evidencing options from time to time, and decides any questions and settles all controversies and disputes that may arise in connection with the plan. The Committee may at any time accelerate the exercisability of all or any portion of an option.



     In the event a transaction occurs that results in the Common Stock not being registered under Section 12 of the Exchange Act, all options granted under the Non-Qualified Plan shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, then the Committee (or the Board) shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. Otherwise, the Committee (or the Board) may either accelerate the exercisability of all outstanding options (subject to completion of the transaction) or terminate all options in exchange for cash payments.



     As of August 31, 1998, no options were outstanding under the Non-Qualified Plan.



STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



     The Company's Board of Directors has adopted, subject to approval at the Stockholders' Meeting, the 1998 Stock Option Plan for Outside Directors (the "Directors' Plan"). Subject to adjustment for stock splits and similar events, a total of 100,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. The Directors' Plan will replace the Stock Plan for Non-Employee Directors, except for options currently outstanding thereunder.



     The Directors' Plan will be administered by the Company's Board of Directors, which will have the power to construe and interpret the terms and provisions of the Directors' Plan. The Directors' Plan permits the Board of Directors to delegate some or all of its powers with respect to the Directors' Plan to a committee. Only directors of the Company who are not employees of or full-time consultants to the Company or any subsidiary of the Company (the "Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Hammond and Murphy and Ms. Smith currently qualify as Outside Directors.

     Upon the approval of the Directors' Plan by the stockholders of the Company and if the stockholders reelect the current Outside Directors at the Stockholders' Meeting, Messrs. Hammond and Murphy and Ms. Smith each will be eligible to receive an option to purchase a number of shares of Common Stock that will be determined by the Board of Directors at its meeting held subsequent to the Stockholders' Meeting. On the date of each subsequent annual meeting, each Outside Director continuing in office will be granted an option to purchase a number of shares of Common Stock to be determined by the Board of Directors on such date, and any newly-elected Outside Director will be granted an option covering 7,500 shares of Common Stock. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of Common Stock as reported on Nasdaq on the date the option is granted.



     All options granted under the Directors' Plan will become fully exercisable six months after the date of grant. Upon an Outside Director's departure from the Board of Directors by reason of death, all options that are not then exercisable will terminate and options that are exercisable on the date of death may be exercised by the Outside Director's executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, only during the subsequent one-year period. If an Outside Director's service with the Company terminates for any other reason, all options held by the Outside Director that are not then exercisable will terminate and options that are exercisable on the date of termination will continue to be exercisable only during the subsequent three-month period. In the event that a transaction occurs that results or will result in the Company's Common Stock not being registered under Section 12 of the Exchange Act, all options held by Outside Directors will terminate. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. Otherwise, the Board of Directors may either accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment. In all other events, options granted under the Directors' Plan will remain exercisable until the tenth anniversary of the date of grant. Generally, no option may be transferred other than by will or the laws of descent and distribution.



STOCK PURCHASE PLAN


     The 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") has been approved by the Board of Directors and stockholders of the Company. The Employee Stock Purchase Plan is designed to enable eligible employees to purchase shares of Common Stock at a discount on a periodic basis. All employees working more than 20 hours per week, other than employees owning 5% or more of the combined voting power of all classes of stock of the Company, will be eligible to participate. Purchases will occur at the end of option periods, each of six months' duration. The first such option period began on June 1, 1998. The purchase price of Common Stock under the Employee Stock Purchase Plan will be 85% of the lesser of the last sale price of the Common Stock on the business day immediately preceding the beginning of an option period and the last sale price of the Common Stock on the business day immediately preceding the end of the option period. Participants may elect under the Employee Stock Purchase Plan to have from 2% to 10% of their pay applied to the purchase of shares at the end of the option period.

     Subject to adjustment for stock splits and similar events, a total of 500,000 shares of Common Stock have been reserved for issuance under the Employee Stock Purchase Plan. None of these shares has been issued to date.

LIMITATION OF CERTAIN LIABILITY OF OFFICERS AND DIRECTORS

     As permitted by the DGCL, the Company's Certificate of Incorporation provides for the elimination, subject to certain conditions, of the personal liability of directors of the Company for monetary damages for breach of their fiduciary duties. The directors, however, remain subject to equitable remedies and to liability for breach of their duty of loyalty to the Company or its stockholders. The Company's Certificate of Incorporation and By-laws also provide that the Company will indemnify its directors and officers. In addition, the Company maintains an indemnification insurance policy covering all directors and officers of the Company. In general, the Company's Certificate of Incorporation, By-laws and the indemnification insurance policy attempt to provide the maximum protection permitted by Delaware law with respect to indemnification and exculpation of directors and officers.

     Under the indemnification provisions of the Company's Certificate of Incorporation and By-laws and the indemnification insurance policy, the Company will repay certain expenses incurred by a director or officer in connection with any civil or criminal action or proceeding, specifically including actions by or in the name of the Company (derivative suits), where the individual's involvement is by reason of the fact that he or she is or was a director or officer of the Company. Such indemnifiable expenses include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of September 21, 1998 regarding the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) certain executive officers of the Company, (iii) all directors and executive officers as a group, and (iv) each person or entity known to the Company to own beneficially more than 5% of the outstanding Common Stock. The persons named in this table, except as indicated in the footnotes below, have sole investment and voting power with respect to the shares beneficially owned by them.



                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER     PERCENT
                  ------------------------                    ---------   -------
Directors
Paul M. Verrochi(2)(3)......................................  1,190,203    11.4
John H. Zenger(4)...........................................    196,197     1.9
Dominic J. Puopolo(2)(5)....................................  1,114,524    10.7
Herbert A. Cohen(6).........................................    113,488     1.1
Michael J. Davies(7)........................................    371,632     3.6
Bert Decker.................................................    205,326     2.0
Paul C. Green, Ph.D(8)......................................    393,733     3.9
David B. Hammond(9).........................................     44,643       *
Joe Hanson..................................................     68,362       *
John F. King(10)............................................    292,271     2.9
John R. Murphy(11)..........................................      9,500       *
Esther T. Smith(11).........................................      9,500       *
A. Carl von Sternberg(12)...................................    386,525     3.8
Marc S. Wallace.............................................     97,477       *

Executive Officers
Paul M. Verrochi(2)(3)......................................  1,190,203    11.4
John H. Zenger(4)...........................................    196,197     1.9
Dominic J. Puopolo(2)(5)....................................  1,114,524    10.7
Rajiv Bhatt.................................................     99,567       *
All executive officers and directors as a group (16
  persons)(13)..............................................  4,932,769    46.0


---------------

  *   Less than 1%



 (1) Percentages in the table are based upon 10,226,325 shares of Common Stock outstanding as of September 21, 1998.



 (2) Includes 173,194 shares issuable pursuant to a warrant that currently is exercisable, and 43,298 shares issuable upon the exercise of an option that currently is exercisable. Excludes 216,492 shares issuable upon the exercise of the Contingent Warrant described in "Certain Transactions."



 (3) Includes 60,699 shares held by Mr. Verrochi's wife, and 140,980 shares held by a trust of which Mr. Verrochi is trustee. Mr. Verrochi's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110.



 (4) Shares are held jointly with Mr. Zenger's wife. Excludes 98,881 shares held by a trust for the benefit of Mr. Zenger's grandchildren, as to which Mr. Zenger disclaims beneficial ownership.



 (5) Includes 60,699 shares held by Mr. Puopolo's wife, and 140,980 shares held by a trust of which Mr. Puopolo is trustee. Mr. Puopolo's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110



 (6) Includes 56,244 shares held by Mr. Cohen's wife.



 (7) Includes 50,000 shares issuable upon the exercise of an option that currently is exercisable.



 (8) Includes 900 shares held by members of Dr. Green's family.

 (9) Shares are held by a corporation of which the sole stockholders are Mr. Hammond and his wife.



(10) Shares are held jointly with Mr. King's wife.



(11) Includes 7,500 shares issuable upon the exercise of an option that becomes exercisable in full on October 28, 1998.



(12) Includes 30,848 shares held by Mr. von Sternberg's wife and 1,232 shares held by two trusts of which Mr. von Sternberg is trustee.



(13) See notes 2 through 12 above.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     The Combination was accomplished through separate mergers of each Founding Company with a subsidiary of the Company. As a result, all of the assets, liabilities and business operations formerly held by each Founding Company currently exist in a separate subsidiary of the Company.

     With respect to six of the Founding Companies, each of the merger agreements provides that the Company will pay, as additional purchase price, shares of Common Stock deliverable after the Closing having a value up to a fixed dollar amount. The number of shares issuable as Additional Consideration and J. Howard Contingent Consideration will be determined by a formula based on the relationship of the EBIT of that Founding Company (including its successor Company subsidiary) for the fiscal year ending June 30, 1998 (June 30, 1999 in the case of J. Howard) to a specified EBIT target. In particular, each merger agreement with a Founding Company (other than Star Mountain) contains a targeted pro forma EBIT amount in excess of a baseline figure which, if achieved by the Founding Company, will result in the payment by the Company to the former stockholders of the Founding Company of the maximum Additional Consideration or
J. Howard Contingent Consideration (consisting of a multiple of the excess EBIT amount). To the extent the Founding Company does not achieve the targeted amount, its former stockholders will receive a lesser amount of Additional Consideration or J. Howard Contingent Consideration proportionately related to the excess above the baseline figure. Shares of Common Stock issued as Additional Consideration will be valued at the initial public offering price of $13.00, and shares issued as J. Howard Contingent Consideration will be valued based on the average of the last sale prices of the Common Stock on Nasdaq during the 20 business days immediately following PROVANT's first public announcement of its financial results for fiscal 1999.

     For the seventh Founding Company, Star Mountain, the former stockholders will be entitled to receive additional shares of Common Stock or cash in accordance with a formula based on the amount by which the EBIT of Star Mountain for the fiscal year ending June 30, 1999 exceeds a specified EBIT target (the "Star Mountain Contingent Consideration"). In particular, if Star Mountain's EBIT for fiscal 1999 exceeds the specified target, then (i) Star Mountain's former non-voting stockholders will receive cash equal to a multiple of the excess EBIT and (ii) Star Mountain's former voting stockholders will receive, at their election, either cash equal to a multiple of the excess EBIT or a number of shares of Common Stock equal to a multiple of the excess EBIT divided by 80% of the average of the last sale prices of the Common Stock on Nasdaq during the month of July 1999.


     The aggregate consideration paid by the Company in the Combination to the stockholders and option holders of the Founding Companies is shown below, consisting of approximately $24.5 million in cash and 3,459,341 shares of Common Stock. Also shown below is the allocation among the five Founding Companies of the maximum of 969,218 shares of Common Stock issuable as Additional Consideration (assuming the achievement of certain EBIT targets) following the end of fiscal 1998.



                                        AT COMBINATION CLOSING
                               ----------------------------------------
                                                       SHARES               ADDITIONAL CONSIDERATION
                                             --------------------------    --------------------------
      FOUNDING COMPANY            CASH       DOLLAR VALUE      NUMBER      DOLLAR VALUE      NUMBER
      ----------------         ----------    ------------    ----------    ------------    ----------
BTI..........................  $5,070,000     $5,848,644        449,896     $2,000,000        153,846
Decker.......................   1,550,000      4,533,240        348,712      3,000,000        230,764
J. Howard....................   1,830,000      3,071,988        236,308      4,300,000              *
LSS..........................   3,930,000      7,677,396        590,568      1,000,000         76,922
MOHR.........................   1,511,000      2,709,648        208,435      2,000,000        153,845
Novations....................   4,987,500      8,887,080        683,619      4,600,000        353,841
Star Mountain................   5,576,000     12,243,516        941,803              *              *


---------------
 * Excludes the Star Mountain Contingent Consideration and the number of shares issuable as J. Howard Contingent Consideration.

     The consideration paid for the Founding Companies was determined through arm's length negotiations between PROVANT and representatives of each Founding Company. The factors considered by the parties in determining the consideration to be paid included, among others, the pro forma adjusted EBIT, net worth and future prospects of the Founding Companies.


     In connection with the Combination, the director designees of the Founding Companies received the following amounts, which are reflected in the table above: Mr. Cohen, $655,520 and 112,488 shares of Common Stock (including cash and shares issued to his wife); Mr. Decker, $759,623 and 205,226 shares of Common Stock; Dr. Green, $4,554,713 and 392,633 shares of Common Stock; Mr. Hanson, $498,753 and 68,362 shares of Common Stock; Mr. King, $1,569,714 and 292,271 shares of Common Stock; Mr. von Sternberg, $2,559,234 and 496,693 shares of Common Stock (including cash and shares issued to his wife); and Mr. Wallace, $754,890 and 97,477 shares of Common Stock.


     Pursuant to the agreements entered into in connection with the Combination, the principal stockholders of the Founding Companies agreed not to compete with the Company for a period that expires on May 4, 2003. In addition, upon the closing of the Combination, the principal stockholders and certain other employees of each of the Founding Companies entered into three-year employment agreements with the Company. Each such agreement with a Founding Company's director designee (i.e., Messrs. Cohen, Decker, Green, Hanson, King, von Sternberg and Wallace) provides for an initial base salary of $175,000 (except for Mr. Decker's agreement which provides for a base salary of $125,000), subject to upward adjustment in the sole discretion of the Company, and in most cases participation in the Company's bonus and benefit plans. Each agreement may be terminated prior to the expiration of the three-year term either in the event of disability or for cause (as defined). If the individual does not continue to be employed by the Company upon the expiration of the agreement, the individual shall be entitled to receive six months' severance at his base salary as in effect at the time of expiration.


     Certain indebtedness of the Founding Companies was personally guaranteed by their respective stockholders. The Company repaid such indebtedness from the net proceeds of the IPO and the guarantees were released. In particular, the Company repaid amounts owed by Novations (which totalled approximately $1.7 million) and Star Mountain (which totalled approximately $3.5 million) which were personally guaranteed by Messrs. Hanson and von Sternberg, respectively. In addition, the Company assumed in the Combination other indebtedness of the Founding Companies that had an aggregate outstanding balance of $2.5 million as of March 31, 1998.



     The former stockholders of the Founding Companies have agreed that until May 4, 2000 they will not sell any shares of Common Stock received by them in connection with the Combination other than pursuant to an effective registration statement under the Securities Act. The stockholders of the Company prior to the closing of the IPO and the Combination agreed to identical restrictions on all shares of Common Stock held by them from time to time. Except with respect to the shares issuable upon the exercise of the warrants described elsewhere herein, the Company has no obligation to provide a registration statement with respect to any of the shares described above. However, in the event the Company decides to register in an underwritten public offering any shares received by any stockholder in the Combination, or any shares of Common Stock issued (or issuable pursuant to options and warrants granted by the Company) prior to the date of the final Prospectus used in connection with the IPO, it must give each of the Company's stockholders (without giving effect to the IPO) and certain other individuals the opportunity to register a pro rata amount thereunder.



OTHER TRANSACTIONS


  Organization of PROVANT

     In connection with the founding and organization of PROVANT, Messrs. Verrochi, Zenger, Puopolo, Gardner, Davies and Donald W. Glazer purchased the following shares of Common Stock for an aggregate purchase price of approximately $3,250: Mr. Verrochi, 977,461 shares; Mr. Zenger, 295,078 shares; Mr. Puopolo, 901,782 shares; Mr. Gardner, 339,821 shares; Mr. Davies, 320,632 shares; and Mr. Glazer, 385,150 shares. Mr. Glazer has a consulting agreement with the Company having a term expiring on May 4, 2000 and providing for an annual consulting fee of $125,000.

     A consultant to the Company was granted an option in September 1997 to purchase 10,000 shares of Common Stock at a per share exercise price of $5.00. The option became exercisable with respect to all of the underlying shares of Common Stock upon the closing of the IPO, and expires on May 4, 2001.

  American Business Partners LLC

     During 1997, members of the management team and certain consultants were assembled by American Business Partners LLC ("ABP") to pursue the consolidation of companies in the training and development industry. Mr. Verrochi, Chairman of the Board and Chief Executive Officer of the Company, and Mr. Puopolo, Executive Vice President and Chief Financial Officer of the Company, are members of ABP. ABP provided the Company with expertise regarding the consolidation process.

     Expenses paid by the Company prior to the closing of and in connection with the Combination and the IPO were financed with funds advanced to the Company by Messrs. Verrochi and Puopolo. Outstanding advanced amounts accrued interest at an annual rate equal to the prime rate of interest as from time to time published in The Wall Street Journal. The Company repaid the advanced amounts plus interest (which totalled $1.8 million) to Messrs. Verrochi and Puopolo out of the proceeds of the IPO.


     As partial consideration for their commitment to extend the financing described above, Messrs. Verrochi and Puopolo each received two warrants. The first warrant entitles the holder to purchase 173,194 shares of Common Stock at a per share exercise price equal to the initial public offering price of $13.00. The second warrant, entitling the holder to purchase 216,492 shares of Common Stock, will become exercisable only if the market price of the Common Stock increases to certain threshold levels (except as otherwise described below) (the "Contingent Warrant"). Specifically, 20% of the total number of shares issuable under the Contingent Warrant will become exercisable if and when the market price of the Common Stock increases to $26, $39 and $52 per share, respectively, and the remaining 40% of the total number of shares issuable under the Contingent Warrant will become exercisable if and when the market price of the Common Stock increases to $65 per share. However, under certain circumstances involving the merger or sale of the Company, the Contingent Warrant will become exercisable to purchase all of the warrant shares. The exercise price of the Contingent Warrant increases on each anniversary of May 4, 1998. Specifically, the exercise price is equal to the initial public offering price of $13.00 for the first 12 months following the closing of the IPO and, for each 12 month period thereafter, is equal to $13.00 plus the product of $1.30 and the number of full 12 month periods elapsed since May 4, 1998. However, once a portion of the Contingent Warrant becomes exercisable, that portion's exercise price is fixed as of that date. All four warrants expire on May 4, 2005. The holders of the warrants have the right to require the Company to register the resale of the shares that may be acquired upon exercise of the warrants under the Securities Act.


     In June 1997, Messrs. Verrochi and Puopolo sold to the Company furniture and equipment for its corporate executive offices for an aggregate purchase price of $150,000. The Company believes that the purchase price approximated the fair market value of the furniture and equipment.

OTHER TRANSACTIONS INVOLVING OFFICERS AND DIRECTORS


     Prior to the IPO, PROVANT had outstanding 3,346,217 shares of Common Stock. Substantially all of such shares currently are beneficially owned by management and directors of and consultants to PROVANT or members of their families. The holders of all such shares have agreed with the Company that, until May 4, 2000, they will not sell any shares of Common Stock held by them from time to time (or that may be purchased by them under options and warrants outstanding as of the Closing) other than pursuant to an effective registration statement under the Securities Act relating to an underwritten public offering in which they are allowed to participate.


     Michael J. Davies, who became a director of the Company upon the consummation of the IPO, also became a full-time consultant to the Company. For the performance of his consulting duties, Mr. Davies is paid an annual fee of $125,000. In addition, in consideration for his agreement to become a consultant, Mr. Davies received an option to purchase 50,000 shares of Common Stock, which currently is exercisable for all of the shares issuable thereunder at a per share exercise price equal to the initial public offering price of $13.00.


     The Company used $750,000 of the net proceeds of the IPO to pay a fee due to Legg Mason Wood Walker, Incorporated for information relating to the training and development industry developed by Mr. Davies while he served as a Managing Director at that company.



     As a result of the Combination, a subsidiary of the Company became a party to a six-year lease of administrative offices, effective January 1, 1996, from Paul C. Green, Ph.D., who is a director of the Company. For the years ended June 30, 1996, 1997 and 1998, rent expense paid to Dr. Green pursuant to the lease was approximately $76,000, $85,000 and $83,200, respectively. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained by the Company from non-affiliated third parties.



     As a result of the Combination, a subsidiary of the Company also became a party to a five-year lease of office facilities renewable for an additional five years, effective March 1997, from Novations Partners, L.L.C., a Utah limited liability company (the "LLC") which is controlled by the stockholders of Novations. Joe Hanson, one of the members of the LLC, is a director of the Company. The annual rent expense to be paid to the LLC was $300,000 for the first year of the lease, and the lease provides for a 3% annual increase thereafter. A subsidiary of the Company also assumed in the Combination the obligation to pay the LLC approximately $75,000 per year through April 1, 2001 for the sublease of certain equipment. The Company believes that the terms of the lease and sublease are no less favorable to the Company than could be obtained from non-affiliated third parties. In addition, Novations loaned the LLC funds during 1997, the balance of which totalled approximately $192,000 as of March 31, 1998. All outstanding amounts owed to Novations pursuant to these arrangements were paid by the LLC at or before the closing of the Combination.



     A. Carl von Sternberg, a director of the Company, was indebted to Star Mountain during 1997 under a promissory note. Borrowings by Mr. von Sternberg under the note totalled approximately $406,000 as of March 31, 1998. Outstanding principal amounts owed under the note accrued interest from time to time at the prime rate of interest as reported in The Wall Street Journal, and all principal amounts owed under the note, together with accrued interest, have been repaid by Mr. von Sternberg.



     In December 1997, Marc S. Wallace, a director of the Company, incurred indebtedness to J. Howard pursuant to two promissory notes in the aggregate principal amount of $75,000. Outstanding principal amounts owed under the notes accrued interest from time to time at an annual rate of 7.0%, and all principal amounts owed under the notes, together with accrued interest, have been repaid by Mr. Wallace.


COMPANY POLICY

     The Company's policy is that any future transactions with directors, officers, employees or affiliates of the Company be approved in advance by a majority of the Company's Board of Directors, including a majority of the disinterested members of the Board, and be on terms no less favorable to the Company than the Company could obtain from non-affiliated parties.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     The Company's authorized capital stock consists of 45,000,000 shares of capital stock, par value $.01 per share, consisting of 40,000,000 shares of Common Stock and 5,000,000 shares of preferred stock (the "Preferred Stock"). The Company currently has outstanding 10,226,325 shares of Common Stock and no shares of Preferred Stock. As of September 25, 1998, the Common Stock was held of record by 124 stockholders.

COMMON STOCK


     In addition to its outstanding Common Stock, the Company had outstanding as of August 31, 1998 options and warrants to purchase an aggregate of 1,693,673 shares of Common Stock. A total of 1,100,000 shares of Common Stock are reserved for issuance under the Equity Incentive Plan, 100,000 shares of Common Stock under the Stock Plan for Non-Employee Directors and 500,000 shares of Common Stock under the Employee Stock Purchase Plan. If the Directors' Plan is approved at the Stockholders' Meeting, then 100,000 shares of Common Stock will be reserved for issuance under that plan, and, in connection with the simultaneous termination of the Stock Plan for Non-Employee Directors, 85,000 of the 100,000 shares reserved for issuance under the Stock Plan for Non-Employee Directors will no longer be so reserved.


     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. See "Dividend Policy." All outstanding shares of Common Stock are fully paid and nonassessable, and the holders thereof have no preferences or rights of conversion, exchange or pre-emption. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and after liquidation payments to holders of outstanding shares of Preferred Stock, if any.

PREFERRED STOCK

     The Preferred Stock, if issued, would have priority over the Common Stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. The Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares of Preferred Stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock, and could have the effect of delaying, deterring or preventing a change in control of the Company or an unsolicited acquisition proposal.

WARRANTS TO PURCHASE COMMON STOCK

     The Company has issued warrants to Messrs. Verrochi and Puopolo, the terms of which are more fully described in "Certain Transactions."

CERTAIN PROVISIONS

     Special Meetings of the Stockholders of the Company. The Company's By-laws provide that a special meeting of the stockholders of the Company only may be called by the President, the Chairman of the Board or by order of the Board of Directors. The By-laws do not authorize the stockholders to call a special meeting of stockholders, potentially limiting the stockholders' ability to offer proposals between annual meetings if no special meetings are otherwise called by the President, Chairman or the Board.

     No Action by Written Consent. The Company's Certificate of Incorporation does not permit the Company's stockholders to act by written consent. As a result, any action to be taken by the Company's stockholders must be taken at a duly called meeting of the stockholders.

STATUTORY BUSINESS COMBINATIONS PROVISION

     The Company is subject to the provisions of Section 203 of the DGCL ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such a person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the disinterested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company is BankBoston, N.A.

                        SHARES ELIGIBLE FOR FUTURE SALE


     The Company currently has 10,226,325 shares of Common Stock issued and outstanding, and as of August 31, 1998 had 1,693,673 shares of Common Stock issuable upon the exercise of outstanding options and warrants. Of these outstanding shares, 2,990,000 shares sold pursuant to the IPO are freely tradeable without restriction under the Securities Act, except any shares purchased by an "affiliate" (as that term is defined under the rules and regulations of the Securities Act) of the Company, which shares will be subject to the resale limitations of Rule 144 of the Securities Act. The remaining outstanding shares may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144.



     In the aggregate, 100,000 shares of Common Stock are reserved for issuance under the Directors' Plan (of which 85,000 no longer will be so reserved if the 1998 Stock Option Plan for Outside Directors is approved at the Stockholders' Meeting), 1,100,000 shares are reserved for issuance under the Equity Incentive Plan, 500,000 shares are reserved for issuance under the Employee Stock Purchase Plan and 500,000 shares are reserved for issuance under the Non-Qualified Plan. The Company has filed a registration statement under the Securities Act to register Common Stock to be issued pursuant to the exercise of options or stock granted or to be granted under the Directors' Plan, Equity Incentive Plan and Employee Stock Purchase Plan. As a result, Common Stock issued upon the exercise of substantially all of such options (or the purchase of Common Stock under the Employee Stock Purchase Plan) will be available for immediate resale in the open market, subject to compliance with Rule 144 in the case of affiliates. If the 1998 Stock Option Plan for Outside Directors is approved at the Stockholders' Meeting, then the Company promptly thereafter will file a registration statement under the Securities Act to register the shares of Common Stock issuable thereunder.


     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, then the holder of such restricted securities (including an affiliate) is entitled to sell that number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or
(ii) the average weekly reported volume of trading of Common Stock during the four calendar weeks preceding such sale. Any shares of Common Stock issued as Additional Consideration, J. Howard Contingent Consideration and Star Mountain Contingent Consideration will be deemed to have been acquired at the closing of the Combination for purposes of Rule 144. Sales under Rule 144 also are subject to certain requirements pertaining to the manner of sales, notices of sales and the availability of current public information concerning the Company. Any shares not constituting restricted securities sold by affiliates must be sold in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed from the date on which restricted securities were acquired from the Company or an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.


     The Company, the holders of substantially all shares outstanding prior to the IPO (including the holders of shares issued in connection with the Combination) and the holders of all shares issued in the acquisitions by the Company of KC Resources and AMI have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period expiring on October 26, 1998 (the "Lock-up Period") without the prior written consent of NationsBanc Montgomery Securities LLC, except for: (i) in the case of the Company, options issued pursuant to the Company's Equity Incentive Plan, Non Qualified Plan, Directors' Plan and Employee Stock Purchase Plan or in connection with acquisitions; and (ii) in the case of all such holders, the exercise of stock options pursuant to the benefit plans described herein and shares of Common Stock disposed of in certain circumstances as bona fide gifts, subject, in each case, to any remaining portion of the Lock-up Period applying to any shares so issued or transferred. In evaluating any request for a waiver of the Lock-up Period, NationsBanc Montgomery Securities LLC will consider, in accordance with its customary practice, all relevant facts and circumstances at the time of the request, including, without limitation, the recent trading market for the Common Stock, the size of the request and, with respect to a request by the Company to issue additional equity securities, the purpose of such an issuance. In addition, the stockholders of the Founding Companies, all stockholders of the Company prior to the IPO and stockholders who received substantially all of the shares of Common Stock issued in connection with the Company's acquisitions of KC Resources and AMI have agreed to certain transfer restrictions for a two-year period on all shares of Common Stock held or to be held by them. See "Certain Transactions -- Organization of the Company" and "-- Other Transactions Involving Officers and Directors."


     Sales or the availability for sale of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to 3,000,000 shares of Common Stock that may be offered and issued by the Company from time to time in connection with acquisitions of other businesses or other properties by the Company.

     PROVANT intends to concentrate its acquisitions within the training and development industry. If the opportunity arises, however, PROVANT may attempt to make acquisitions that are either complementary to its present operations or advantageous even though they may be dissimilar to its present activities. The consideration for any such acquisition may consist of shares of Common Stock, cash, notes or other evidences of debt, assumptions of liabilities or a combination thereof, as determined from time to time by negotiations between PROVANT and the owners or controlling persons of businesses or properties to be acquired.

     The shares covered by this Prospectus may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such companies or entities, or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of shares of Common Stock under acquisition agreements will generally be determined by direct negotiations with the owners or controlling persons of the businesses or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. It is anticipated that the shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock either at the time of agreement on the terms of an acquisition or at or about the time of delivery of the shares.

     It is not expected that underwriting discounts or commissions will be paid by the Company in connection with issuances of shares of Common Stock under this Prospectus. However, finders' fees or brokers' commissions may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of shares of Common Stock covered by this Prospectus. Any person receiving such a fee may be deemed to be an underwriter within the meaning of the Securities Act.

     Affiliates of companies acquired by PROVANT who receive Common Stock under this Prospectus are subject for one year to the restrictions of Rule 145 under the Securities Act, including the volume of sale limitations and manner of sale requirements thereof. The requirements of Rule 145 may limit the ability of such affiliates to resell Common Stock they may receive under this Prospectus.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Nutter, McClennen & Fish, LLP, Boston, Massachusetts.

                                    EXPERTS


     The financial statements of PROVANT, Inc. and Subsidiaries as of June 30, 1997 and 1998 and for the periods from November 16, 1996 (date of inception) to June 30, 1997 and July 1, 1997 to June 30, 1998, and the financial statements of Behavioral Technology, Inc., Decker Communications, Inc., J. Howard & Associates, Inc., Robert Steinmetz, Ph.D., and Associates, Inc. d/b/a Learning Systems Sciences, MOHR Retail Learning Systems, Inc., Novations Group, Inc. and Star Mountain, Inc. and subsidiaries (as of and for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 to May 4, 1998), have been included herein and in the Registration Statement in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in giving said reports.



     The financial statements of Star Mountain, Inc. for the year ended December 31, 1995 included in this Prospectus have been audited by Friedman & Fuller, P.C., independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (including any and all amendments thereto, the "Registration Statement") under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete with respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, and reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified by such reference. Upon completion of the Offering, the Company will be subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information, as well as the Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from such offices, upon payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission.

     The Company furnishes its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm.

                         INDEX TO FINANCIAL STATEMENTS

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                        HISTORICAL FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
PROVANT, INC. AND FOUNDING COMPANIES PRO FORMA:
  Basis of Presentation.....................................  F-3
  Unaudited Pro Forma Combined Statements of Operations.....  F-4
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................  F-6

PROVANT, INC. AND SUBSIDIARIES:
  Independent Auditors' Report..............................  F-10
  Consolidated Balance Sheets...............................  F-11
  Consolidated Statements of Operations.....................  F-12
  Consolidated Statements of Stockholders' Equity
     (Deficit)..............................................  F-13
  Consolidated Statements of Cash Flows.....................  F-14
  Notes to Consolidated Financial Statements................  F-15

BEHAVIORAL TECHNOLOGY, INC.:
  Independent Auditors' Report..............................  F-28
  Balance Sheets............................................  F-29
  Statements of Operations..................................  F-30
  Statements of Stockholders' Equity........................  F-31
  Statements of Cash Flows..................................  F-32
  Notes to Financial Statements.............................  F-33

DECKER COMMUNICATIONS, INC.:
  Independent Auditors' Report..............................  F-36
  Balance Sheets............................................  F-37
  Statements of Operations..................................  F-38
  Statements of Stockholders' Equity........................  F-39
  Statements of Cash Flows..................................  F-40
  Notes to Financial Statements.............................  F-41

J. HOWARD & ASSOCIATES, INC.:
  Independent Auditors' Report..............................  F-45
  Balance Sheets............................................  F-46
  Statements of Operations..................................  F-47
  Statements of Stockholders' Equity........................  F-48
  Statements of Cash Flows..................................  F-49
  Notes to Financial Statements.............................  F-50

LEARNING SYSTEMS SCIENCES (ROBERT STEINMETZ, PH.D., AND
  ASSOCIATES, INC. ):
  Independent Auditors' Report..............................  F-53
  Balance Sheets............................................  F-54
  Statements of Operations..................................  F-55
  Statements of Stockholders' Equity........................  F-56
  Statements of Cash Flows..................................  F-57
  Notes to Financial Statements.............................  F-58

                                                              PAGE
                                                              ----
MOHR RETAIL LEARNING SYSTEMS, INC.:
  Independent Auditors' Report..............................  F-61
  Balance Sheets............................................  F-62
  Statements of Operations..................................  F-63
  Statements of Stockholders' Equity........................  F-64
  Statements of Cash Flows..................................  F-65
  Notes to Financial Statements.............................  F-66

NOVATIONS GROUP, INC.:
  Independent Auditors' Report..............................  F-69
  Balance Sheets............................................  F-70
  Statements of Operations..................................  F-71
  Statements of Stockholders' Equity........................  F-72
  Statements of Cash Flows..................................  F-73
  Notes to Financial Statements.............................  F-74

STAR MOUNTAIN, INC. AND SUBSIDIARIES:
  Independent Auditors' Reports.............................  F-78
  Consolidated Balance Sheets...............................  F-80
  Consolidated Statements of Operations.....................  F-81
  Consolidated Statements of Stockholders' Equity...........  F-82
  Consolidated Statements of Cash Flows.....................  F-83
  Notes to Consolidated Financial Statements................  F-85

                      PROVANT, INC. AND FOUNDING COMPANIES


               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION


     The following unaudited pro forma combined financial statements give effect to (i) the Combination of PROVANT and the Founding Companies, (ii) the consummation of the IPO and the application of the net proceeds therefrom and
(iii) certain other adjustments described below and in the notes to the unaudited pro forma combined financial statements. In the Combination, subsidiaries of PROVANT merged with the following Founding Companies: Behavioral Technology, Inc. ("BTI"), Decker Communications, Inc. ("Decker"), J. Howard & Associates, Inc. ("J. Howard"), MOHR Retail Learning Systems, Inc. ("MOHR"), Novations Group, Inc. ("Novations"), Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences ("LSS") and Star Mountain, Inc. ("Star Mountain"). The Combination occurred simultaneously with the closing of the IPO and was accounted for using the purchase method of accounting. PROVANT was identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.



     The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on July 1, 1996.



     PROVANT has preliminarily analyzed the benefits that it expects to realize from reductions in salaries and certain benefits to the owners of the Founding Companies. To the extent these owners agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statements of operations. With respect to other potential benefits, PROVANT cannot at this time quantify these benefits, and moreover, it is anticipated that these benefits will be offset by costs related to the Company's new corporate management and by the costs associated with being a public company. Neither the anticipated benefits nor the anticipated costs have been included in the pro forma financial information of PROVANT.



     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's results of operations actually would have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of PROVANT and the Founding Companies and the related notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

                      PROVANT, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                        FOR THE YEAR ENDED JUNE 30, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                        STAR
                                           BTI     DECKER   J. HOWARD    LSS      MOHR    NOVATIONS   MOUNTAIN   PROVANT    TOTAL
                                          ------   ------   ---------   ------    ----    ---------   --------   -------   -------
Total revenue...........................  $7,096   $8,410    $7,317     $5,599   $3,015    $9,018     $20,790     $  --    $61,245
Cost of revenue.........................   1,488    2,275     2,160      1,928      825     4,839      12,602        --     26,117
                                          ------   ------    ------     ------   ------    ------     -------     -----    -------
    Gross profit........................   5,608    6,135     5,157      3,671    2,190     4,179       8,188        --     35,128
Selling, general, and administrative
  expenses..............................   5,111    6,446     4,555      3,061    1,745     3,315       7,061       149     31,443
Goodwill amortization...................      --       --        --         --       --        --          --        --         --
                                          ------   ------    ------     ------   ------    ------     -------     -----    -------
    Income (loss) from operations.......     497     (311)      602        610      445       864       1,127      (149)     3,685
Other income, net.......................      40       --         4         --       --        --          --        --         44
Interest income (expense)...............      31       (9)       26         14        3      (137)        (53)       --       (125)
                                          ------   ------    ------     ------   ------    ------     -------     -----    -------

    Income (loss) before income taxes...     568     (320)      632        624      448       727       1,074      (149)     3,604
Income tax expense......................      --       33         8          9        7       435         429        --        921
                                          ------   ------    ------     ------   ------    ------     -------     -----    -------
    Net income (loss)...................  $  568   $ (353)   $  624     $  615   $  441    $  292     $   645     $(149)   $ 2,683
                                          ======   ======    ======     ======   ======    ======     =======     =====    =======
Earnings per common share: basic........
Earnings per common share: diluted......
Shares used in computing basic earnings
  per common share(4)...................
Shares used in computing diluted
  earnings per common share(4)..........

                                          COMBINATION   PRO FORMA
                                          ADJUSTMENTS   COMBINED
                                          -----------   ---------
Total revenue...........................    $ 7,601      $68,846
Cost of revenue.........................      4,850       30,967
                                            -------      -------
    Gross profit........................      2,751       37,879
Selling, general, and administrative
  expenses..............................     (2,780)      28,663
Goodwill amortization...................      1,335        1,335
                                            -------      -------
    Income (loss) from operations.......      4,196        7,881
Other income, net.......................         --           44
Interest income (expense)...............        125           --
                                            -------      -------
    Income (loss) before income taxes...      4,321        7,925
Income tax expense......................      2,783        3,704
                                            -------      -------
    Net income (loss)...................    $ 1,538      $ 4,221
                                            =======      =======
Earnings per common share: basic........                 $  0.43
                                                         =======
Earnings per common share: diluted......                 $  0.42
                                                         =======
Shares used in computing basic earnings
  per common share(4)...................                9,795,558
Shares used in computing diluted
  earnings per common share(4)..........                10,168,889


  See accompanying notes to unaudited pro forma combined financial statements.

                      PROVANT, INC. AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                        FOR THE YEAR ENDED JUNE 30, 1998

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                    PROVANT             FOUNDING COMPANIES -- PERIOD FROM JULY 1, 1997 TO MAY 4, 1998
                                  YEAR ENDED     ---------------------------------------------------------------------------
                                   JUNE 30,                                                                           STAR
                                     1998          BTI      DECKER     J. HOWARD    LSS       MOHR      NOVATIONS   MOUNTAIN
                                 -------------   -------    ------     ---------   ------     ----      ---------   --------
Total revenue..................     $14,189      $ 6,567    $8,729      $5,565     $5,632    $3,237      $9,228     $23,496
Cost of revenue................       6,374        1,243     2,275       1,826      2,030     1,009       4,356      13,409
                                    -------      -------    ------      ------     ------    ------      ------     -------
    Gross profit...............       7,815        5,324     6,454       3,739      3,602     2,228       4,872      10,087
Selling, general, and
  administrative expenses......      10,447        6,648     5,696       4,253      1,751     1,510       3,956       7,754
Goodwill amortization..........         245           --        --          --         --        --          --          77
                                    -------      -------    ------      ------     ------    ------      ------     -------
    Income (loss) from
       operations..............      (2,877)      (1,324)      758        (514)     1,851       718         916       2,256
Other income (expense), net....          --            2         3          --         --        --          --          --
Interest income (expense),
  net..........................        (220)          29         8          11         13         5        (196)       (162)
                                    -------      -------    ------      ------     ------    ------      ------     -------

    Income (loss) before income
       taxes...................      (3,097)      (1,293)      769        (503)     1,864       723         720       2,094
Income tax expense (benefit)...        (203)          15        17           1         19         2         367         878
                                    -------      -------    ------      ------     ------    ------      ------     -------
    Net income (loss)..........     $(2,894)     $(1,308)   $  752      $ (504)    $1,845    $  721      $  353     $ 1,216
                                    =======      =======    ======      ======     ======    ======      ======     =======
Earnings per common share:
  basic........................
Earnings per common share:
  diluted......................
Shares used in computing basic
  earnings per common
  share(4).....................
Shares used in computing
  diluted earnings per common
  share(4).....................


                                           COMBINATION   PRO FORMA
                                  TOTAL    ADJUSTMENTS    COMBINED
                                 -------   -----------   ---------
Total revenue..................  $76,643     $1,419      $   78,062
Cost of revenue................   32,522      1,056          33,578
                                 -------     ------      ----------
    Gross profit...............   44,121        363          44,484
Selling, general, and
  administrative expenses......   42,015     (8,183)         33,832
Goodwill amortization..........      322      1,013           1,335
                                 -------     ------      ----------
    Income (loss) from
       operations..............    1,784      7,533           9,317
Other income (expense), net....        5         --               5
Interest income (expense),
  net..........................     (512)       512              --
                                 -------     ------      ----------
    Income (loss) before income
       taxes...................    1,277      8,045           9,322
Income tax expense (benefit)...    1,096      3,166           4,262
                                 -------     ------      ----------
    Net income (loss)..........  $   181     $4,879      $    5,060
                                 =======     ======      ==========
Earnings per common share:
  basic........................                          $     0.52
                                                         ==========
Earnings per common share:
  diluted......................                          $     0.50
                                                         ==========
Shares used in computing basic
  earnings per common
  share(4).....................                           9,795,558
                                                         ==========
Shares used in computing
  diluted earnings per common
  share(4).....................                          10,168,889
                                                         ==========


  See accompanying notes to unaudited pro forma combined financial statements.

                      PROVANT, INC. AND FOUNDING COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) GENERAL


     Concurrently with the IPO, the Company acquired the seven Founding Companies in the Combination. The acquisitions have been accounted for using the purchase method of accounting with the Company being treated as the accounting acquiror.


(2) ACQUISITION OF FOUNDING COMPANIES


     The following table sets forth the consideration paid (i) in cash and (ii) in shares of Common Stock to the former stockholders of each of the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares was determined using an estimated fair value of $10.40 per share, representing a discount of 20% from the initial public offering price of $13.00 due to restrictions on the sale and transferability of the shares issued. Cash paid includes additional amounts paid or accrued for the Founding Companies that exceeded the minimum net worth required at the acquisition date.



                                                                     COMMON STOCK
                                                             ----------------------------
                                                   CASH       SHARES      VALUE OF SHARES
                                                  -------    ---------    ---------------
                                                          (DOLLARS IN THOUSANDS)
BTI.............................................  $ 5,070      449,896        $ 4,679
Decker..........................................    1,550      348,712          3,626
J. Howard.......................................    1,830      236,308          2,457
LSS.............................................    3,930      590,568          6,142
MOHR............................................    1,511      208,435          2,168
Novations.......................................    4,988      683,619          7,110
Star Mountain...................................    5,576      941,803          9,795
                                                  -------    ---------        -------
          Total.................................  $24,455    3,459,341        $35,977
                                                  =======    =========        =======



(3) UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS



  Year Ended June 30, 1997



(a) Reflects the reduction in salaries, bonuses and benefits of $5.6 million to certain of the owners of the Founding Companies to which they agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the owners' employment agreements with the Company entered into in connection with the Combination. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance under certain circumstances.



(b) Reflects the amortization of goodwill being recorded as a result of the Combination over a 40-year estimated life.



(c) Reflects a pro forma provision for income taxes adjusted to reflect the Company's estimated consolidated effective tax rate subsequent to the Combination, after considering nondeductible goodwill amortization.



(d) Reflects the historical results of operations of companies acquired by Star Mountain in February 1997 and October 1997.



(e) Reflects the reduction in interest expense, net of income tax benefit, related to the current portion of bank debt and notes payable to stockholders that were repaid with the proceeds of the IPO.

                      PROVANT, INC. AND FOUNDING COMPANIES

     The following table summarizes the adjustments to the unaudited pro forma combined statements of operations (in thousands):



                                                                     ADJUSTMENTS
                                                      ------------------------------------------      TOTAL
                                                       (A)       (B)       (C)      (D)     (E)    ADJUSTMENTS
                                                      ------   -------   -------   ------   ----   -----------
Total revenue.......................................  $   --   $    --   $    --   $7,601   $ --     $7,601
Cost of revenue.....................................                --        --    4,850     --      4,850
Selling, general and administrative expenses........  (5,607)       --        --    2,827     --     (2,780)
Goodwill amortization...............................      --     1,335        --       --     --      1,335
                                                      ------   -------   -------   ------   ----     ------
         Income (loss) from operations..............   5,607    (1,335)       --      (76)    --      4,196
Interest expense....................................      --        --        --     (250)   375        125
                                                      ------   -------   -------   ------   ----     ------
         Income (loss) before income taxes..........   5,607    (1,335)       --     (326)   375      4,321
Income tax expense (benefit)........................      --        --     2,763     (130)   150      2,783
                                                      ------   -------   -------   ------   ----     ------
         Net income (loss)..........................  $5,607   $(1,335)  $(2,763)  $ (196)  $225     $1,538
                                                      ======   =======   =======   ======   ====     ======



  Year Ended June 30, 1998



(a) Reflects the reduction in salaries, bonuses and benefits of $6.5 million to certain of the owners of the Founding Companies to which they agreed prospectively. These reductions in salaries, bonuses and benefits are in accordance with the terms of the owners' employment agreements with the Company entered into in connection with the Combination. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance under certain circumstances.



(b) Reflects the amortization of goodwill being recorded as a result of the Combination over a 40-year estimated life.



(c) Reflects a pro forma provision for income taxes adjusted to reflect the Company's estimated consolidated effective tax rate subsequent to the Combination, after considering nondeductible goodwill amortization.



(d) Reflects the historical results of operations of a company acquired by Star Mountain in October 1997.



(e) Reflects the reduction in interest expense net of income tax benefit, related to the current portion of bank debt and notes payable to stockholders that were repaid with the proceeds of the IPO.



(f) Reflects the elimination of a non-recurring fee for information related to the training industry.



(g) Reflects the elimination of non-cash compensation expense related to the issuance of Common Stock and stock options to officers of and consultants to the Company.



(h) Reflects the elimination of non-recurring legal and accounting fees related to the Combination and the IPO.

                      PROVANT, INC. AND FOUNDING COMPANIES

     The following table summarizes the adjustments to the unaudited pro forma combined statements of operations (in thousands):



                                                             ADJUSTMENTS
                                 --------------------------------------------------------------------      TOTAL
                                  (A)       (B)       (C)      (D)     (E)      (F)      (G)     (H)    ADJUSTMENTS
                                 ------   -------   -------   ------   ----   -------   ------   ----   -----------
Total revenue..................      --        --        --    1,419     --        --       --     --      1,419
Cost of revenue................      --        --        --    1,056     --        --       --     --      1,056
Selling, general and
  administrative expenses......  (6,511)       --        --      352     --      (750)    (686)  (588)    (8,183)
Goodwill amortization..........      --     1,013        --       --     --        --       --     --      1,013
                                 ------   -------   -------   ------   ----   -------   ------   ----     ------
Income (loss) from
  operations...................   6,511    (1,013)       --       11     --       750      686    588      7,533
Interest expense...............      --        --        --      (29)   541        --       --     --        512
Income (loss) before
  income taxes.................   6,511    (1,013)       --      (18)   541       750      686    588      8,045
Income tax expense (benefit)...      --        --     2,957       (7)  (216)       --       --     --      3,166
                                 ------   -------   -------   ------   ----   -------   ------   ----     ------
         Net income (loss).....   6,511    (1,013)   (2,957)     (11)   325       750      686    588      4,879
                                 ======   =======   =======   ======   ====   =======   ======   ====     ======



(4) NET INCOME PER SHARE



     The shares used in computing basic earnings per common share consist of (i) 3,346,217 shares outstanding prior to the Combination and the IPO, (ii) 3,459,341 shares issued in May 1998 to owners of the Founding Companies and
(iii) 2,990,000 shares of Common Stock sold in the IPO. The shares used in computing diluted earnings per common share consist of those used in computing basic earnings per common share plus 373,331 Common Stock equivalents computed using the treasury stock method.



(5) STOCK-BASED COMPENSATION



     The Company has four stock-based compensation plans. The Company has granted stock options under the Equity Incentive Plan and the Stock Plan for Non-Employee Directors to purchase an aggregate of 883,983 shares of Common Stock having a per-share exercise price equal to the initial offering price of $13.00. No awards have been made to date under the Employee Stock Purchase Plan or the 1998 Non-Qualified Stock Option Plan.

                      PROVANT, INC. AND FOUNDING COMPANIES

     The Company will apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense will be recognized for its fixed stock option plans and its stock purchase plan, except for stock options granted to non-employees. If compensation cost for the Company's stock-based compensation plans were based on the fair value at the grant date for the awards under the plans consistent with the method of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), the Company's pro forma net income and income per share for each period presented assuming such options were granted at the beginning of the periods presented and that the compensation element of options with immediate vesting was recognized during the years ended June 30, 1997 and 1998 would have been reduced to the amounts indicated below (Dollars in thousands except per share data):



                                                              YEAR ENDED JUNE 30,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
Net income:
  Pro forma.................................................   $4,221      $5,060
                                                               ======      ======
  Pro forma for SFAS No. 123................................   $2,350      $3,971
                                                               ======      ======
Basic income per common share:
  Pro forma.................................................   $ 0.43      $ 0.52
                                                               ======      ======
  Pro forma for SFAS No. 123................................   $ 0.24      $ 0.41
                                                               ======      ======



     The fair value of the stock options used to calculate the pro forma for SFAS No. 123 amounts was determined using the Black-Scholes option-pricing model with the following assumptions for fiscal 1997 and 1998: volatility of 33%; expected dividend yield of 0%; risk-free interest rate of 6.0% and an expected life of 4 years.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders,


PROVANT, Inc.:



     We have audited the accompanying consolidated balance sheets of PROVANT, Inc. and subsidiaries as of June 30, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from November 16, 1996 (date of inception) to June 30, 1997 and for the year ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PROVANT, Inc. and subsidiaries as of June 30, 1997 and 1998 and the results of their operations and their cash flows for the period from November 16, 1996 (date of inception) to June 30, 1997 and for the year ended June 30, 1998, in conformity with generally accepted accounting principles.



                                          KPMG PEAT MARWICK LLP



Boston, Massachusetts


August 10, 1998

                         PROVANT, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS


                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                  JUNE 30,
                                                              ----------------
                                                              1997      1998
                                                              -----    -------
                                    ASSETS
Current assets:
     Cash and cash equivalents..............................  $   1    $ 6,394
     Accounts receivable, net of allowance for doubtful
       accounts of $0 and $740, respectively................     --     12,221
     Contracts receivable...................................     --      7,295
     Deferred taxes.........................................     --      2,127
     Costs in excess of billings............................     --        696
     Prepaid expenses and other current assets..............     --      1,359
                                                              -----    -------
          Total current assets..............................      1     30,092
Property and equipment, net.................................    150      2,548
Other assets................................................     --        776
Goodwill, net...............................................     --     52,942
                                                              -----    -------
          Total assets......................................  $ 151    $86,358
                                                              =====    =======

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable.......................................  $  --    $ 3,346
     Accrued expenses.......................................     --      7,361
     Accrued compensation...................................     --      2,928
     Billings in excess of costs............................     --      2,896
     Deferred revenue.......................................     --        669
     Income taxes payable...................................     --      1,252
     Current portion of long term debt......................     --        533
     Notes payable to stockholders..........................    298         --
                                                              -----    -------
          Total current liabilities.........................    298     18,985
Long term debt, net of current portion......................     --        874
                                                              -----    -------
          Total liabilities.................................    298     19,859
Stockholders' equity (deficit):
     Preferred stock, $.01 par value; none issued...........     --         --
     Common stock, $.01 par value; 1,950,520 and 9,795,558
      shares issued and outstanding at June 30, 1997 and
      1998, respectively....................................     20         98
     Additional paid-in capital.............................     --     69,474
     Translation adjustment.................................     --        (12)
     Accumulated deficit....................................   (167)    (3,061)
                                                              -----    -------
          Total stockholders' equity (deficit)..............   (147)    66,499
                                                              -----    -------
Total liabilities and stockholders' equity (deficit)........  $ 151    $86,358
                                                              =====    =======



          See accompanying notes to consolidated financial statements.

                         PROVANT, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                 PERIOD FROM
                                                              NOVEMBER 16, 1996
                                                                  (DATE OF
                                                                INCEPTION) TO       YEAR ENDED
                                                                JUNE 30, 1997      JUNE 30, 1998
                                                              -----------------    -------------
Total revenue...............................................     $       --         $   14,189
Cost of revenue.............................................             --              6,374
                                                                 ----------         ----------
Gross profit................................................             --              7,815
Selling, general and administrative expenses................            149             10,447
Goodwill amortization.......................................             --                245
                                                                 ----------         ----------
Loss from operations........................................           (149)            (2,877)
Interest expense, net.......................................             --               (220)
                                                                 ----------         ----------
Loss before income taxes....................................           (149)            (3,097)
Income tax benefit..........................................             --               (203)
                                                                 ----------         ----------
Net loss....................................................     $     (149)        $   (2,894)
                                                                 ==========         ==========
Loss per common share: basic and diluted....................     $    (0.08)        $    (0.67)
                                                                 ==========         ==========
Shares used in computing basic and diluted loss per common
  share.....................................................      1,950,520          4,350,169



          See accompanying notes to consolidated financial statements.

                         PROVANT, INC. AND SUBSIDIARIES



           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                             (DOLLARS IN THOUSANDS)



                                          COMMON STOCK
                                       ------------------   PAID-IN    TRANSLATION   ACCUMULATED
                                        SHARES     AMOUNT   CAPITAL    ADJUSTMENT      DEFICIT      TOTAL
                                       ---------   ------   --------   -----------   -----------   -------
Initial capitalization...............  1,950,520    $20     $    --       $ --         $   (18)    $     2
Net loss.............................         --     --          --         --            (149)       (149)
                                       ---------    ---     -------       ----         -------     -------
Balance at June 30, 1997.............  1,950,520     20          --         --            (167)       (147)
Issuance of management shares........  1,395,697     13         473         --              --         486
Issuance of stock options and
  warrants...........................         --     --         422         --              --         422
Acquisition of Founding Companies....  3,459,341     35      35,942         --              --      35,977
Issuance of stock sold in initial
  public offering....................  2,990,000     30      32,637         --              --      32,667
Translation adjustment...............         --     --          --        (12)             --         (12)
Net loss.............................         --     --          --         --          (2,894)     (2,894)
                                       ---------    ---     -------       ----         -------     -------
Balance at June 30, 1998.............  9,795,558    $98     $69,474       $(12)        $(3,061)    $66,499
                                       =========    ===     =======       ====         =======     =======



          See accompanying notes to consolidated financial statements.

                         PROVANT, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)



                                                                  PERIOD FROM
                                                               NOVEMBER 16, 1996
                                                                   (DATE OF
                                                                  INCEPTION)
                                                                      TO             YEAR ENDED
                                                                 JUNE 30, 1997      JUNE 30, 1998
                                                              -------------------   -------------
Cash flows from operating activities:
  Net loss..................................................         $(149)            $(2,894)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................            --                 467
     Allowance for doubtful accounts........................            --                 135
     Charges related to issuance of common stock, warrants
       and stock options....................................            --                 908
     Changes in operating assets and liabilities:
       Accounts receivable..................................            --              (1,731)
       Contracts receivable.................................            --                (581)
       Deferred taxes.......................................            --              (1,191)
       Due from stockholders................................            --                 600
       Costs in excess of billings..........................            --                (244)
       Prepaid expenses and other current assets............            --                (154)
       Other assets.........................................            --                 110
       Accounts payable and accrued expenses................            --               1,636
       Accrued compensation.................................            --                 (91)
       Billings in excess of costs..........................            --               1,119
       Deferred revenue.....................................            --                 228
       Income taxes payable.................................            --                 970
                                                                     -----             -------
          Total adjustments.................................            --               2,181
                                                                     -----             -------
          Net cash used in operating activities.............          (149)               (713)
                                                                     -----             -------
Cash flows from investing activities:
     Acquisitions of businesses, net of acquired cash.......            --             (19,302)
     Additions to property and equipment....................          (150)               (177)
                                                                     -----             -------
       Net cash used in investing activities................          (150)            (19,479)
                                                                     -----             -------
Cash flows from financing activities:
     Issuance of common stock...............................             2              32,667
     Increase (decrease) in notes payable to stockholders...           298                (298)
     Repayment of long-term debt............................            --              (5,772)
                                                                     -----             -------
       Net cash provided by financing activities............           300              26,597
Effect of exchange rates on cash............................            --                 (12)
                                                                     -----             -------
Net increase in cash and cash equivalents...................             1               6,393
Cash and cash equivalents, beginning of period..............            --                   1
                                                                     -----             -------
Cash and cash equivalents, end of period....................         $   1             $ 6,394
                                                                     =====             =======



          See accompanying notes to consolidated financial statements.

                         PROVANT, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1) BUSINESS AND ORGANIZATION



     PROVANT, Inc., a Delaware corporation ("PROVANT" and collectively with its subsidiaries, the "Company"), provides a broad range of training and development services and products to Fortune 1000 companies, other large and medium-sized corporations and government entities. Founded on November 16, 1996, the Company's objective is to become the leading single source provider of high-quality training and development services and products that are distributed through multiple delivery methods.



     On May 4, 1998, PROVANT completed the initial public offering (the "Offering" or "IPO") of its common stock (the "Common Stock") and simultaneously acquired in separate merger transactions seven companies engaged in providing training and development services and products (collectively referred to as the "Founding Companies"). The Company provides services nationally, and has offices in thirteen states.



(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Basis of Presentation



     For financial statement purposes, PROVANT has been identified as the accounting acquiror. Accordingly, the consolidated financial statements include the accounts of PROVANT since its inception, November 16, 1996, and the accounts of the Founding Companies since their acquisition date, May 4, 1998. The acquisitions of the Founding Companies were accounted for using the purchase method of accounting. The allocations of the purchase prices to the assets acquired and liabilities assumed of these companies have been recorded based on preliminary estimates of fair value and may be changed as additional information becomes available.



  Principles of Consolidation



     The accompanying consolidated financial statements include the accounts of PROVANT and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.



  Revenue Recognition



     The Company recognizes revenue when services are performed and products are provided except when work is being performed under a long-term contract. Deferred revenue is recognized for payments received prior to services being performed.



     A significant portion of the Company's revenue results from services performed under long-term U.S. Government contracts, either directly or through subcontracts. The majority of the Company's long-term contracts are fixed-price contracts. Revenue on fixed price contracts is recognized using the percentage of completion method based on costs incurred in relation to total estimated costs for each contract. Revenue on time-and-materials contracts is recognized to the extent of fixed billable rates for hours delivered plus reimbursable costs. Revenue on cost-plus-fee contracts is recognized based on reimbursable costs incurred plus estimated fees earned thereon. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined.



  Cash Flow Information



     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.



     Cash paid for interest in fiscal 1997 and 1998 was nil and $118,000, respectively. Cash paid for taxes in fiscal 1997 and 1998 was nil and $14,000 respectively.

                         PROVANT, INC. AND SUBSIDIARIES

     The Company recorded the following non-cash transactions during fiscal 1998 (Dollars in thousands):



Discount on indebtedness associated with issuance of stock
  warrants..................................................  $221
Compensation expense in connection with sales of Company
  stock.....................................................  $485
Compensation expense in connection with stock options
  granted to consultants to the Company.....................  $201



     In addition, the following is a reconciliation of net cash paid for acquisitions during fiscal 1998 (Dollars in thousands):



Fair value of assets acquired...............................  $82,386
Liabilities assumed.........................................  (21,954)
Additional purchase price accrued but not yet paid..........     (755)
Estimated market value of stock consideration...............  (35,977)
                                                              -------
Cash paid...................................................   23,700
Less cash acquired..........................................   (4,398)
                                                              -------
     Net cash paid for acquisitions.........................  $19,302
                                                              =======



  Fair Value of Financial Instruments



     The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, contracts receivable, accounts payable and accrued expenses approximate fair value due to the short term nature of these instruments. The carrying value of the long term debt approximates fair value based on current rates available to the Company for debt of similar maturity and terms.



  Property and Equipment



     Property and equipment are stated at cost and include additions and major replacements or betterments. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the expected life of the lease or the estimated useful life of the asset. Maintenance and repairs are expensed when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.



  Goodwill



     Goodwill represents the excess of the aggregate purchase price paid by the Company over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years.



     Recoverability of goodwill and intangible assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the acquired Company. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.



  Long-Lived Assets



     Long-lived assets and certain identifiable intangibles are reviewed for impairment, based upon undiscounted future cash flows, and appropriate losses are recognized whenever the carrying amount of an asset may not be recovered in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.



  Concentrations of Credit Risk



     The Company provides services to customers located in a broad range of geographical regions. The Company's credit risk primarily consists of receivables from a variety of customers including U.S. Govern-

                         PROVANT, INC. AND SUBSIDIARIES
ment entities and commercial and industrial companies. The Company reviews its accounts receivable and provides allowances as deemed necessary.



  Income Taxes



     The Company will file a consolidated return for federal income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect, if any, on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



  Accounting for Stock-Based Compensation



     The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock option plans. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Statement 123 addresses the accounting for the cost of stock-based compensation, such as stock options, and permits either expensing the cost of stock-based compensation over the vesting period or disclosing in the financial statement footnotes what this expense would have been. This cost would be measured at the grant date based upon estimated fair values, using option pricing models. The Company has adopted the disclosure alternative of Statement 123 as of June 30, 1998.



  Loss Per Share



     In fiscal 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share, for calculating earnings per share (EPS). Statement 128 requires the disclosure of basic EPS, which is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Disclosure of diluted EPS, which gives effect to all dilutive potential common shares outstanding, is also required. For fiscal 1997 and 1998, the number of shares used in computation of basic EPS is the same as diluted EPS since the inclusion of any potential common shares would be anti-dilutive as a result of the net losses in those years.



     The following securities that could potentially dilute basic EPS in the future were not included in the computation of diluted EPS for 1998 because to do so would have been antidilutive:



                                                              JUNE 30,
                                                                1998
                                                              --------
Stock options...............................................   42,942
Warrants....................................................   18,400
                                                               ------
     Total..................................................   61,342
                                                               ======



     Contingently issuable shares (Note 10) have also been excluded from the calculation.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of revenues, expenses, assets, liabilities and contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                         PROVANT, INC. AND SUBSIDIARIES

(3) BUSINESS COMBINATIONS



  Founding Company Acquisitions



     Concurrently with the completion of its IPO on May 4, 1998, PROVANT acquired the Founding Companies (the "Combination"). The companies acquired were Behavioral Technology, Inc., Decker Communications, Inc., J. Howard and Associates, Inc., Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences, MOHR Retail Learning Systems, Inc., Novations Group, Inc., and Star Mountain, Inc.



     The acquisition of each of the Founding Companies was accounted for using the "purchase" method of accounting in accordance with APB Opinion No. 16, Business Combinations. The aggregate consideration paid in these transactions was $24.5 million in cash and 3,459,341 shares of Common Stock having a value at the date of acquisition totaling $36.0 million.



     The consolidated balance sheet as of June 30, 1998 includes allocations of the respective purchase prices to the assets acquired and liabilities assumed based on preliminary estimates of fair value and is subject to final adjustment. The allocations resulted in $53.2 million of goodwill, which represents the excess of purchase price over the estimated fair value of the net assets acquired. In conjunction with the acquisitions, goodwill was determined as follows (Dollars in thousands):



Cash paid, net of cash acquired.............................  $ 19,302
Additional purchase price accrued but not yet paid..........       755
Estimated market value of stock consideration...............    35,977
Liabilities assumed.........................................    21,954
Less fair value of tangible assets acquired, net of cash
  acquired..................................................   (24,801)
                                                              --------
Goodwill....................................................  $ 53,187
                                                              ========



     The unaudited pro forma combined financial data presented below consists of the income statement data presented in these consolidated financial statements plus income statement data for the Founding Companies as if they were acquired effective July 1, 1996 (Dollars in thousands, except per share data):



                                                       YEAR ENDED JUNE 30,
                                                       --------------------
                                                         1997        1998
                                                       --------    --------
                                                           (UNAUDITED)
Revenue..............................................  $68,846     $78,062
Net income...........................................    4,221       5,060
Earnings per common share, basic.....................    $0.43       $0.52
Earnings per common share, diluted...................    $0.42       $0.50



     The unaudited pro forma combined financial data gives effect to (i) the Combination of PROVANT and the Founding Companies, (ii) the consummation of the IPO and the application of the net proceeds therefrom, (iii) the elimination of a non-recurring fee of $750,000 in the year ended June 30, 1998 for information related to the training industry, (iv) acquisitions completed by one of the Founding Companies, (v) the elimination of non-cash compensation expense totaling $686,000 for the year ended June 30, 1998 related to the issuance of Common Stock and stock options to officers of and consultants to the Company,
(vi) a provision for income tax for those Founding Companies that were taxed as S corporations during the relevant periods, (vii) the elimination of non-recurring legal and accounting fees related to the Combination and the IPO totaling $588,000 for the year ended June 30, 1998 and (viii) the compensation differential. The compensation differential represents pro forma adjustments to salary, bonuses and benefits paid to certain pre-Combination owners of the Founding Companies to certain levels to which they have agreed prospectively. For the years ended June 30, 1997 and 1998, the compensation differential was approximately $5.6 million and $6.5 million, respectively.

                         PROVANT, INC. AND SUBSIDIARIES

     The unaudited pro forma combined results presented above are not necessarily indicative of actual results which might have occurred had the operations and management teams of PROVANT and the Founding Companies been combined at the beginning of the periods presented.



  Subsequent Acquisition



     On July 20, 1998, the Company completed the acquisition of KC Resources Creative Solutions, Inc. ("KC Resources"), a training and instructional design and development consulting firm based in the Washington, DC area. The consideration paid by the Company was $6.0 million, consisting of $2.4 million in cash and 200,000 shares of Common Stock. This acquisition will be accounted for as a purchase transaction. The former sole stockholder of KC Resources will be entitled to receive contingent consideration of up to $1.4 million if KC Resources' earnings before interest and taxes for the year ending June 30, 1999 exceeds a specified base amount.



     Pro forma data giving effect to the Combination and the KC Resources acquisition for the year ended June 30, 1998 is as follows (Dollars in thousands, except per share data):



                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 1998
                                                              ----------
                                                              (UNAUDITED)
Revenue.....................................................   $ 83,511
Net income..................................................      5,419
Earnings per common share, basic............................   $   0.54
Earnings per common share, diluted..........................   $   0.52



(4) CONTRACTS RECEIVABLE



     Contracts receivable are summarized as follows (Dollars in thousands):



                                                               JUNE 30,
                                                                 1998
                                                              -----------
U.S. Government customers:
Amounts due currently -- prime contractor...................    $5,353
Amounts due currently -- subcontractor......................       589
Recoverable costs and accrued profit on progress
  completed -- not billed...................................     1,317
Retainage...................................................        36
                                                                ------
Total.......................................................    $7,295
                                                                ======



     In accordance with industry practice, amounts relating to long-term contracts are classified as current assets although an indeterminable portion of these amounts is not expected to be realized within one year. Receivable balances billed but not paid by customers pursuant to retainage provisions in contracts are due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance is billed and collected in the following fiscal year.



     All unbilled contract receivables, net of retainage, are expected to be billed and collected within one year.

                         PROVANT, INC. AND SUBSIDIARIES

(5) NON-CURRENT ASSETS



     A summary of property and equipment follows (Dollars in thousands):



                                                                             JUNE 30,
                                                              USEFUL LIFE      1998
                                                              ------------   --------
Equipment...................................................   5 - 7 years    $  322
Furniture and fixtures......................................   3 - 7 years     2,290
Leasehold improvements......................................   3 - 7 years       160
Less accumulated depreciation and amortization..............                    (224)
                                                                              ------
Property and equipment, net.................................                  $2,548
                                                                              ======



     Depreciation expense was nil and $222,000 for fiscal 1997 and 1998, respectively.



     Goodwill amortization expense was nil and $245,000 for fiscal 1997 and 1998, respectively.



(6) ACCRUED EXPENSES



     Accrued expenses consist of the following (Dollars in thousands):



                                                              JUNE 30,
                                                                1998
                                                              --------
Accrued lease abandonment costs.............................   $1,160
Other accrued liabilities...................................    6,201
                                                               ------
          Total.............................................   $7,361
                                                               ======



(7) REVOLVING CREDIT AGREEMENT



     On April 8, 1998, the Company entered into a revolving credit facility with Fleet National Bank (as agent), the material terms of which are summarized as follows. The facility provides the Company with a revolving line of credit of up to $40.0 million, guaranteed by all of the Company's significant wholly-owned subsidiaries and secured by a pledge of the capital stock of each of the Company's wholly-owned subsidiaries. The credit facility may be used for refinancing of existing indebtedness, acquisitions, working capital and general corporate purposes. Loans made under the credit facility bear interest, at the Company's option, at a rate based on either a Eurodollar rate or the bank's prime rate. In addition, a commitment fee is payable on the unused portion of the revolving line of credit at a rate of between 0.15% and 0.375% depending on the ratio of the Company's consolidated total funded debt to consolidated earnings before interest, taxes, depreciation and amortization. The credit facility will terminate three years from the Company's initial borrowing under the facility (which borrowing had yet to occur as of June 30, 1998), and all amounts outstanding thereunder (if any) will be due at such time. The credit facility (i) generally prohibits the payment of dividends and other distributions by the Company, (ii) generally does not permit the Company to incur or assume other indebtedness, and (iii) requires the Company to comply with certain financial covenants. As of June 30, 1998, there were no amounts outstanding under the credit facility.



(8) LONG-TERM DEBT



     Long-term debt consists primarily of amounts due to former stockholders of the Founding Companies. These notes mature through June, 2009 and bear interest at rates ranging from 7.5% to 8.75%.

                         PROVANT, INC. AND SUBSIDIARIES

(9) INCOME TAXES



     The income tax expense (benefit) consists of (Dollars in thousands):



                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 1998
                                                              ----------
Current:
  Federal...................................................    $ 540
  State.....................................................      158
                                                                -----
          Total current.....................................      698
                                                                -----
Deferred:
  Federal...................................................     (860)
  State.....................................................      (41)
                                                                -----
          Total deferred....................................     (901)
                                                                -----
          Income tax benefit................................    $(203)
                                                                =====



     The income tax benefit was $203,000 for the year ended June 30, 1998, and differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income as a result of the following (Dollars in thousands):



                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 1998
                                                              ----------
Income tax benefit at the statutory rate....................   $(1,084)
Decrease in income tax benefit resulting from:
  Reduction of valuation allowance due to interaction of
     acquiror and acquired companies tax positions..........       659
  Amortization of goodwill..................................        79
  State income taxes, net of federal income tax benefit.....        75
  Other, net................................................        68
                                                               -------
Benefit at effective tax rate...............................   $  (203)
                                                               =======



     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (Dollars in thousands).



                                                              JUNE 30,
                                                                1998
                                                              --------
Deferred tax assets:
  Accrued liabilities.......................................   $2,794
  Allowance for doubtful accounts...........................      217
  Start-up costs capitalized for tax purposes...............      735
  Other.....................................................      139
                                                               ------
Total gross deferred tax assets.............................    3,885
  Less valuation allowance..................................     (140)
                                                               ------
  Net deferred tax assets...................................    3,745
                                                               ------
Deferred tax liabilities:
  Change from cash to accrual method for acquired
     companies..............................................    1,458
  Other.....................................................      160
                                                               ------
Total gross deferred liabilities............................    1,618
                                                               ------
Net deferred tax asset......................................   $2,127
                                                               ======

                         PROVANT, INC. AND SUBSIDIARIES

     The valuation allowance for deferred tax assets was $52,000 and $140,000 as of June 30, 1997 and 1998 respectively. The valuation allowance for deferred income taxes increased by $88 from June 30, 1997 to June 30, 1998. Valuation allowances at June 30, 1998 relate to potentially non-deductible expenses recorded by certain of the Founding Companies.



     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Taxable income for the year ended June 30, 1998 was $1,703,000. Although realization is not assured, based upon the level of historical taxable income of the Founding Companies and projections for PROVANT's future taxable income over the periods during which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced or increased in the near term if estimates of future taxable income during the carryforward period are reduced or increased.



(10) COMMITMENTS AND CONTINGENCIES



  Operating Leases



     The Company has several leases for its office space as well as for the Founding Companies' operating space, vehicles, and equipment under cancelable and non-cancelable operating leases that expire on various dates through fiscal 2005. Most of these leases generally provide for rent escalation based upon changes in real estate taxes and operating expenses.



     Future minimum lease payments under all non-cancelable operating leases, including leases to related parties, are as follows (Dollars in thousands):



                    YEAR ENDING JUNE 30,
                    --------------------
1999........................................................  $ 3,635
2000........................................................    3,160
2001........................................................    2,772
2002........................................................    1,857
2003........................................................      749
Thereafter..................................................    1,136
                                                              -------
Total.......................................................  $13,309
                                                              =======



     Rent expense for the years ended June 30, 1997 and 1998 was $51,000 and $585,000, respectively.



  U.S. Government Contracts



     Substantially all of one Founding Company's revenue and costs for all periods presented are subject to audit by agencies of the U.S. Government. Management does not expect the results of these audits to have a material impact on the financial position or future results of operations of the Company.



     Government funding continues to be dependent on congressional approval of program level funding and on contracting agency approval for the Company's work. The extent to which projects will be funded in the future cannot be determined.

                         PROVANT, INC. AND SUBSIDIARIES

  Environmental Liabilities



     The Company has provided for the estimated costs associated with environmental remediation activities at one of its current operating locations. The Company provides for the estimated costs of the investigation and remediation of these sites when such losses are probable and the amounts can be reasonably estimated. The actual cost incurred may vary from these estimates due to the inherent uncertainties involved. The Company believes that any additional liability in excess of the amounts provided which may result from the resolution of these matters will not have a material adverse impact on the financial condition, liquidity, or cash flow of the Company.



  Contingent Payments to Former Stockholders



     The merger agreements between PROVANT and each of the Founding Companies provide for the payment of additional, contingent consideration (the "Additional Consideration"). With respect to six of the Founding Companies, the Additional Consideration will be paid in shares of Common Stock, with the number of those shares determined by a formula based on the relationship of the defined earnings before interest and taxes ("EBIT") of that Founding Company (including its successor following the closing of the Combination) for the fiscal year ending June 30, 1998 (June 30, 1999 in the case of J. Howard & Associates, Inc. ("J. Howard")) to a specified baseline EBIT target and certain other adjustments to be calculated after the fiscal year ended June 30, 1998. In particular, each merger agreement with a Founding Company (other than Star Mountain, Inc.) contains a targeted pro forma EBIT amount in excess of a baseline figure which, if achieved by the Founding Company, will result in the payment by the Company to the former stockholders of the Founding Company of the maximum Additional Consideration (consisting of a multiple of the excess EBIT amount). To the extent the Founding Company does not achieve the targeted amount, its former stockholders will receive a lesser amount of Additional Consideration proportionately related to the excess above the baseline figure. Shares of Common Stock issued as Additional Consideration to the former stockholders of all Founding Companies other than Star Mountain, Inc. ("Star Mountain") and J. Howard will be valued at the initial public offering price of $13.00 per share. Shares issued to J. Howard as Additional Consideration will be valued based on the average of the last sale prices of the Common Stock on Nasdaq during the 20 business days immediately following PROVANT's first public announcement of its financial results for fiscal 1999. Other than shares which may be issuable to the former stockholders of Star Mountain, a maximum of 969,218 shares of Common Stock may be issued as Additional Consideration following June 30, 1998 (assuming, in the case of J. Howard's Additional Consideration, a per share price of $13.00).



     For the seventh Founding Company, Star Mountain, the stockholders will be entitled to receive additional shares of Common Stock or cash in accordance with a formula based on the amount by which the EBIT of Star Mountain for the fiscal year ending June 30, 1999 exceeds a specified EBIT target. In particular, if Star Mountain's EBIT for fiscal 1999 exceeds the specified target, then (i) Star Mountain's former non-voting stockholders will receive cash equal to a multiple of the excess EBIT and (ii) Star Mountain's former voting stockholders will receive, at their election, either cash equal to a multiple of the excess EBIT or a number of shares of Common Stock equal to a multiple of the excess EBIT divided by 80% of the average of the last sale prices of the Common Stock on NASDAQ during the month of July 1999.



  Other Matters



     The Company is from time to time a party to litigation arising in the ordinary course of business. Management believes that no pending legal proceeding will have a material adverse effect on the business, financial condition or results of operations of the Company.

                         PROVANT, INC. AND SUBSIDIARIES

(11) STOCKHOLDERS' EQUITY



  Common and Preferred Stock



     In connection with its organization and initial capitalization, the Company issued 1,950,520 shares of its Common Stock, $.01 par value per share. In 1998, the Company issued 1,395,697 additional shares to management. These share amounts have been adjusted to reflect the stock split described below.



     The Company, in connection with the IPO, increased the authorized shares of stock to 45 million, consisting of 40 million shares of Common Stock and 5 million shares of Preferred Stock, and declared a stock split of 979.0292-for-1 in the form of a stock dividend that resulted in a total amount of outstanding shares of Common Stock prior to the IPO (but giving effect to the Combination) of 6,805,558. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. All share and per share amounts have been adjusted to reflect the stock split.



     On May 4, 1998, the Company completed its IPO, issuing to the public 2,600,000 shares of its Common Stock at a price of $13.00 per share and on May 7, 1998, the Company sold 390,000 shares of Common Stock at a price of $13.00 per share pursuant to the over-allotment option granted to the underwriters. The Company realized net proceeds from these sales of $32.7 million, net of the underwriting commissions and discounts and other expenses of the offering.



     As of June 30, 1998, the Company had 9,795,558 shares of Common Stock issued and outstanding.



     The Preferred Stock, if issued, would have priority over the Common Stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. As of June 30, 1998, the Company had not issued any shares of Preferred Stock.



(12) STOCK OPTION PLANS



  Equity Incentive Plan



     The Company adopted the 1998 Equity Incentive Plan which provides for the award of up to 1,100,000 shares of Common Stock in the form of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, restricted stock or stock units. All directors and employees of, and all consultants and advisors to, the Company are eligible to participate.



     In connection with the Offering, options to purchase 246,596 shares of Common Stock at $13.00 per share were issued to certain executives of the Company, of which options to purchase 86,596 shares vested upon the closing of the IPO. Options to purchase the remaining shares vest equally over a three-year period. All of these options expire seven years from the date of grant.



     Options to purchase an additional 622,387 shares of Common Stock at $13.00 per share were awarded to employees of and consultants to the Founding Companies and PROVANT. These options vest equally over a three year period and expire seven years from the date of grant, with the exception of options to purchase 80,000 shares, which became exercisable upon the closing of the Offering.



  Stock Plan for Non-employee Directors



     The Company adopted the Stock Plan for Non-Employee Directors whereby 100,000 shares of Common Stock have been reserved for issuance. Each non-employee director of the Company who was not a stockholder prior to the Offering received an option to purchase 7,500 shares of Common Stock at $13.00 per share. Any non-employee director of the Company elected after the IPO generally will receive an option to purchase 7,500 shares of Common Stock at the fair market value of the Common Stock at the date of grant. Each option expires after 10 years and is exercisable six months following the date of grant. As of June 30, 1998, options to purchase 15,000 shares of Common Stock were granted under this plan.

                         PROVANT, INC. AND SUBSIDIARIES

  Stock Purchase Plan



     The Company's 1998 Employee Stock Purchase Plan allows all employees who work more than 20 hours per week, other than employees owning more than 5% or more of the combined voting power of all classes of stock of the Company, to purchase shares of Common Stock at a discount on a periodic basis.



     Purchases can occur at the end of option periods, each of six months' duration. The first such period began on June 1, 1998. The purchase price of Common Stock under the Employee Stock Purchase Plan will be 85% of the lesser of the last sale price of the Common Stock on the day prior to the beginning of an option period and the last sale price of the Common Stock on the day prior to the end of the option period. Participants may elect under the Plan to have from up to 2% to 10% of their pay applied to the purchase of shares at the end of the option period.



     A total of 500,000 shares are reserved for issuance under the Employee Stock Purchase Plan. As of June 30, 1998, no shares have been issued.



  Stock Purchase Warrants



     The Company issued two warrants each to officers and directors of the Company in exchange for these executives extending financing to the Company in the period prior to the Offering. The first warrant entitles the holder to purchase 176,368 shares of Common Stock at a per share exercise price equal to $13.00. The second warrant entitles the holder to purchase 220,460 shares of Common Stock which will become exercisable only if the market price of the Common Stock increases to certain threshold levels (except as otherwise described below) (the "Contingent Warrant"). Specifically, 20% of the total number of shares issuable under the Contingent Warrant will become exercisable on each of the three occasions that the market price of the Common Stock reaches $26.00, $39.00 and $52.00, respectively, and the remaining 40% of the total number of shares issuable under the Contingent Warrant will become exercisable if the market price of the Common Stock reaches $65.00. However, under certain circumstances involving the merger or sale of the Company, the Contingent Warrant will become exercisable to purchase all of the warrant shares. The exercise price of the Contingent Warrant increases on each anniversary of the closing of the Offering. Specifically, the exercise price is equal to the initial public offering price of $13.00 for the first 12 months following the closing of the Offering and, for each 12 month period thereafter, is equal to the initial public offering price plus 10% of the initial public offering price multiplied by the number of full 12 month periods elapsed since the closing of the Offering. However, once a portion of the Contingent Warrant becomes exercisable, that portion's exercise price is fixed as of that date. The warrants expire on May 4, 2005. The warrants have been accounted for in accordance with Opinion No. 14 of the Accounting Principles Board. Accordingly, the fair value allocated to the warrants has been accounted for as discount on the related debt. The holders of the warrants have the right to require the Company to register the resale of the shares that may be acquired upon exercise of the warrants under the Securities Act of 1933, as amended.



     Stock option activity under all plans during the periods indicated is as follows:



                                                              NUMBER OF   WEIGHTED-AVERAGE
                                                               SHARES      EXERCISE PRICE
                                                              ---------   ----------------

Balance at June 30, 1997 and prior..........................        --
     Granted................................................   883,983         $13.00
     Exercised..............................................        --
     Forfeited..............................................     9,966          13.00
     Expired................................................        --
                                                               -------

Balance at June 30, 1998....................................   874,017         $13.00
                                                               =======

                         PROVANT, INC. AND SUBSIDIARIES

     The Company applies APB Opinion No. 25 in accounting for its stock option plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements, except for stock options granted to non-employees for which compensation expense of $201,000 has been recorded in the year ended June 30, 1998. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below (Dollars in thousands, except per share data):



                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 1998
                                                              ----------
Net loss:
  As reported...............................................   $(2,894)
  Pro forma for SFAS No. 123................................   $(3,679)
Basic and diluted loss per common share:
  As reported...............................................   $ (0.67)
  Pro forma for SFAS No. 123................................   $ (0.85)



     At June 30, 1998, there were 325,983 additional shares available for grant under the Company's stock option plans. The per share weighted-average fair value of stock options granted during 1998 was $4.53 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: volatility of 33%; expected dividend yield 0%, risk-free interest rate of 6.0%, and an expected life of 4 years.



     The following is a summary of stock options outstanding at June 30, 1998:



                     OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
--------------------------------------------------------------   -----------------------
                                      WEIGHTED-
                                       AVERAGE       WEIGHTED-                 WEIGHTED-
     RANGE OF                      REMAINING YEARS    AVERAGE                   AVERAGE
     EXERCISE          NUMBER      OF CONTRACTUAL    EXERCISE      NUMBER      EXERCISE
      PRICES         OUTSTANDING        LIFE           PRICE     EXERCISABLE     PRICE
     --------        -----------   ---------------   ---------   -----------   ---------
      $ 5.00            10,000          2.84          $ 5.00        10,000      $ 5.00
      $13.00           874,017          6.88          $13.00       168,596      $13.00
                       -------                                     -------
   $ 5.00-$13.00       884,017          6.83          $12.91       178,596      $12.55



     In addition to the options granted under the plans noted above, the Company issued an option to purchase 10,000 shares of Common Stock at a purchase price of $5.00 per share.



  1998 Non-Qualified Stock Option Plan



     In July 1998, the Company adopted the 1998 Non-Qualified Stock Option Plan which provides for the award of up to 500,000 shares of Common Stock in the form of non-qualified stock options. All employees who are not officers or directors of the Company are eligible to participate. As of August 10, 1998, no options were granted under the 1998 Non-Qualified Stock Option Plan.



(13) EMPLOYEE BENEFIT PLANS



     The Founding Companies provide various retirement plans for eligible employees. These plans consist of defined contribution plans and profit sharing plans and cover employees at substantially all of the Company's operating locations. The defined contribution plans provide for contributions ranging from 1.5% to 2.0% of covered employees' salaries or wages, or at the discretion of the company. Total expense for contributions under all plans totaled $101,000 for fiscal 1998.

                         PROVANT, INC. AND SUBSIDIARIES

(14) RELATED PARTY TRANSACTIONS



     Prior to the Combination, certain Founding Companies had entered into lease arrangements with stockholders for facilities. These lease arrangements are for periods ranging from three to five years. Related lease expense was $81,000 for the year ended June 30, 1998. Future commitments with respect to these leases are included in the schedule of minimum lease payments in Note 10.



     Expenses paid by PROVANT prior to the closing of the Offering were advanced under a $3 million line of credit issued on October 6, 1997 by two of the Company's stockholders. As of June 30, 1998 this loan was repaid in its entirety and the line of credit was terminated.



(15) SEGMENT REPORTING



     The Company operates principally in one segment comprised of training and development services and products designed to increase the productivity of organizations. There was no single customer that accounted for 10% or more of the Company's total revenue in fiscal 1998.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Behavioral Technology, Inc.:


     We have audited the accompanying balance sheets of Behavioral Technology, Inc., as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997 and for the period from July 1, 1997 to May 4, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Behavioral Technology, Inc. as of June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997, and for the period from July 1, 1997 to May 4, 1998, in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts

August 10, 1998

                          BEHAVIORAL TECHNOLOGY, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  JUNE 30,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
                                    ASSETS
Current assets:
  Cash and cash equivalents.................................  $  652    $1,254
  Accounts receivable, net of allowance for doubtful
     accounts of $89 at June 30, 1996 and 1997..............     940     1,055
  Prepaid expenses..........................................      67       143
                                                              ------    ------
          Total current assets..............................   1,659     2,452
                                                              ------    ------
Property and equipment, net.................................     194       135
Other assets................................................       8         7
                                                              ------    ------
          Total assets......................................  $1,861    $2,594
                                                              ======    ======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  270    $  268
  Accrued expenses..........................................     123       148
  Accrued compensation......................................     316       433
  Deferred revenue..........................................      12        43
  Income taxes payable......................................      --        --
                                                              ------    ------
          Total current liabilities.........................     721       892
                                                              ------    ------
Commitments and contingencies
Stockholders' equity:
  Common stock, $10 par value; 1,000 shares authorized; 100
     and 99 shares issued and outstanding at June 30, 1996
     and June 30, 1997, respectively........................       1         1
  Additional paid-in capital................................      --        --
  Translation adjustment....................................      --        (6)
  Retained earnings.........................................   1,139     1,707
                                                              ------    ------
          Total stockholders' equity........................   1,140     1,702
                                                              ------    ------
          Total liabilities and stockholders' equity........  $1,861    $2,594
                                                              ======    ======


                See accompanying notes to financial statements.

                          BEHAVIORAL TECHNOLOGY, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 NINE MONTHS ENDED    PERIOD FROM
                                      YEAR ENDED JUNE 30,            MARCH 31,        JULY 1, 1997
                                   --------------------------    -----------------         TO
                                    1995      1996      1997      1997      1998      MAY 4, 1998
                                   ------    ------    ------    ------    -------    ------------
                                                                    (UNAUDITED)
Revenue..........................  $3,803    $5,685    $7,096    $5,210    $ 5,956      $  6,567
Cost of revenue..................   1,049     1,495     1,488     1,112      1,173         1,243
                                   ------    ------    ------    ------    -------      --------
          Gross profit...........   2,754     4,190     5,608     4,098      4,783         5,324
Selling, general and
  administrative expenses........   2,315     4,048     5,111     4,010      5,573         6,648
                                   ------    ------    ------    ------    -------      --------
          Income (loss) from
            operations...........     439       142       497        88       (790)       (1,324)
                                   ------    ------    ------    ------    -------      --------
Other income:
  Royalties......................      83        82        30        --         --            --
  Interest.......................      13        27        31        21         27            29
  Other income, net..............      43        --        10        39          2             2
                                   ------    ------    ------    ------    -------      --------
          Total other income.....     139       109        71        60         29            31
                                   ------    ------    ------    ------    -------      --------
  Income (loss) before income
     taxes.......................     578       251       568       148        761        (1,293)
  State income taxes.............      --        --        --        --         --            15
                                   ------    ------    ------    ------    -------      --------
          Net income (loss)......  $  578    $  251    $  568    $  148    $  (761)     $ (1,308)
                                   ======    ======    ======    ======    =======      ========
Basic income (loss) per share....  $5,780    $2,510    $5,680    $1,480    $(7,388)     $(13,080)
                                   ======    ======    ======    ======    =======      ========
Weighted average shares
  outstanding....................     100       100       100       100        103           100
                                   ======    ======    ======    ======    =======      ========


                See accompanying notes to financial statements.

                          BEHAVIORAL TECHNOLOGY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                    COMMON STOCK      ADDITIONAL
                                  ----------------     PAID-IN      TRANSLATION    RETAINED
                                  SHARES    AMOUNT     CAPITAL      ADJUSTMENT     EARNINGS     TOTAL
                                  ------    ------    ----------    -----------    --------    -------
Balance, June 30, 1994..........   100        $1         $ --           $--        $   310     $   311
  Net income....................    --        --           --            --            578         578
                                   ---        --         ----           ---        -------     -------
Balance, June 30, 1995..........   100         1           --            --            888         889
  Net income....................    --        --           --            --            251         251
                                   ---        --         ----           ---        -------     -------
Balance, June 30, 1996..........   100         1           --            --          1,139       1,140
  Net income....................    --        --           --            --            568         568
  Translation adjustment........    --        --           --            (6)            --          (6)
  Stock surrender...............    (1)       --           --            --             --          --
                                   ---        --         ----           ---        -------     -------
Balance, June 30, 1997..........    99         1           --            (6)         1,707       1,702
  Net loss......................    --        --           --            --         (1,308)     (1,308)
  Stock grant...................     5        --          182            --             --         182
                                   ---        --         ----           ---        -------     -------
Balance, May 4, 1998............   104        $1         $182           $(6)       $   399     $   576
                                   ===        ==         ====           ===        =======     =======


                See accompanying notes to financial statements.

                          BEHAVIORAL TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                        NINE MONTHS
                                                                                           ENDED        PERIOD FROM
                                                               YEAR ENDED JUNE 30,       MARCH 31,      JULY 1, 1997
                                                              ----------------------   --------------        TO
                                                              1995    1996     1997    1997     1998    MAY 4, 1998
                                                              -----   -----   ------   -----   ------   ------------
                                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).........................................  $ 578   $ 251   $  568   $ 148   $ (761)    $(1,308)
                                                              -----   -----   ------   -----   ------     -------
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization.........................     57      46       92      88       89          92
      Non-cash compensation.................................     --      --       --      --      182         946
      Changes in operating assets and liabilities:
        (Increase) in accounts receivable...................   (176)   (195)    (115)   (409)    (415)       (218)
        (Increase) decrease in prepaid expenses.............     --     (67)     (76)    (60)       8          (3)
        (Increase) decrease in other assets.................     --      --        1       1       (1)         (1)
        Increase (decrease) in accounts payable.............     90      47       (2)    184      138         253
        Increase (decrease) in accrued expenses.............     19     172      142     270       (1)       (199)
        Increase (decrease) in taxes payable................     --      --       --      --       --          15
        Increase (decrease) in deferred revenue.............     22     (48)      31    (201)     (19)        (42)
                                                              -----   -----   ------   -----   ------     -------
          Total adjustments.................................     12     (45)      73    (127)     (19)        843
                                                              -----   -----   ------   -----   ------     -------
          Net cash provided by (used in) operating
            activities......................................    590     206      641      21     (780)       (465)
                                                              -----   -----   ------   -----   ------     -------
Cash flows from investing activities:
  Purchases of property and equipment.......................   (157)   (122)     (42)    (47)     (65)        (78)
  Proceeds from sale of property and equipment..............     --       5        9      --       --          --
  Net increase in amounts due from employees and related
    parties.................................................     --      --       --                         (216)
  Purchase of trademark.....................................     --      (7)      --      --       --          --
                                                              -----   -----   ------   -----   ------     -------
          Net cash used in investing activities.............   (157)   (124)     (33)    (47)     (65)       (294)
                                                              -----   -----   ------   -----   ------     -------
Cash flows from financing activities:
  Proceeds received on line of credit.......................     --      --      200      --       --          --
  Principal payments on line of credit......................     --      --     (200)   (200)      --          --
                                                              -----   -----   ------   -----   ------     -------
          Net cash used in financing activities.............     --      --       --    (200)      --          --
                                                              -----   -----   ------   -----   ------     -------
Net increase (decrease) in cash and cash equivalents........    433      82      608    (226)    (845)       (759)
Effect of exchange rate changes on cash.....................     --      --       (6)      2       --          --
Cash and cash equivalents, beginning of period..............    137     570      652     652    1,254       1,254
                                                              -----   -----   ------   -----   ------     -------
Cash and cash equivalents, end of period....................  $ 570   $ 652   $1,254   $ 428   $  409         495
                                                              =====   =====   ======   =====   ======     =======
Supplemental disclosure:
  Cash paid for interest....................................  $  --   $  --   $    2   $   2   $   --     $    --
                                                              =====   =====   ======   =====   ======     =======


                See accompanying notes to financial statements.

                          BEHAVIORAL TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1)  NATURE OF OPERATIONS

     Behavioral Technology, Inc. (the "Company") was founded in 1978. The Company primarily provides train-the-trainer programs designed to help its clients improve employee selection and to provide managers with a methodology for assessing strengths and weaknesses of current employees. BTI's revenue is derived primarily from the licensing to clients of the right to use its training materials.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recognized as services are performed. The Company also licenses to its clients the use of the Company's behavioral interviewing techniques. The entire sale price is recognized when the noncancellable contract is signed and the right to use the intellectual property is transferred. Deferred revenue is recognized for payments received prior to services being performed.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the nine months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Prepaid Expenses

     Prepaid expenses consist of costs incurred in developing videos and publishing books. The costs of the videos are being amortized over five years and the costs of the books are expensed as books are sold.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using an accelerated method over periods ranging from five to seven years. Leasehold improvements are amortized over the term of the lease.

                          BEHAVIORAL TECHNOLOGY, INC.

  Fair Value of Financial Instruments

     Financial instruments of the Company consist primarily of cash and cash equivalents, short-term certificates of deposit, accounts receivable, accounts payable and accrued expenses. The carrying value of these financial instruments approximates their fair value due to the short maturity of these instruments.

  Foreign Currency Translation

     The Company operates a branch in Canada. Assets and liabilities for the branch are translated into U.S. Dollars at the end of the year using year-end exchange rates. Income and expenses are translated using the average exchange rates for the year. Translation gains and losses are reported as a separate component of stockholders' equity.

  Income Taxes


     The Company has elected to be treated as an S corporation. Therefore, the net income of the Company is reported by the stockholders. Accordingly, no provision for federal income taxes has been included in the financial statements. Only certain state taxes are paid by the Company. The Company terminated its S corporation status concurrently with the combination previously described.


  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share, which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  RELATED PARTY TRANSACTIONS


     The Company conducts its administrative operations in a facility leased from the principal stockholder of the Company. Lease expense for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998 was $90, $76, $85 and $88, respectively.


     Future minimum lease payments under all noncancelable operating leases are as follows:


                    YEAR ENDING JUNE 30,
                    --------------------
      1998..................................................  $ 83
      1999..................................................    86
      2000..................................................    89
      2001..................................................    89
      2002..................................................    45
                                                              ----
                                                              $392
                                                              ====

                          BEHAVIORAL TECHNOLOGY, INC.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:


                                                                JUNE 30,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
Machinery and equipment.....................................  $272    $307
Furniture and fixtures......................................    97      95
Leasehold improvements......................................    18      18
                                                              ----    ----
                                                               387     420
Accumulated depreciation and amortization...................   193     285
                                                              ----    ----
          Property and equipment, net.......................  $194    $135
                                                              ====    ====



     Depreciation and amortization expense related to property and equipment for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998 was $57, $46, $92 and $92, respectively.


(5)  LINE OF CREDIT

     The Company entered into a line of credit agreement on October 15, 1996 for borrowings up to $500. The line bears interest at prime plus 1%, is secured by the accounts receivable of the Company, and is personally guaranteed by the principal stockholder. The line of credit had a maturity date of October 15, 1997 and was renewed until October 15, 1998. There were no amounts outstanding under this agreement at June 30, 1997.

(6)  EMPLOYEE BENEFITS


     The Company adopted a 401(k) profit sharing plan on January 1, 1996 that covers all employees above the age of twenty-one who have completed one year of service. Company contributions are made each year at the discretion of the Board of Directors. The Company contributed $66, $101, and $101 to the plan for the years ended June 30, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998, respectively.


(7)  CONCENTRATION OF CREDIT RISK


     The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts. Cash deposits in excess of FDIC insurance limits approximated $1,040 at June 30, 1997. The Company has not incurred losses related to these balances to date.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Decker Communications, Inc.:


     We have audited the accompanying balance sheets of Decker Communications, Inc., as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, and for the period from July 1, 1997 to May 4, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decker Communications, Inc., as of June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997, and for the period from July 1, 1997 to May 4, 1998, in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts

August 10, 1998

                          DECKER COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  JUNE 30,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
                                    ASSETS
Current assets:
  Cash and cash equivalents.................................  $  314    $  508
  Investments...............................................     565       533
  Accounts receivable, net of allowance for doubtful
     accounts of $23 at June 30, 1996 and $31 at June 30,
     1997...................................................   1,242     1,608
  Prepaid expenses and other current assets.................     170       140
                                                              ------    ------
          Total current assets..............................   2,291     2,789
                                                              ------    ------
Property and equipment, net.................................     497       338
Other assets................................................      47        59
                                                              ------    ------
          Total assets......................................  $2,835    $3,186
                                                              ======    ======
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  251    $  111
  Accrued expenses..........................................     283       378
  Accrued compensation......................................     469       639
  Taxes payable.............................................       6        --
  Current portion of note payable...........................      --       416
  Deferred revenue..........................................      92        89
                                                              ------    ------
          Total current liabilities.........................   1,101     1,633
                                                              ------    ------
Note payable, net of current portion........................      --       623
Redeemable common stock.....................................      --       300
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value; 750,000 shares authorized;
     176,972 and 138,027 shares issued and outstanding at
     June 30, 1996, and June 30, 1997, respectively.........     397       269
  Unrealized gain on investments............................       5         9
  Note receivable from stock sales..........................     (92)     (127)
  Retained earnings.........................................   1,424       479
                                                              ------    ------
          Total stockholders' equity........................   1,734       630
                                                              ------    ------
          Total liabilities and stockholders' equity........  $2,835    $3,186
                                                              ======    ======


                See accompanying notes to financial statements.

                          DECKER COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                      NINE MONTHS
                                                                         ENDED        PERIOD FROM
                                           YEAR ENDED JUNE 30,         MARCH 31,      JULY 1, 1997
                                         ------------------------   ---------------        TO
                                          1995     1996     1997     1997     1998    MAY 4, 1998
                                         ------   ------   ------   ------   ------   ------------
                                                                      (UNAUDITED)
Revenue................................ $ 8,550  $ 8,620  $ 8,410  $ 5,698  $ 7,784     $ 8,729
Cost of revenue........................   2,419    2,655    2,275    1,629    2,055       2,275
                                        -------  -------  -------  -------  -------     -------
  Gross profit.........................   6,131    5,965    6,135    4,069    5,729       6,454
Selling, general and administrative
  expenses.............................   5,670    5,716    6,446    4,921    5,137       5,696
                                        -------  -------  -------  -------  -------     -------
  Income (loss) from operations........     461      249     (311)    (852)     592         758
Other (income) expense.................     (54)     (74)       9       (1)     (15)        (11)
                                        -------  -------  -------  -------  -------     -------
  Income (loss) before income taxes....     515      323     (320)    (853)     607         769
State income taxes.....................      67       30       33        2        8          17
                                        -------  -------  -------  -------  -------     -------
  Net income (loss).................... $   448  $   293  $  (353) $  (855) $   599     $   752
                                        =======  =======  =======  =======  =======     =======
Basic income (loss) per share.......... $  2.53  $  1.63  $ (2.55) $ (6.14) $  4.18     $  5.24
                                        =======  =======  =======  =======  =======     =======
Weighted average shares outstanding.... 176,750  180,150  138,352  139,358  143,417     143,417
                                        =======  =======  =======  =======  =======     =======


                See accompanying notes to financial statements.

                          DECKER COMMUNICATIONS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                              NOTE
                                            COMMON STOCK     UNREALIZED    RECEIVABLE
                                          ----------------     GAIN ON     FROM STOCK   RETAINED
                                          SHARES    AMOUNT   INVESTMENTS     SALES      EARNINGS   TOTAL
                                          -------   ------   -----------   ----------   --------   ------
Balance, June 30, 1994..................  174,000   $ 314       $--          $  --       $1,257    $1,571
  Sale of stock.........................    5,500      49        --            (50)          --        (1)
  Net income............................       --      --        --             --          448       448
  Dividends.............................       --      --        --             --         (300)     (300)
                                          -------   -----       ---          -----       ------    ------
Balance, June 30, 1995..................  179,500     363        --            (50)       1,405     1,718
  Sale of stock.........................    4,000      42        --            (42)          --        --
  Repurchase of stock...................   (6,528)     (8)       --             --          (59)      (67)
  Unrealized gain on investments........       --      --         5             --           --         5
  Net income............................       --      --        --             --          293       293
  Dividends.............................       --      --        --             --         (215)     (215)
                                          -------   -----       ---          -----       ------    ------
Balance, June 30, 1996..................  176,972     397         5            (92)       1,424     1,734
  Sale of stock.........................    8,080      35        --            (35)          --        --
  Repurchase of stock...................  (37,850)   (163)       --             --         (138)     (301)
  Unrealized gain on investments........       --      --         4             --           --         4
  Redeemable common stock...............   (9,175)     --        --             --         (300)     (300)
  Net loss..............................       --      --        --             --         (353)     (353)
  Dividends.............................       --      --        --             --         (154)     (154)
                                          -------   -----       ---          -----       ------    ------
Balance, June 30, 1997..................  138,027     269         9           (127)         479       630
  Sale of stock.........................    5,390      44        --            (44)          --        --
  Unrealized gain on investments........       --      --        (9)            --           --        (9)
  Dividends.............................       --      --        --             --         (350)     (350)
  Net income............................       --      --        --             --          752       752
                                          -------   -----       ---          -----       ------    ------
Balance, May 4, 1998....................  143,417   $ 313       $--          $(171)      $  881    $1,023
                                          =======   =====       ===          =====       ======    ======


                See accompanying notes to financial statements.

                          DECKER COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                               NINE MONTHS      PERIOD FROM
                                                      YEAR ENDED JUNE 30,    ENDED MARCH 31,    JULY 1, 1997
                                                     ---------------------   ----------------        TO
                                                     1995    1996    1997     1997      1998    MAY 4, 1998
                                                     -----   -----   -----   -------   ------   ------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................  $ 448   $ 293   $(353)  $ (855)   $ 599       $  752
                                                     -----   -----   -----   ------    -----       ------
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Depreciation and amortization...............    127     223     194      156      115          152
       Non-cash compensation.......................     --      --     825      825       --           --
       (Gain) loss on disposal of property and
          equipment................................     --      (3)     12       20       --           --
       Changes in operating assets and liabilities:
          (Increase) decrease in accounts
            receivable, trade......................   (210)     62    (366)     491      (44)         413
          (Increase) decrease in related party
            receivable.............................     --      --      --       79       (2)        (199)
          (Increase) decrease in prepaid expenses
            and other current assets...............     12      20      30     (162)     (45)         (29)
          (Increase) decrease in other assets......    (18)      6     (12)     (34)     (49)           7
          Increase (decrease) in accounts payable
            and accrued expenses...................    247     (30)    119     (162)     (70)        (283)
          Increase (decrease) in deferred
            revenue................................    (40)    (61)     (3)      17       54           31
          Increase (decrease) in other current
            liabilities............................     --      --      --       --       --          223
                                                     -----   -----   -----   ------    -----       ------
            Total adjustments......................    118     217     799    1,230      (41)         315
                                                     -----   -----   -----   ------    -----       ------
            Net cash provided by operating
               activities..........................    566     510     446      375      558        1,067
                                                     -----   -----   -----   ------    -----       ------
Cash flows from investing activities:
  Net change in investments........................   (344)    131      36      422      133          133
  Purchases of property and equipment..............   (136)   (443)    (56)     (41)    (186)        (167)
  Proceeds from sale of property and equipment.....     --       9       9       --        3            3
                                                     -----   -----   -----   ------    -----       ------
            Net cash (used in) provided by
               investing activities................   (480)   (303)    (11)     381      (50)         (31)
                                                     -----   -----   -----   ------    -----       ------
Cash flows from financing activities:
  Dividends........................................   (300)   (215)   (154)    (155)    (350)        (544)
  Repurchase of stock..............................     --     (67)    (35)      --       --           --
  Payments of notes payable........................     (6)     --     (52)     (13)     (11)         (11)
  Repayments of long-term debt.....................     --      --      --      (27)     (30)         (35)
                                                     -----   -----   -----   ------    -----       ------
            Net cash used in financing
               activities..........................   (306)   (282)   (241)    (195)    (391)        (590)
                                                     -----   -----   -----   ------    -----       ------
Net (decrease) increase in cash and cash
  equivalents......................................   (220)    (75)    194      561      117          446
Cash and cash equivalents, beginning of period.....    609     389     314      314      508          508
                                                     -----   -----   -----   ------    -----       ------
Cash and cash equivalents, end of period...........  $ 389   $ 314   $ 508   $  875    $ 625       $  954
                                                     =====   =====   =====   ======    =====       ======
Supplemental disclosure:
  Cash paid for interest...........................  $  --   $  --   $  80   $   20    $  38       $   38
                                                     =====   =====   =====   ======    =====       ======
Supplemental disclosure of non-cash item:
  Increase (decrease) in market value of
     investments...................................  $  19   $ (11)  $   4   $   --    $  (9)      $   (9)
                                                     =====   =====   =====   ======    =====       ======


                See accompanying notes to financial statements.

                          DECKER COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(1)  NATURE OF OPERATIONS

     Decker Communications, Inc. (the "Company") was founded in 1979. The Company provides instructor-led training to businesses to improve employees' business communication skills and communication between management and employees. Revenue is derived primarily from fees charged to participants in its instructor-led training programs.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenues are recognized as products and services are provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the nine months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Investments

     Marketable investment securities consist of U.S. treasury bills and equity securities in various mutual funds. The investments are stated at fair market value and are accounted for as available for sale securities under the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Unrealized gains are included as a separate component of stockholders' equity.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using an accelerated method over periods ranging from five to seven years. Leasehold improvements are amortized over the lease term.

                          DECKER COMMUNICATIONS, INC.

  Fair Value of Financial instruments

     Financial instruments of the Company consist of cash and cash equivalents, investments, accounts and notes receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates their fair value because of the short maturity of these instruments. Based upon borrowing rates currently available to the Company for issuance of similar debt with similar terms and remaining maturities, the estimated fair value of the long-term debt approximates its carrying amount.

  Income Taxes


     The Company has elected to be treated as an S corporation. Therefore, the net income of the Company is reported by the stockholders. Accordingly, no provision for federal income taxes has been included in the financial statements. Only certain state taxes are paid by the Company. The Company terminated its S corporation status concurrently with the combination previously described.


  Library of Copyrighted Materials

     The Company derives a substantial portion of its revenue from training programs which are based on its library of copyrighted materials and other materials developed within the Company. Costs associated with the development of these materials have been expensed as incurred.

  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share, which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  RELATED PARTY TRANSACTIONS

     The Company has a note receivable from a stockholder and officer of the Company for the purchase of stock. The balance of this note was $92 and $127 at June 30, 1996 and 1997, respectively. The note bears interest at the prevailing rate and is secured by shares of Company stock and may be repaid by cash or redemption of the stock to the Company. The note is reflected as a reduction of stockholders' equity in the accompanying balance sheets.

(4)  INVESTMENTS

     Investments consist of the following:

                                                                JUNE 30,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
U.S. Treasury Bills.........................................  $433    $381
Mutual Funds................................................   127     143
                                                              ----    ----
          Total cost........................................  $560    $524
Unrealized gain.............................................     5       9
                                                              ----    ----
          Total fair value..................................  $565    $533
                                                              ====    ====

                          DECKER COMMUNICATIONS, INC.

(5)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:


                                                                 JUNE 30,
                                                             ----------------
                                                              1996      1997
                                                             ------    ------
Equipment..................................................  $  665       591
Furniture and fixtures.....................................     336       334
Software...................................................     129       143
Leasehold improvements.....................................      17        19
                                                             ------    ------
                                                              1,147     1,087
Accumulated depreciation and amortization..................     650       749
                                                             ------    ------
          Property and equipment, net......................  $  497       338
                                                             ======    ======



     Depreciation and amortization expense related to property and equipment for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998 was $127, $223, $194 and $152, respectively.


(6)  NOTE PAYABLE

     In July 1996, the Company entered into a stock repurchase agreement with a stockholder of the Company to repurchase 33,350 shares of common stock. In connection with the agreement, the Company issued a secured promissory note to the stockholder in the amount of $1,091. Of the total purchase price, $825 has been attributed to compensation expense. The balance has been treated as a repurchase of common stock. The note bears interest at 7.5%, with principal and interest due monthly through June 30, 2009. The note is secured by all tangible and intangible assets of the Company.

     In connection with the stock repurchase agreement, the stockholder has the option to accelerate the payment of a portion of the outstanding balance upon the occurrence of certain events. One such event has occurred, as discussed in note 11 (unaudited), giving the stockholder the right to accelerate approximately $416 of the principal balance. This amount has been classified as current in the accompanying balance sheet at June 30, 1997. The stockholder has not yet chosen to accelerate the note.

     Also in connection with the stock repurchase agreement, the Company issued a put option to the stockholder which gave him the right, upon occurrence of a triggering event, to sell his remaining 9,175 shares of common stock to the Company at an arbitrated value per share. Payment pursuant to this put option would be made by amending the principal balance of the note payable by the amount of the purchase price, effective July 1, 1999. The stockholder has not yet chosen to exercise the put option. Common shares held under this option have been reflected as redeemable common stock in the June 30, 1997 balance sheet.

     Principal payments on long-term debt are as follows:


                YEAR ENDING JUNE 30,
                --------------------
      1998..........................................  $  410
      1999..........................................      60
      2000..........................................      64
      2001..........................................      69
      2002..........................................      75
      Thereafter....................................     347
                                                      ------
          Total.....................................  $1,025
                                                      ======

                          DECKER COMMUNICATIONS, INC.

(7)  LINE OF CREDIT

     The Company has a $250 line of credit agreement with a bank, with interest payable at prime plus 1.5%. The line of credit is secured by substantially all of the Company's assets and is guaranteed by the principal stockholder of the Company. At June 30, 1996 and 1997, there were no amounts outstanding under the agreement.

(8)  OPERATING LEASES

     The Company leases all of its facilities under cancelable and noncancelable operating leases that expire on various dates through fiscal 2002. Most of these leases generally provide for rent escalation based upon changes in real estate taxes and operating expenses.

     Future minimum lease payments under all noncancelable operating leases are as follows:


                YEAR ENDING JUNE 30,
                --------------------
      1998..........................................  $  494
      1999..........................................     502
      2000..........................................     382
      2001..........................................     374
      2002..........................................     108
                                                      ------
          Total                                       $1,860
                                                      ======



     Rent expense for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998 was $505, $561, $510, and $427,
respectively.


(9)  EMPLOYEE BENEFITS


     The Company has a 401(k) plan in which it matches 50% of employee annual contributions up to $1 per employee. The Company contributed $29, $20, $28, and $36 to the plan for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998, respectively.


(10)  CONCENTRATION OF CREDIT RISK


     The Company's three largest customers accounted for approximately 16%, 30%, and 16% of total revenues for the years ended June 30, 1995, 1996 and 1997, respectively. Accounts receivable from these customers represented approximately 13% and 16% of the total accounts receivable balance at June 30, 1996 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
J. Howard & Associates, Inc.:


     We have audited the accompanying balance sheets of J. Howard & Associates, Inc., as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1998 to May 4, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J. Howard & Associates, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1997 to May 4, 1998, in conformity with generally accepted accounting principles.


                                          KPMG Peat Marwick LLP

Boston, Massachusetts

August 10, 1998

                          J. HOWARD & ASSOCIATES, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996      1997
                                                                ------    ------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  201    $  208
  Investments...............................................        --        --
  Accounts receivable, net of allowance for doubtful
     accounts of $84 at December 31, 1996 and $74 at
     December 31, 1997......................................       724     1,166
  Due from employees and related parties....................        17       214
  Prepaid expenses..........................................        14        42
                                                                ------    ------
          Total current assets..............................       956     1,630
                                                                ------    ------
Property and equipment, net.................................       365       301
Other assets................................................        44       138
                                                                ------    ------
          Total assets......................................    $1,365    $2,069
                                                                ======    ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   12    $   59
  Accrued expenses..........................................       106       105
  Accrued compensation......................................        32       139
  Deferred revenue..........................................       135        88
  Accrued state income taxes................................        38        41
  Distributions payable.....................................        --       103
  Current portion of long-term debt.........................        --        --
                                                                ------    ------
          Total current liabilities.........................       323       535
                                                                ------    ------
Commitments and contingencies
Stockholders' equity:
  Class A voting common stock, no par value; authorized
     100,000 shares; issued and outstanding 72,533 shares at
     December 31, 1996 and December 31, 1997................       175       175
  Class B non-voting common stock, no par value; authorized
     25,000 shares; issued and outstanding 16,267 shares at
     December 31, 1996 and December 31, 1997................        97        97
  Retained earnings.........................................       770     1,262
                                                                ------    ------
          Total stockholders' equity........................     1,042     1,534
                                                                ------    ------
          Total liabilities and stockholders' equity........    $1,365    $2,069
                                                                ======    ======


                See accompanying notes to financial statements.

                          J. HOWARD & ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                       THREE MONTHS       PERIOD FROM
                                           YEAR ENDED DECEMBER 31,    ENDED MARCH 31,   JANUARY 1, 1998
                                           ------------------------   ---------------         TO
                                            1995     1996     1997     1997     1998      MAY 4, 1998
                                           ------   ------   ------   ------   ------   ---------------
                                                                        (UNAUDITED)
Revenue..................................  $6,251   $7,110   $7,684   $2,005   $1,482       $2,041
Cost of revenue..........................   1,964    2,166    2,346      569      459          670
                                           ------   ------   ------   ------   ------       ------
  Gross profit...........................   4,287    4,944    5,338    1,436    1,023        1,371
Selling, general, and administrative
  expenses...............................   4,158    4,559    4,748      933    1,171        1,476
                                           ------   ------   ------   ------   ------       ------
  Income (loss) from operations..........     129      385      590      503     (148)        (105)
                                           ------   ------   ------   ------   ------       ------
Other income (expense):
  Interest and dividend income...........       6       31                 1        5            3
  Interest expense.......................      (9)      --       --       --       --           --
  Other income (expense).................      --        3       --       --       --           --
                                           ------   ------   ------   ------   ------       ------
          Total other income (expense)...      (3)      34       15        1        5            3
                                           ------   ------   ------   ------   ------       ------
          Income (loss) before
            income taxes.................     126      419      605      504     (143)        (102)
State income taxes.......................      10        8        5        2       --           --
                                           ------   ------   ------   ------   ------       ------
          Net income (loss)..............  $  116   $  411   $  600   $  502   $ (143)      $ (102)
                                           ======   ======   ======   ======   ======       ======
Basic income (loss) per share............  $ 1.45   $ 4.81   $ 6.76   $ 5.65   $(1.61)      $(1.15)
                                           ======   ======   ======   ======   ======       ======
Weighted average shares outstanding......  80,000   85,500   88,800   88,800   88,800       88,800
                                           ======   ======   ======   ======   ======       ======


                See accompanying notes to financial statements.

                          J. HOWARD & ASSOCIATES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                       CLASS A VOTING     CLASS B NON-VOTING
                                        COMMON STOCK         COMMON STOCK
                                      ----------------    ------------------    RETAINED
                                      SHARES    AMOUNT    SHARES     AMOUNT     EARNINGS    TOTAL
                                      ------    ------    -------    -------    --------    ------
Balance, December 31, 1994..........  66,667     $ 64     13,333      $ 42       $1,059     $1,165
  Net income........................      --       --         --        --          116        116
  Distributions to stockholders.....      --       --         --        --         (473)      (473)
                                      ------     ----     ------      ----       ------     ------
Balance, December 31, 1995..........  66,667       64     13,333        42          702        808
  Net income........................      --       --         --        --          411        411
  Distributions to stockholders.....      --       --         --        --         (343)      (343)
  Stock grant.......................   5,866      111      2,934        55           --        166
                                      ------     ----     ------      ----       ------     ------
Balance, December 31, 1996..........  72,533      175     16,267        97          770      1,042
  Net income........................      --       --         --        --          600        600
  Distributions to stockholders.....      --       --         --        --         (108)      (108)
                                      ------     ----     ------      ----       ------     ------
Balance, December 31, 1997..........  72,533      175     16,267        97        1,262      1,534
  Net loss..........................      --       --         --        --         (102)      (102)
                                      ------     ----     ------      ----       ------     ------
Balance, May 4, 1998................  72,533     $175     16,267      $ 97       $1,160     $1,432
                                      ======     ====     ======      ====       ======     ======


                See accompanying notes to financial statements.

                          J. HOWARD & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                  THREE MONTHS
                                                                                      ENDED         PERIOD FROM
                                                       YEAR ENDED DECEMBER 31,      MARCH 31,     JANUARY 1, 1998
                                                       ------------------------   -------------         TO
                                                        1995     1996     1997    1997    1998      MAY 4, 1998
                                                       ------   ------   ------   -----   -----   ---------------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................................  $ 116    $ 411    $ 600    $ 502   $(143)       $(102)
                                                       -----    -----    -----    -----   -----        -----
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization.................     95      104      139       29      33           45
       Non-cash compensation.........................     --      166       --       --      --          152
       Loss on sale of property and equipment........     --       --       15       --      --           --
       Changes in operating assets and liabilities:
          (Increase) decrease in accounts
            receivable...............................   (116)      37     (442)    (752)   (282)         (86)
          (Increase) decrease in prepaid expenses....     10      (10)     (28)       8       1           (5)
          Increase in investments....................     --       --       --       --     (10)         (10)
          (Increase) decrease in other assets........     12        9      (94)      --      56          106
          Increase (decrease) in accounts payable and
            accrued expenses.........................    153     (282)     256       68      75          237
          Increase in state income taxes.............      8       11        3        3      --           --
          Increase (decrease) in deferred revenue....     91       18      (47)      --      --          (65)
                                                       -----    -----    -----    -----   -----        -----
            Total adjustments........................    253       53     (198)    (660)   (127)         374
                                                       -----    -----    -----    -----   -----        -----
            Net cash provided by (used in) operating
               activities............................    369      464      402     (158)   (270)         272
                                                       -----    -----    -----    -----   -----        -----
Cash flows from investing activities:
  Purchases of property and equipment................    (50)    (299)    (101)      (8)    (81)         (81)
  Proceeds from sale of property and equipment.......     --       --       11       --      --           --
  Net (increase) decrease in amounts due from
     employees and related parties...................     (8)      51     (197)     (17)     23          156
                                                       -----    -----    -----    -----   -----        -----
            Net cash used in investing activities....    (58)    (248)    (287)     (25)    (58)          75
                                                       -----    -----    -----    -----   -----        -----
Cash flows from financing activities:
  Proceeds (payments) on long-term debt..............    (42)      --       --       --     120          385
  Distributions to stockholders......................   (335)    (481)    (108)     (18)     --         (103)
                                                       -----    -----    -----    -----   -----        -----
            Net cash (used in) provided by financing
               activities............................   (377)    (481)    (108)     (18)    120          282
                                                       -----    -----    -----    -----   -----        -----
Net increase (decrease) in cash and cash
  equivalents........................................    (66)    (265)       7      201    (208)         629
Cash and cash equivalents, beginning of period.......    532      466      201      201     208          208
                                                       -----    -----    -----    -----   -----        -----
Cash and cash equivalents, end of period.............  $ 466    $ 201      208    $  --   $  --        $ 837
                                                       =====    =====    =====    =====   =====        =====
Supplemental disclosure:
  Cash paid for interest.............................  $   9    $  --    $  --    $  --   $  --        $  --
                                                       =====    =====    =====    =====   =====        =====


                See accompanying notes to financial statements.

                          J. HOWARD & ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1)  NATURE OF OPERATIONS

     J. Howard & Associates, Inc. (the "Company") was founded in 1977. The Company provides instructor-led training to individual managers and client companies to identify and address potential obstacles to improving workplace productivity, including race and gender issues, sexual harassment and failure of employees to take measured risks. Revenue is derived primarily from instructor-led seminars and, to a lesser extent, from rendering consulting services.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recognized as products and services are provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using accelerated and straight-line methods over periods ranging from three to seven years. Leasehold improvements are amortized over the term of the lease.

  Fair Value of Financial Instruments

     Financial instruments of the Company consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying value of these financial instruments approximates their fair value because of the short maturity of these instruments.

                          J. HOWARD & ASSOCIATES, INC.

  Income Taxes


     The Company has elected to be treated as an S corporation. Therefore, the net income of the Company is reported by the stockholders. Accordingly, no provision for federal income taxes has been included in the financial statements. Only certain state taxes are paid by the Company. The Company terminated its S corporation status concurrently with the combination previously described.


  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share, which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  RELATED PARTY TRANSACTIONS

     Due from employees and related parties consists of the following at:


                                                              DECEMBER 31,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
Due from The Efficacy Institute, Inc........................  $14     $ 39
Due from (to) stockholders..................................   (9)     173
Due from employees..........................................   12        2
                                                              ---     ----
                                                              $17     $214
                                                              ===     ====


(4)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:


                                                               DECEMBER 31,
                                                             ----------------
                                                              1996      1997
                                                             ------    ------
Equipment..................................................  $  677    $  631
Furniture and fixtures.....................................     255       270
Leasehold improvements.....................................      49        49
Investment art.............................................      21        21
Computer software..........................................     113       207
Vehicles...................................................      38        38
                                                             ------    ------
                                                              1,153     1,216
Accumulated depreciation and amortization..................     788       915
                                                             ------    ------
          Property and equipment, net......................  $  365    $  301
                                                             ======    ======



     Depreciation and amortization expense related to property and equipment for the years ended December 31, 1995, 1996 and 1997 and for the period from January 1, 1998 to May 4, 1998 was $95, $104, $139 and $45, respectively.


(5)  LINE OF CREDIT

     The Company has a secured revolving line of credit agreement which permits borrowings of up to $500 at the bank's base rate plus one percent. No amounts were outstanding under this agreement at December 31, 1995, 1996 and 1997. Substantially all assets of the Company are pledged as collateral under this agreement.

                          J. HOWARD & ASSOCIATES, INC.

(6)  DISTRIBUTIONS TO STOCKHOLDERS

     As discussed in note 2, the stockholders are taxed on their proportionate share of the Company's taxable income. It has been the Company's policy to make distributions to the stockholders for the purpose of funding these income tax obligations.

(7)  LEASE COMMITMENTS


     The Company is committed under various noncancelable operating leases for office space and equipment through June 2005. Lease expense charged to operations was $256 in 1995, $247 in 1996 and $149 in 1997 and $55 for the period from January 1, 1998 to May 4, 1998.


     Future minimum lease payments under all noncancelable operating leases are as follows:

              YEAR ENDING DECEMBER 31,
              ------------------------
1998................................................  $  344
1999................................................     616
2000................................................     617
2001................................................     577
2002................................................     554
                                                      ------
Thereafter..........................................  $1,372
                                                      ======
                                                      $4,080

(8)  STOCKHOLDERS' EQUITY

     During the year ended December 31, 1996, 5,866 shares of Class A common stock (voting) no par value and 2,934 shares of Class B common stock (non-voting) no par value were issued 50% each to two new shareholders in recognition of compensation expense of $111 and $55, respectively.

     On June 30, 1995, the Company approved an increase in the authorized common stock Class A (voting) from 12,500 shares to 100,000 shares and common stock Class B (non-voting) from 1,000 shares to 25,000 shares. Additionally, the Company approved an exchange of 40 shares of the newly authorized shares for each share of the previously authorized shares (or a 40 for 1 stock split). All share data has been retroactively adjusted to reflect the stock split.

(9)  EMPLOYEE BENEFITS

     The Company maintains a defined contribution retirement plan for all eligible employees. Company contributions are at the discretion of the Board of Directors, but cannot exceed the maximum amount deductible under applicable provisions of the Internal Revenue Code.


     Contributions to the plan amounted to $34 for each of the years ended December 31, 1995, 1996 and 1997. For the period from January 1, 1998 to May 4, 1998, contributions to the plan were $12.


(10)  CONCENTRATION OF CREDIT RISK

     The Company's three largest customers accounted for approximately 30%, 63% and 34% of net program revenues for the years ended December 31, 1995, 1996 and 1997, respectively. Accounts receivable from these customers approximated $514 and $280 at December 31, 1996 and 1997, respectively.


     The Company maintains cash deposits in two banks located in eastern Massachusetts and in a money market mutual fund account sponsored by a registered broker-dealer. Cash deposits in excess of FDIC insurance limits approximated $140 and $46 at December 31, 1996 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Robert Steinmetz, Ph.D., and Associates, Inc.
d/b/a Learning Systems Sciences:


     We have audited the accompanying balance sheets of Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and for the period from January 1, 1998 to May 4, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, and for the period from January 1, 1998 to May 4, 1998 in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts

August 10, 1998

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
Current assets:
  Cash and cash equivalents.................................  $  274    $  174
  Accounts receivable, net of allowance for doubtful
     accounts of $88 at December 31, 1996 and 1997..........     703       984
  Costs in excess of billings...............................     267       561
  Prepaid expenses and other current assets.................      53        43
                                                              ------    ------
          Total current assets..............................   1,297     1,762
                                                              ------    ------
Property and equipment, net.................................     129       153
Other assets................................................     103       104
                                                              ------    ------
          Total assets......................................  $1,529    $2,019
                                                              ======    ======
Current liabilities:
  Accounts payable..........................................  $   64    $  185
  Accrued expenses..........................................     166        40
  Accrued compensation......................................     124       161
  Billings in excess of costs...............................     710       414
                                                              ------    ------
          Total current liabilities.........................   1,064       800
                                                              ------    ------
Commitments and contingencies
Stockholders' equity:
  Common stock, stated value; 14,000,000 shares authorized,
     issued and outstanding.................................       3         3
  Retained earnings.........................................     462     1,216
                                                              ------    ------
          Total stockholders' equity........................     465     1,219
                                                              ------    ------
          Total liabilities and stockholders' equity........  $1,529    $2,019
                                                              ======    ======


                See accompanying notes to financial statements.

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                   THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 MARCH 31,            PERIOD FROM
                          ------------------------------------   -----------------------   JANUARY 1, 1998
                             1995         1996         1997         1997         1998      TO MAY 4, 1998
                          ----------   ----------   ----------   ----------   ----------   ---------------
                                                                       (UNAUDITED)
Revenue.................  $    3,332   $    5,123   $    5,681   $    1,424   $    1,466     $    2,861
Cost of revenue.........       1,390        1,696        2,202          450          812            909
                          ----------   ----------   ----------   ----------   ----------     ----------
  Gross profit..........       1,942        3,427        3,479          974          654          1,952
Selling, general and
  administrative
  expenses..............       1,767        3,079        2,226          504          474            633
                          ----------   ----------   ----------   ----------   ----------     ----------
          Income from
           operations...         175          348        1,253          470          180          1,319
                          ----------   ----------   ----------   ----------   ----------     ----------
Other income (expense):
  Other.................         (49)          --           --           --            4             --
  Interest income,
     net................           2            9           15            3           --              5
                          ----------   ----------   ----------   ----------   ----------     ----------
          Total other
            income
            (expense)...         (47)           9           15            3            4              5
                          ----------   ----------   ----------   ----------   ----------     ----------
          Income before
            income
            taxes.......         128          357        1,268          473          184          1,324
Income taxes............          86            7           18           --            4              4
                          ----------   ----------   ----------   ----------   ----------     ----------
          Net income....  $       42   $      350   $    1,250   $      473   $      180     $    1,320
                          ==========   ==========   ==========   ==========   ==========     ==========
Basic income per
  share.................  $       --   $      .03   $      .09   $      .03   $      .01     $      .09
                          ==========   ==========   ==========   ==========   ==========     ==========
Weighted average shares
  outstanding...........  14,000,000   14,000,000   14,000,000   14,000,000   14,000,000     14,000,000
                          ==========   ==========   ==========   ==========   ==========     ==========


                See accompanying notes to financial statements.

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                          COMMON STOCK
                                                      --------------------    RETAINED
                                                        SHARES      AMOUNT    EARNINGS    TOTAL
                                                      ----------    ------    --------    ------
Balance, December 31, 1994..........................  14,000,000      $3       $   70     $   73
  Net income........................................          --      --           42         42
                                                      ----------      --       ------     ------
Balance, December 31, 1995..........................  14,000,000       3          112        115
  Net income........................................          --      --          350        350
                                                      ----------      --       ------     ------
Balance, December 31, 1996..........................  14,000,000       3          462        465
  Dividend                                                    --      --         (496)      (496)
  Net income........................................          --      --        1,250      1,250
                                                      ----------      --       ------     ------
Balance, December 31, 1997..........................  14,000,000       3        1,216      1,219
  Dividend                                                    --      --         (279)      (279)
  Net income........................................          --      --        1,320      1,320
                                                      ----------      --       ------     ------
Balance, May 4, 1998................................  14,000,000      $3       $2,257     $2,260
                                                      ==========      ==       ======     ======


                See accompanying notes to financial statements.

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                      THREE MONTHS
                                                                          ENDED
                                           YEAR ENDED DECEMBER 31,      MARCH 31,       PERIOD FROM
                                          -------------------------   -------------   JANUARY 1, 1998
                                           1995     1996     1997     1997    1998    TO MAY 4, 1998
                                          ------   ------   -------   -----   -----   ---------------
Cash flows from operating activities:
  Net income............................  $  42    $ 350    $1,250    $473    $180        $1,320
                                          -----    -----    ------    ----    ----        ------
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
       Depreciation and amortization....     48       43        62      12      15            20
       Changes in operating assets and
          liabilities:
          Increase in accounts
            receivable..................   (467)    (195)     (281)   (186)    (64)         (169)
          (Increase) decrease in prepaid
            expenses and other current
            assets......................     12      (30)       10     (15)     14           (70)
          (Increase) decrease in costs
            in excess of billings.......   (184)      14      (294)    (78)    373           109
          (Increase) decrease in other
            assets......................    (17)     (19)       (1)     (1)     14            14
          Increase (decrease) in
            accounts payable and accrued
            expenses....................     50      115        32     (34)    (72)          111
          Increase in deferred
            revenue.....................     --       --        --      --      --            93
          Increase (decrease) in
            billings in excess of
            costs.......................    560       37      (296)    (97)    (50)         (414)
                                          -----    -----    ------    ----    ----        ------
            Total adjustments...........      2      (35)     (768)   (399)    230          (309)
                                          -----    -----    ------    ----    ----        ------
            Net cash provided by
               operating activities.....     44      315       482      74     410         1,011
                                          -----    -----    ------    ----    ----        ------
Cash flows from investing activity:
  Purchases of property and equipment...    (84)     (85)      (86)    (23)    (13)         (271)
                                          -----    -----    ------    ----    ----        ------
Cash flows from financing activity:
  Dividend..............................     --       --      (496)     --    (279)         (629)
                                          -----    -----    ------    ----    ----        ------
            Net (decrease) increase in
               cash and cash
               equivalents..............    (40)     230      (100)     51     118           111
Cash and cash equivalents, beginning of
  period................................     84       44       274     274     174           174
                                          -----    -----    ------    ----    ----        ------
Cash and cash equivalents, end of
  period................................  $  44    $ 274    $  174    $325    $292        $  285
                                          =====    =====    ======    ====    ====        ======


                See accompanying notes to financial statements.

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1)  NATURE OF OPERATIONS

     Robert Steinmetz, Ph.D., and Associates, Inc., d/b/a Learning Systems Sciences, was founded in 1979. The Company creates customized training products that generally are designed to facilitate faster learning of customer interface devices and higher productivity of retail associates. Revenue is derived primarily from the design, development and delivery of its products.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     The Company follows the percentage-of-completion method of accounting for contracts. Accordingly, income is recognized in the ratio that costs incurred bear to estimated total costs. Adjustments to cost estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated using an accelerated method over periods ranging from five to seven years. Leasehold improvements are amortized over the term of the lease.

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

  Fair Value of Financial Instruments

     Financial instruments of the Company consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximates their fair value because of the short maturity of these instruments.

  Income Taxes


     Effective August 31, 1995, the Company elected to be treated as an S corporation. Therefore, the net income of the Company is reported by the stockholders. Accordingly, no provision for federal income taxes has been included in the financial statements for the periods subsequent to that date. Only certain state income taxes are paid by the Company. The Company terminated its S corporation status concurrently with the combination previously described.


  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share, which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:


                                                              DECEMBER 31,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
Machinery and equipment.....................................  $248    $328
Furniture and fixtures......................................    48      54
Automobiles.................................................    10      10
Leasehold improvements......................................    12      12
                                                              ----    ----
                                                               318     404
Less accumulated depreciation and amortization..............   189     251
                                                              ----    ----
          Property and equipment, net.......................  $129    $153
                                                              ====    ====



     Depreciation and amortization expense related to property and equipment for the years ended December 31, 1995, 1996 and 1997 and for the period from January 1 to May 4, 1998 was $48, $43, $62 and $20, respectively.


(4)  OPERATING LEASES

     Operating lease commitments consist of facility and automobile rentals. Future minimum lease payments under all noncancelable operating leases are as follows:


              YEAR ENDING DECEMBER 31,
1998................................................    $135
1999................................................      39
                                                        ----
                                                        $174
                                                        ====

                 ROBERT STEINMETZ, PH.D., AND ASSOCIATES, INC.
                        d/b/a LEARNING SYSTEMS SCIENCES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 (IN THOUSANDS)


     Lease expense for the years ended December 31, 1995, 1996 and 1997 and for the period from January 1 to May 4, 1998 totaled $93, $112, $136 and $50, respectively.


(5)  EMPLOYEE BENEFITS


     The Company has established a profit sharing plan for the benefit of its employees. Company contributions are made at the discretion of the Board of Directors. The Company contributed $83 to the plan in 1995. No contribution was made for the years ended December 31, 1996 or 1997, or for the period from January 1 to May 4, 1998.


(6)  CONCENTRATION OF CREDIT RISK

     The Company had three customers that accounted for 41% of total revenue and two customers that accounted for 27% of total revenue for the years ended December 31, 1996 and 1997, respectively. Accounts receivable from these customers represented approximately 50% and 28% of the total accounts receivable balance at December 31, 1996 and 1997, respectively.


(7)  STOCK SPLIT



     Subsequent to December 31, 1997, the Company declared a stock split of 14,000-for-1 in the form of a stock dividend. All share and per share information has been restated to reflect the split.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MOHR Retail Learning Systems, Inc.:


     We have audited the accompanying balance sheets of MOHR Retail Learning Systems, Inc., as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1997 and for the period from July 1, 1997 to May 4, 1998. These financial statements are the responsibility of MOHR Retail Learning Systems, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MOHR Retail Learning Systems, Inc. as of June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 1997, and for the poeriod from July 1, 1997 to May 4, 1998, in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts

August 10, 1998

                       MOHR RETAIL LEARNING SYSTEMS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                JUNE 30,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $221    $260
  Accounts receivable, net of allowance for doubtful
     accounts of $46 at
     June 30, 1996 and 1997.................................   211     548
  Inventory.................................................    99     133
  Prepaid expenses..........................................    11      14
                                                              ----    ----
          Total current assets..............................   542     955
Property and equipment, net.................................    18      44
                                                              ----    ----
          Total assets......................................  $560    $999
                                                              ====    ====
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $118    $ 74
  Accrued expenses..........................................   320     295
  Accrued compensation......................................    12      54
  Deferred revenue..........................................    48      73
                                                              ----    ----
          Total current liabilities.........................   498     496
                                                              ----    ----
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value; 2,500 shares authorized; 100
     shares issued and outstanding..........................     4       4
  Retained earnings.........................................    58     499
                                                              ----    ----
          Total stockholders' equity........................    62     503
                                                              ----    ----
          Total liabilities and stockholders' equity........  $560    $999
                                                              ====    ====


                See accompanying notes to financial statements.

                       MOHR RETAIL LEARNING SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                YEAR ENDED       NINE MONTHS ENDED     PERIOD FROM
                                                 JUNE 30,            MARCH 31,         JULY 1, 1997
                                             ----------------    ------------------         TO
                                              1996      1997      1997       1998      MAY 4, 1998
                                             ------    ------    -------    -------    ------------
                                                                    (UNAUDITED)
Revenue....................................  $2,171    $3,015    $1,993     $2,883        $3,237
Cost of revenue............................     677       825       552        896         1,009
                                             ------    ------    ------     ------        ------
  Gross profit.............................   1,494     2,190     1,441      1,987         2,228
Selling, general and administrative
  expenses.................................   1,151     1,745     1,232      1,397         1,510
                                             ------    ------    ------     ------        ------
  Income from operations...................     343       445       209        590           718
Interest income (expense)..................      (3)        3         2          5             5
                                             ------    ------    ------     ------        ------
  Income before income taxes...............     340       448       211        595           723
State income taxes.........................       1         7        --          2             2
                                             ------    ------    ------     ------        ------
          Net income.......................  $  339    $  441    $  211     $  593        $  721
                                             ======    ======    ======     ======        ======
Basic income per share.....................  $3,390    $4,410    $2,110     $5,930        $7,210
                                             ======    ======    ======     ======        ======
Weighted average shares outstanding........     100       100       100        100           100
                                             ======    ======    ======     ======        ======


                See accompanying notes to financial statements.

                       MOHR RETAIL LEARNING SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                  COMMON STOCK
                                                ----------------      RETAINED EARNINGS
                                                SHARES    AMOUNT    (ACCUMULATED DEFICIT)     TOTAL
                                                ------    ------    ---------------------    -------
Balance, June 30, 1995........................   100       $ 4             $  (281)          $  (277)
  Net income..................................    --        --                 339               339
                                                 ---       ---             -------           -------
Balance, June 30, 1996........................   100         4                  58                62
  Net income..................................    --        --                 441               441
                                                 ---       ---             -------           -------
Balance, June 30, 1997........................   100         4                 499               503
  Net income..................................    --        --                 721               721
                                                 ---       ---             -------           -------
Balance, May 4, 1998..........................   100       $ 4             $ 1,220           $ 1,224
                                                 ===       ===             =======           =======


                See accompanying notes to financial statements.

                       MOHR RETAIL LEARNING SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                NINE MONTHS
                                               YEAR ENDED          ENDED
                                                JUNE 30,         MARCH 31,         PERIOD FROM
                                             --------------    --------------    JULY 1, 1997 TO
                                             1996     1997     1997     1998       MAY 4, 1998
                                             -----    -----    -----    -----    ---------------
Cash flows from operating activities:
  Net income...............................  $ 339    $ 441    $ 211    $ 593         $ 721
                                             -----    -----    -----    -----         -----
  Adjustments to reconcile net income
     (loss) to net cash provided by (used
     in) operating activities:
       Depreciation and amortization.......     10       15        7       17            20
       Changes in operating assets and
          liabilities:
          Increase in accounts
            receivable.....................    (99)    (337)    (219)    (225)         (304)
          (Increase) decrease in
            inventory......................      4      (34)     (17)       5            (5)
          (Increase) decrease in prepaid
            expenses.......................      3       (3)     (22)     (16)          (31)
          Increase (decrease) in accounts
            payable........................     (1)     (44)      12       73            21
          Increase (decrease) in accrued
            expenses.......................    (15)      17      (16)    (265)         (218)
          Increase (decrease) in deferred
            revenue........................    (29)      25       47      (18)          131
                                             -----    -----    -----    -----         -----
            Total adjustments..............   (127)    (361)    (208)    (429)         (386)
                                             -----    -----    -----    -----         -----
            Net cash provided by operating
               activities..................    212       80        3      164           335
                                             -----    -----    -----    -----         -----
Cash flows from investing activities:
  Purchases of property and equipment......     (8)     (41)     (27)     (18)          (19)
  Net increase in amounts due from
     employees and related parties.........     --       --                             (49)
                                             -----    -----    -----    -----         -----
            Net cash used in investing
               activities..................     (8)     (41)     (27)     (18)          (68)
                                             -----    -----    -----    -----         -----
Net increase (decrease) in cash and cash
  equivalents..............................    204       39      (24)     146           267
Cash and cash equivalents, beginning of
  period...................................     17      221      221      260           260
                                             -----    -----    -----    -----         -----
Cash and cash equivalents, end of period...  $ 221    $ 260    $ 197    $ 406         $ 527
                                             =====    =====    =====    =====         =====
Supplemental disclosure:
  Cash paid for interest...................  $  --    $   3    $  --    $  --         $   7
                                             =====    =====    =====    =====         =====


                See accompanying notes to financial statements.

                       MOHR RETAIL LEARNING SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(1)  NATURE OF OPERATIONS

     MOHR Retail Learning Systems, Inc. (the "Company") was founded in 1991. The Company offers train-the-trainer seminars to help clients in the retail industry to improve productivity by fostering a customer oriented focus at the sales management and associate levels. In some of its programs, the Company trains employees directly through instructor-led seminars. Revenue is derived primarily from the licensing to clients of the right to use the Company's training programs. Revenue is received on a participant or site basis.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recognized as services are performed. The Company contracts with customers to provide materials and training seminars. Deferred revenue is recognized for payments received prior to services being performed.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the nine months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventory

     The Company owns training supplies and manuals which are accounted for using the lower of cost first-in, first-out (FIFO) or market basis of accounting.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using an accelerated method over five years. Leasehold improvements are amortized over the term of the lease.

                       MOHR RETAIL LEARNING SYSTEMS, INC.

  Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying amount of these financial instruments approximates fair value because of the short maturity of those instruments.

  Income Taxes


     The Company has elected to be treated as an S corporation. Therefore, the net income of the Company is reported by the stockholders. Accordingly, no provision for federal income taxes has been included in the financial statements. Only certain state taxes are paid by the Company. The Company terminated its S corporation status concurrently with the combination previously discussed.


  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share, which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                                JUNE 30,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
Equipment...................................................  $34      61
Furniture...................................................    9      19
Leasehold improvements......................................   --       4
                                                              ---      --
                                                               43      84
Accumulated depreciation and amortization...................   25      40
                                                              ---      --
          Property and equipment, net.......................  $18      44
                                                              ===      ==


     Depreciation and amortization expense related to property and equipment was $10 and $15 in the years ended June 30, 1996 and 1997, respectively, and $20 for the period from July 1, 1997 to May 4, 1998.


(4)  LEASE COMMITMENTS


     The Company is committed under various noncancelable operating leases for office space and equipment through February 2000. Lease expense for the years ended June 30, 1996 and 1997 was $18 and $34, respectively. For the period from July 1, 1997 to May 4, 1998 was $31. Future minimum lease payments under all noncancelable operating leases are as follows:


                 YEAR ENDING JUNE 30,
      1998.............................................  $41
      1999.............................................   40
      2000.............................................    1
                                                         ---
           Total.......................................  $82
                                                         ===

                       MOHR RETAIL LEARNING SYSTEMS, INC.

(5)  EMPLOYEE BENEFITS


     Eligible employees of the Company participate in a profit sharing plan sponsored by the Company. The Plan provides that the Company make discretionary contributions to the Plan. The Company made contributions of $145, $104 and $51 for the years ended June 30, 1996 and 1997, and for the period from July 1, 1997 to May 4, 1998 respectively.


(6)  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily relate to cash and cash equivalents and accounts receivable. Cash and cash equivalents are primarily held in bank accounts. Cash deposits in excess of FDIC insurance limits approximated $108 at June 30, 1997. The Company has not incurred losses related to these balances to date.


     For the year ended June 30, 1996, the Company had one customer that accounted for 11 percent of total revenue. For the year ended June 30, 1997, no customer represented greater than 10 percent of total revenue.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Novations Group, Inc.:


     We have audited the accompanying balance sheets of Novations Group, Inc., as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997 and for the period from July 1, 1997 to May 4, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novations Group, Inc., as of June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997 and for the period from July 1, 1997 to May 4, 1998 in conformity with generally accepted accounting principles.


                                          KPMG Peat Marwick LLP

Boston, Massachusetts

August 10, 1998

                             NOVATIONS GROUP, INC.

                                 BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  JUNE 30,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
Current assets:
  Cash and cash equivalents.................................  $   17    $   88
  Accounts receivable, net of allowance for doubtful
     accounts of $158.......................................   1,976     2,202
  Receivable from related parties...........................     179       414
  Prepaid expenses..........................................      63       115
                                                              ------    ------
          Total current assets..............................   2,235     2,819
Property and equipment, net.................................     552       492
                                                              ------    ------
          Total assets......................................  $2,787    $3,311
                                                              ======    ======

Current liabilities:
  Current portion of notes payable..........................   1,079     1,298
  Accounts payable..........................................     225       118
  Accrued compensation......................................     836       803
  Accrued expenses..........................................     275       177
  Deferred income taxes.....................................      --       415
                                                              ------    ------
          Total current liabilities.........................   2,415     2,811
                                                              ------    ------
Notes payable...............................................     459       361
Commitments and contingencies
Stockholders' equity:
  Common stock, $1.00 par value; 1,000,000 shares
     authorized; 1,000 shares issued and outstanding at June
     30, 1996 and 1997, respectively........................       1         1
  Retained earnings (deficit)...............................     (88)      138
                                                              ------    ------
          Total stockholders' equity (deficit)..............     (87)      139
                                                              ------    ------
          Total liabilities and stockholders' equity........  $2,787    $3,311
                                                              ======    ======


                See accompanying notes to financial statements.

                             NOVATIONS GROUP, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                               NINE MONTHS ENDED
                                    YEAR ENDED JUNE 30,            MARCH 31,           PERIOD FROM
                                 --------------------------    ------------------    JULY 1, 1997 TO
                                  1995      1996      1997      1997       1998        MAY 4, 1998
                                 ------    ------    ------    -------    -------    ---------------
                                                                  (UNAUDITED)
Revenue........................  $7,175    $9,039    $9,018    $6,716     $8,248         $9,228
Cost of revenue................   3,885     4,733     4,839     3,696      3,891          4,356
                                 ------    ------    ------    ------     ------         ------
          Gross profit.........   3,290     4,306     4,179     3,020      4,357          4,872
Selling, general, and
  administrative expenses......   3,167     4,094     3,315     2,398      3,481          3,956
                                 ------    ------    ------    ------     ------         ------
          Income from
            operations.........     123       212       864       622        876            916
Interest expense, net..........      98        98       137       149        181            196
                                 ------    ------    ------    ------     ------         ------
          Income before income
            taxes..............      25       114       727       473        695            720
Income taxes...................      22        40       435       283        294            367
                                 ------    ------    ------    ------     ------         ------
          Net income...........  $    3    $   74    $  292    $  190     $  401         $  353
                                 ======    ======    ======    ======     ======         ======
Basic income per share.........  $    3    $   74    $  292    $  190     $  401         $  353
                                 ======    ======    ======    ======     ======         ======
Weighted average shares
  outstanding..................   1,000     1,000     1,000     1,000      1,000          1,000


                See accompanying notes to financial statements.

                             NOVATIONS GROUP, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                             RETAINED
                                                         COMMON STOCK        EARNINGS
                                                       ----------------    (ACCUMULATED
                                                       SHARES    AMOUNT      DEFICIT)      TOTAL
                                                       ------    ------    ------------    -----
Balance, June 30, 1994...............................   1,000     $ 1         $ (45)       $ (44)
  Net income.........................................      --      --             3            3
  Distributions to stockholders......................      --      --           (79)         (79)
                                                       ------     ---         -----        -----
Balance, June 1995...................................   1,000       1          (121)        (120)
  Net income.........................................      --      --            74           74
  Distributions to stockholders......................      --      --           (41)         (41)
                                                       ------     ---         -----        -----
Balance, June 30, 1996...............................   1,000       1           (88)         (87)
  Net income.........................................      --      --           292          292
  Distributions to stockholders......................      --      --           (66)         (66)
                                                       ------     ---         -----        -----
Balance, June 30, 1997...............................   1,000       1           138          139
  Net income.........................................      --      --           353          353
  Distributions to stockholders......................      --      --           (11)         (11)
                                                       ------     ---         -----        -----
Balance, May 4, 1998.................................   1,000     $ 1         $ 480        $ 481
                                                       ======     ===         =====        =====


                See accompanying notes to financial statements.

                             NOVATIONS GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                        NINE MONTHS ENDED
                                               YEAR ENDED JUNE 30,          MARCH 31,           PERIOD FROM
                                             -----------------------    ------------------    JULY 1, 1997 TO
                                             1995     1996     1997      1997       1998        MAY 4, 1998
                                             -----    -----    -----    ------    --------    ---------------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income...............................  $   3    $  74    $ 292    $ 190     $   401         $   353
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........    203      167      197      156         138             160
     Deferred income taxes.................     --       --      415       --         260             333
     Changes in operating assets and
       liabilities:
       Increase (decrease) in current
          portion LT debt..................     --       --       --      100         325             475
       (Increase) decrease in accounts
          receivable.......................   (670)    (357)    (226)     (86)     (1,554)         (1,227)
       Increase in inventory...............     --       --       --       --        (110)            (89)
       (Increase) decrease in prepaid
          expenses.........................   (250)      86     (287)       3         112             112
       Increase (decrease) in income taxes
          payable..........................                               283          --
       Increase (decrease) in accounts
          payable and accrued expenses.....    358      (88)    (238)    (275)        347             450
                                             -----    -----    -----    -----     -------         -------
          Total adjustments................   (359)    (192)    (554)     181        (482)            214
                                             -----    -----    -----    -----     -------         -------
          Net cash (used by) provided by
            operating activities...........   (356)    (118)     153      371         (81)            567
                                             -----    -----    -----    -----     -------         -------
Cash flows from investing activities:
  (Increase) decrease related party
     receivable............................     --       --       --     (104)        121              45
  Purchases of property and equipment......   (217)    (427)    (137)    (173)        (48)            (61)
                                             -----    -----    -----    -----     -------         -------
  Cash used in investing activities........   (217)    (427)    (137)    (277)         73             (16)
                                             -----    -----    -----    -----     -------         -------
Cash flows from financing activities:
  Net (repayments)/proceeds from long-term
     debt..................................    340      117      121     (111)        (62)            (67)
  Distribution to stockholders.............    (40)     (41)     (66)      --         (11)            (11)
                                             -----    -----    -----    -----     -------         -------
          Net cash provided by (used in)
            financing activities...........    300       76       55     (111)        (73)            (78)
                                             -----    -----    -----    -----     -------         -------
Net (decrease) increase in cash and cash
  equivalents..............................   (273)    (469)      71      (17)        (81)            473
Cash and cash equivalents, beginning of
  period...................................    759      486       17       17          88              88
                                             -----    -----    -----    -----     -------         -------
Cash and cash equivalents, end of period...  $ 486    $  17    $  88    $   0     $     7         $   561
                                             =====    =====    =====    =====     =======         =======
Supplemental disclosure:
  Cash paid for interest...................  $ 120    $ 120    $ 151    $  89     $   139         $   139
                                             =====    =====    =====    =====     =======         =======


                See accompanying notes to financial statements.

                             NOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1)  NATURE OF OPERATIONS

     Novations Group, Inc. (the "Company") was founded in 1986. The Company assists clients in, among other things, clarifying and communicating their business strategies and re-designing their organizations and work systems. Revenue is derived primarily from fees for professional services and, to a lesser extent, from the sale of services and products to support human resources management.


     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue is recognized as services are performed and products are provided.

  Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Interim Financial Information



     The interim financial statements for the nine months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over periods ranging from five to seven years. Leasehold improvements are amortized over the term of the lease.

  Fair Value of Financial Instruments

     Financial instruments of the Company consist of cash, marketable securities, accounts receivable, accounts payable and accrued liabilities and debt. The carrying value of these financial instruments approximates their fair value due to the short maturity of these instruments. The carrying value of debt approximates fair value because the interest rates on the debt approximate the rates currently available to the Company.

                             NOVATIONS GROUP, INC.

  Income Taxes

     For periods prior to January 1, 1997, the Company elected to be treated as an S corporation. Therefore, in such periods the net income of the Company was reported by the stockholders, and no provision for federal income taxes was included in the financial statements for such periods, and only certain state taxes were paid by the Company. The Company terminated its S corporation status effective January 1, 1997. Accordingly, for periods subsequent to January 1, 1997, the Company accounted for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Income per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share which changed the method of computing and presenting income per share. Basic income per share has been computed using the weighted average number of outstanding common shares. The Company has a simple capital structure with no potentially dilutive shares. Accordingly, only basic income per share has been presented. All periods presented have been restated in accordance with FAS 128.

(3)  RELATED PARTY TRANSACTIONS


     The Company advanced cash to an entity controlled by the stockholders of the Company. The balance due to the Company as of June 30, 1996 and 1997 was $140 and $332, respectively. Also included in receivables from related parties are employee advances of $39 and $82 at June 30, 1996 and 1997, respectively.


     The Company leases certain office facilities from a partnership controlled by the Company's stockholders.

     The terms of the lease require annual payments of $300,000, increasing by 3% per year, through March 2002. The Company has an option to renew the lease for an additional five-year term. The Company has guaranteed a $1.2 million note payable to a financial institution by the partnership.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                                 JUNE 30,
                                                             ----------------
                                                              1996      1997
                                                             ------    ------
Computer equipment and software............................  $  922       945
Leasehold improvements.....................................     167       198
Office equipment...........................................     108       170
Furniture and fixtures.....................................      94       115
                                                             ------    ------
                                                              1,291     1,428
Accumulated depreciation and amortization..................     739       936
                                                             ------    ------
     Property and equipment, net...........................  $  552       492
                                                             ======    ======


     Depreciation and amortization expense related to property and equipment for the years ended June 1995, 1996 and 1997, and for the period from July 1, 1997 to May 4, 1998, was $203, $167, $197 and $160, respectively.

                             NOVATIONS GROUP, INC.

(5)  NOTES PAYABLE

     Notes payable consist of notes to former stockholders, with interest imputed at 8.75%. Payments are due monthly or annually through March 2002.


     Aggregate maturities required on these notes at June 30, 1997 are as follows:


      1998..................................................  $ 59
      1999..................................................    97
      2000..................................................    98
      2001..................................................    98
      2002..................................................    68
                                                              ----
           Total............................................  $420
                                                              ====

(6)  OPERATING LEASES

     The Company leases all of its facilities and certain office equipment under cancelable and noncancelable operating leases that expire on various dates through 2003.

     Future minimum lease payments under all noncancelable operating leases, including leases to related parties, are as follows:

                    YEAR ENDING JUNE 30:
                    --------------------
      1998..................................................  $  585
      1999..................................................     654
      2000..................................................     632
      2001..................................................     534
      2002..................................................     334
      Thereafter............................................      48
                                                              ------
           Total............................................  $2,787
                                                              ======


     Lease expense for the years ended June 30, 1995, 1996 and 1997 and for the period from July 1, 1997 to May 4, 1998, was $71, $211, $385 and $483,
respectively.


(7)  LINE OF CREDIT

     The Company has a $1,500 line of credit agreement with a bank, with interest payable at the bank's prime rate. The interest rate at June 30, 1996 and 1997 was 10 percent. The line of credit is secured by substantially all of the Company's assets and is guaranteed by the principal stockholders of the Company.

     The Company had $1,000 and $1,239 at June 30, 1996 and 1997, respectively, outstanding under the agreement.

(8)  INCOME TAXES

     As discussed in note 2, the Company terminated its S corporation election effective January 1, 1997.

                             NOVATIONS GROUP, INC.

     Income tax expense for the year ended June 30, 1997 consists of:

                                            CURRENT    DEFERRED    TOTAL
                                            -------    --------    -----
Federal...................................    $--        $380      $380
State.....................................     20          35        55
                                              ---        ----      ----
                                              $20        $415      $435
                                              ===        ====      ====

     Income tax expense for the year ended June 30, 1997 differs from the amount computed by applying the U.S. federal tax rate of 34% to pretax income as a result of the following:

Computed "expected" tax expense.............................  $ 247
Income (reduction) in income taxes resulting from:
  Change from S corporation status..........................    310
  Income earned during S corporation period.................   (135)
  State taxes net of federal benefit........................     36
  Other.....................................................    (23)
                                                              -----
                                                              $ 435
                                                              =====

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at June 30, 1997 are presented below.

Deferred tax assets:
  Accounts payable and accrued expenses.....................  $ 450
  Net operating loss carryforward...........................     93
                                                              -----
          Total gross deferred tax assets...................    543

Deferred tax liability:
  Accounts receivable and prepaid expenses..................   (958)
                                                              -----
Net deferred tax liability..................................  $(415)
                                                              =====

     The net operating loss carryforward is subject to limitation in the event of a greater than 50% change in ownership.

(9)  EMPLOYEE BENEFITS


     The Company has a 401(k) plan in which it matches 50% of employee contributions up to a maximum of 4%. The Company contributed $44, $60, $75 and $50 to the plan for the years ended June 30, 1995, 1996 and 1997, and for the period from July 1, 1997 to May 4, 1998, respectively.


(10)  CONCENTRATION OF CREDIT RISK


     For the year ended June 30, 1995, the Company had two customers that each accounted for greater than 10 percent of revenue. For each of the years ended June 30, 1996 and 1997, the Company had one customer that accounted for greater than 10 percent of revenue.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors


Star Mountain, Inc.:



     We have audited the accompanying statements of operations, stockholders' equity, and cash flows of Star Mountain, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Star Mountain, Inc. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                          Friedman & Fuller, P.C.



Rockville, Maryland


February 16, 1996

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors


Star Mountain, Inc.:



     We have audited the accompanying consolidated balance sheets of Star Mountain, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1997 and for the period from January 1, 1998 to May 4, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Star Mountain, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997 and for the period from January 1, 1998 to May 4, 1998, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP



Boston, Massachusetts


August 10, 1998

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                  DECEMBER 31,
                                                                -----------------
                                                                 1996      1997
                                                                ------    -------
ASSETS
Current assets:
  Cash......................................................    $   39    $   358
  Accounts receivable.......................................     4,395      6,091
  Current portion of notes receivable, related parties......       181        666
  Inventory.................................................       100        129
  Other current assets......................................        71        100
  Deferred income taxes.....................................        29        117
                                                                ------    -------
          Total current assets..............................     4,815      7,461
                                                                ------    -------
Property and equipment:
  Furniture and fixtures....................................        65        531
  Office equipment..........................................       746      1,444
  Computer software.........................................        69        114
  Leasehold improvements....................................        16         87
  Automobiles...............................................        31         73
                                                                ------    -------
                                                                   927      2,249
  Less accumulated depreciation and amortization............       423      1,303
                                                                ------    -------
                                                                   504        946
                                                                ------    -------
Other assets:
  Notes receivable, related parties, net of current
     portion................................................       267         --
  Other assets..............................................       140        459
  Land held for investment..................................       110        110
  Goodwill, net of accumulated amortization of $23 and
     $88....................................................       147      1,701
                                                                ------    -------
                                                                   664      2,270
                                                                ------    -------
          Total assets......................................    $5,983    $10,677
                                                                ======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable, bank........................................    $  905    $ 2,858
  Current portion of notes payable..........................        95        455
  Accounts payable..........................................     1,295      1,685
  Accrued expenses..........................................       573      1,152
  Accrued compensation......................................        --         --
  Billings in excess of costs and earnings..................     1,076      1,247
  Income taxes payable......................................        --         --
                                                                ------    -------
          Total current liabilities.........................     3,944      7,397
                                                                ------    -------
Long-term liabilities:
  Notes payable, net of current portion.....................        --        304
  Deferred income taxes.....................................        29        198
                                                                ------    -------
          Total long-term liabilities.......................        29        502
                                                                ------    -------
          Total liabilities.................................     3,973      7,899
                                                                ------    -------
Commitments and contingencies
Stockholders' equity:
  Common stock..............................................         8      2,147
  Additional paid-in capital................................     2,058         --
  Retained earnings.........................................       529      1,257
                                                                ------    -------
                                                                 2,595      3,404
  Less common stock held in treasury at cost................      (585)      (626)
                                                                ------    -------
          Total stockholders' equity........................     2,010      2,778
                                                                ------    -------
          Total liabilities and stockholders' equity........    $5,983    $10,677
                                                                ======    =======


          See accompanying notes to consolidated financial statements

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                    THREE MONTHS
                                                                        ENDED
                                      YEAR ENDED DECEMBER 31,         MARCH 31,         PERIOD FROM
                                    ---------------------------    ---------------    JANUARY 1, 1998
                                     1995      1996      1997       1997     1998     TO MAY 4, 1998
                                    -------   -------   -------    ------   ------    ---------------
Total revenue.....................  $14,306   $16,313   $23,775    $4,850   $7,926        $11,052
Cost of revenue...................    8,668     9,457    14,504     2,937    4,504          6,109
                                    -------   -------   -------    ------   ------        -------
  Gross profit....................    5,638     6,856     9,271     1,913    3,422          4,943
Operating expenses................    4,411     5,476     7,591     1,839    2,849          3,650
                                    -------   -------   -------    ------   ------        -------
Income from operations............    1,227     1,380     1,680        74      573          1,293
                                    -------   -------   -------    ------   ------        -------
Other income (expense):
  Interest income.................       19        25        44        --       --             15
  Interest expense................      (54)      (65)     (144)      (25)     (99)          (120)
  Other, net......................     (200)     (339)     (306)       --       --            (32)
                                    -------   -------   -------    ------   ------        -------
                                       (235)     (379)     (406)      (25)     (99)          (137)
                                    -------   -------   -------    ------   ------        -------
Income before income taxes........      992     1,001     1,274        49      474          1,156
Income taxes......................       --       397       546       169      334            457
                                    -------   -------   -------    ------   ------        -------
Net income........................  $   992   $   604   $   728      (120)     140        $   699
                                    =======   =======   =======    ======   ======        =======
Basic income per share............  $  0.11   $  0.07   $  0.09    $(0.01)  $ 0.02        $  0.09
                                    =======   =======   =======    ======   ======        =======
Diluted income per share..........  $  0.11   $  0.07   $  0.08    $(0.01)  $ 0.02        $  0.08
                                    =======   =======   =======    ======   ======        =======
Weighted average shares
  outstanding.....................    8,825     8,422     8,078     8,336    8,073          8,074
                                    =======   =======   =======    ======   ======        =======
Weighted average shares and
  potentially dilutive shares
  outstanding.....................    8,963     8,565     8,823     8,336    7,328          8,871
                                    =======   =======   =======    ======   ======        =======


          See accompanying notes to consolidated financial statements

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                     COMMON STOCK      ADDITIONAL   RETAINED      TREASURY STOCK
                                  ------------------    PAID-IN     EARNINGS    ------------------
                                   SHARES     AMOUNT    CAPITAL     (DEFICIT)    SHARES     AMOUNT   TOTAL
                                  ---------   ------   ----------   ---------   ---------   ------   ------
Balance, December 31, 1994......    740,852   $    8    $ 1,955      $ (688)           --   $  --    $1,275
Issuance of common stock upon
  exercise of options...........     11,827       --         36          --            --      --        36
Distributions to shareholders...         --       --         --        (379)           --      --      (379)
Purchase of treasury stock......         --       --         --          --        22,700     (65)      (65)
Net income......................         --       --         --         992            --      --       992
                                  ---------   ------    -------      ------     ---------   -----    ------
Balance, December 31, 1995......    752,679        8      1,991         (75)       22,700     (65)    1,859
Issuance of common stock upon
  exercise of options...........      9,414       --         67          --            --      --        67
Purchase of treasury stock......         --       --         --          --        65,671    (520)     (520)
Net income......................         --       --         --         604            --      --       604
                                  ---------   ------    -------      ------     ---------   -----    ------
Balance, December 31, 1996......    762,093        8      2,058         529        88,371    (585)    2,010
Issuance of common stock upon
  exercise of options...........     87,621       32         --          --            --      --        32
Purchase of treasury stock......         --       --         --          --        12,584     (41)      (41)
Stock split, conversion to no
  par stock.....................  8,383,023    2,058     (2,058)         --     1,110,505      --        --
Issuance of common stock........     50,735       49         --          --            --      --        49
Net income......................         --       --         --         728            --      --       728
                                  ---------   ------    -------      ------     ---------   -----    ------
Balance, December 31, 1997......  9,283,472    2,147    $    --       1,257     1,211,460    (626)   $2,778
Issuance of common stock........      1,553       12         --          --            --      --        12
Net income......................         --       --         --         699            --      --       699
                                  ---------   ------    -------      ------     ---------   -----    ------
Balance, May 4, 1998............  9,285,025   $2,159         --      $1,956     1,211,460   $(626)   $3,489
                                  =========   ======    =======      ======     =========   =====    ======


          See accompanying notes to consolidated financial statements

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                              THREE MONTHS
                                                                                  ENDED
                                           YEAR ENDED DECEMBER 31,              MARCH 31,          PRIOR FROM
                                        ------------------------------      -----------------   JANUARY 1, 1998
                                          1995       1996       1997         1997      1998      TO MAY 4, 1998
                                        --------   --------   --------      -------   -------   ---------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
  Cash received from customers........  $ 13,419   $ 16,428   $ 23,529      $ 5,407   $ 6,682       $10,152
  Cash paid to suppliers and
     employees........................   (12,620)   (14,890)   (22,083)      (5,132)   (6,202)       (9,679)
  Interest received...................        19         25         44           14        10            16
  Interest paid.......................       (54)       (65)      (144)         (14)     (110)         (122)
  Income taxes paid...................        --       (420)      (482)          --       (81)         (252)
                                        --------   --------   --------      -------   -------       -------
          Net cash provided by
            operating activities......       764      1,078        864          275      (301)          115
                                        --------   --------   --------      -------   -------       -------
Cash flows from investing activities:
  Issuance of notes receivable........       (64)       (96)      (218)         (35)       --            --
  Acquisition of property and
     equipment........................      (159)       (61)      (358)         (26)      (14)         (264)
  Business acquisitions...............      (100)      (300)    (1,752)      (1,168)      (68)           --
  Purchase of land held for
     investment.......................        --       (110)        --           --        --            --
  Other...............................        (8)         2         --           --      (141)           --
                                        --------   --------   --------      -------   -------       -------
          Net cash used in investing
            activities................      (331)      (565)    (2,328)      (1,229)     (223)         (264)
                                        --------   --------   --------      -------   -------       -------
Cash flows from financing activities:
  Net borrowings (payments) on
     line-of-credit...................       (15)       (86)     1,953           --        --           403
  Principal repayments on long-term
     debt.............................        --         --       (210)          --        --          (286)
  Proceeds from other notes payable...        25         95         --        1,235       160            --
  Payments on other notes payable.....       (34)       (35)        --           --        --            --
  Proceeds from issuance of common
     stock............................        36         68         81           13        12            12
  Purchase of treasury stock..........       (65)      (520)       (41)          --        --            --
  Distributions to shareholders.......      (379)        --         --           --        --            --
  Decrease in deferred income taxes...        --         --         --           --        (6)           --
                                        --------   --------   --------      -------   -------       -------
          Net cash provided by (used
            in) financing
            activities................      (432)      (478)     1,783        1,248       166           129
                                        --------   --------   --------      -------   -------       -------
Net (decrease) increase in cash.......         1         35        319          294      (358)          (20)
Cash, and cash equivalents, beginning
  of period...........................         3          4         39           39       358           358
                                        --------   --------   --------      -------   -------       -------
Cash, and cash equivalents, end of
  period..............................  $      4   $     39   $    358      $   333   $    --       $   338
                                        ========   ========   ========      =======   =======       =======


          See accompanying notes to consolidated financial statements

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)


                                                                       THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,           MARCH 31,           PERIOD FROM
                                         --------------------------    -------------------    JANUARY 1, 1998
                                          1995       1996     1997      1997        1998      TO MAY 4, 1998
                                         -------    ------    -----    -------    --------    ---------------
                                                                           (UNAUDITED)
Reconciliation of net income to net
  cash provided by operating
  activities:
  Net income...........................  $   992    $  604    $ 728    $ (120)    $   140         $   699
                                         -------    ------    -----    ------     -------         -------
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization........       96       139      314        57         104             136
  Loss on sale of assets...............       --         4       11        --          --              --
  Deferred income taxes................       --        --       (9)       --          --              (6)
  Changes in assets and liabilities:
     (Increase) decrease in:
     Accounts receivable...............   (1,053)     (637)    (417)     (603)     (2,230)         (2,094)
     Inventory.........................       --        18      (29)      (13)         27              37
     Other current assets..............       47       (34)      24      (208)        377             440
     Other assets......................      (25)      (69)    (237)      (74)        (35)           (183)
     Intercompany assets...............       --        --       --        --          --             (50)
  Increase (decrease) in:
     Accounts payable..................      425       168       90        --          88             335
     Accrued expenses..................      116       133      218     1,298         653             271
     Billings in excess of costs and
       anticipated profits.............      166       752      171       (62)        575             530
                                         -------    ------    -----    ------     -------         -------
  Total adjustments....................     (228)      474      136       395        (441)           (584)
                                         -------    ------    -----    ------     -------         -------
  Net cash provided by (used in)
     operating activities..............  $   764    $1,078    $ 864    $  275     $  (301)        $   115
                                         =======    ======    =====    ======     =======         =======


Non-cash investing and financing activities: In February 1997, the Company issued a note payable of $506,000 for a portion of the purchase price of ORA. In October 1997, the Company issued a note payable of $325,000 for a portion of the purchase price of SED.

          See accompanying notes to consolidated financial statements

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)  NATURE OF OPERATIONS



     Star Mountain, Inc. (together with its direct and indirect wholly-owned subsidiaries the "Company") was founded in 1987. The Company is primarily engaged in contracting with the U.S. Government to provide technical and professional services in the form of computer-based training, software development and computer applications support. In August 1996, the Company formed a wholly-owned subsidiary, Star Digital, Inc. to acquire the assets of Computer Visions, Inc. Star Digital, Inc. is primarily a value added distributor of computer equipment. In February 1997, the Company acquired the stock of Odyssey Research Associates, Inc. ("ORA"). ORA is primarily engaged in contracting with the U.S. Government to perform research relating to computer access and security. ORA includes the accounts of 168004 Canada, Inc. ("ORA Canada"), a wholly-owned subsidiary, which had performed similar contracts for the Canadian Government, but currently has minimal activity. Effective October 1, 1997, the Company acquired the net assets of the SED Division of Essex Corporation, which now operates as a division of the Company. This division provides weapons handling training for the U.S. Department of Defense.



     On May 4, 1998, PROVANT, Inc. ("PROVANT") acquired all of the outstanding stock of the Company for cash and shares of PROVANT common stock, and the Company became a wholly-owned subsidiary of PROVANT.



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  Revenue Recognition



     A major portion of the Company's revenue results from services performed under U.S. government contracts, either directly or through subcontracts. The majority of the Company's contracts are fixed-price contracts. Revenue on fixed price contracts is recognized using the percentage of completion method based on costs incurred in relation to total estimated costs. Revenue on time-and-materials contracts is recognized to the extent of fixed billable rates for hours delivered plus reimbursable costs. Revenue on cost-plus-fee contracts is recognized based on reimbursable costs incurred plus estimated fees earned thereon. At the time it is recognized that it is probable that a contract will result in a loss and the loss can be reasonably estimated, the entire estimated loss is included in the determination of net income. In accordance with industry practice, amounts relating to long-term contracts are classified as current assets although an indeterminable portion of these amounts is not expected to be realized within one year.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



  Interim Financial Information



     The interim financial statements for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

  Credit Risk



     The Company's accounts receivable consist principally of unsecured amounts due from the U.S. Government.



  Cash Equivalents



     Cash equivalents are defined as highly liquid short-term investments whose maturity dates do not extend past three months from the original date of purchase. The Company has held no such instruments.



  Property and Equipment



     Property and equipment are stated at cost and include additions and major replacements or betterments. Depreciation and amortization are provided for in amounts which amortize the cost of properties utilizing the straight-line method over estimated useful lives of three to seven years. Maintenance, repairs and minor renewals are expensed as incurred. Any gain or loss on disposition is included in the determination of net income.



  Goodwill



     Goodwill represents the excess of the cost of business acquisitions, accounted for by the purchase method, over the fair value of the net assets thereof. Goodwill is being amortized on a straight-line basis principally over 14 years.



  Fair Value of Financial Instruments



     Financial instruments of the Company consist primarily of cash, accounts receivable, note payable, bank, accounts payable and accrued expenses. The carrying value of these financial instrument approximates their fair value because of the short maturity of these instruments.



  Income Taxes



     Through December 31, 1995, the Company had elected to be taxed as an S Corporation and, accordingly, the financial statements for 1995 do not reflect any provision for income taxes since elements of income and deduction passed through directly to the shareholders. Effective January 1, 1996, the Company terminated its election to be taxed as an S Corporation.



     Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled. Future tax benefits recognized as deferred tax assets must be reduced by a valuation allowance where it is more likely than not that the benefits may not be realized.



(3)  ACQUISITIONS



     On June 19, 1995, the Company acquired all of the assets of BZ Academy, Inc. (BZ). The acquisition has been accounted for as a purchase and has operated as the AIT division of the Company. Tangible assets were recorded at their book value at the date of purchase, which approximated their fair value. The difference between the purchase price and the assets' book value was recorded as goodwill.



     On August 1, 1996, the Company formed a new corporation, Star Digital, Inc., to acquire the assets of Computer Visions, Inc. The acquisition has been accounted for as a purchase. Computer Visions' tangible assets were recorded at their fair value, which approximated the purchase price. No goodwill was recorded.

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

     On February 21, 1997, the Company acquired the outstanding stock of ORA. The acquisition has been accounted for as a purchase. The excess of the purchase price over the book value of the net assets of ORA at the purchase date has been recorded as goodwill.



     On September 30, 1997, the Company acquired certain assets of Simms Industries. The acquisition has been accounted for as a purchase. The assets acquired consisted primarily of accounts receivable and fixed assets.



     On October 1, 1997, the Company acquired the net assets of the Systems Effectiveness Division (SED) of Essex Corporation for a total price of $1.5 million. The net assets represent substantially all of the operating assets of the division. The excess of the purchase price over the book value of the tangible assets acquired of approximately $930,000 has been recorded as goodwill.



     The following table sets forth the pro forma information assuming that all acquisitions had occurred on January 1, 1995 (the earliest date information is available). The pro forma information takes into account amortization of goodwill and additional interest costs, net of tax benefits (Dollars in thousands, except per share data).



                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1995       1996       1997
                                                        -------    -------    -------
Gross revenue.........................................  $22,668    $24,818    $28,383
Operating income......................................    1,081      1,524      1,298
Net income............................................      723        529        627
Earnings per share....................................  $  0.08    $  0.06    $  0.08



(4)  ACCOUNTS RECEIVABLE



     Accounts receivable consist of the following (Dollars in thousands):



                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996      1997
                                                                ------    ------
Government contracts:
  Billed....................................................    $3,333    $4,828
  Unbilled..................................................       698       926
Other.......................................................       364       337
                                                                ------    ------
                                                                $4,395    $6,091
                                                                ======    ======



(5)  NOTES RECEIVABLE



     Notes receivable consist of the following (Dollars in thousands):



                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996      1997
                                                                ------    ------
Due from majority shareholder, unsecured, interest at
  prime.....................................................    $  131    $  349
Due from former employee, secured, interest at 10 percent...       317       317
                                                                ------    ------
                                                                   448       666
Less current portion........................................       181       666
                                                                ------    ------
                                                                $  267    $   --
                                                                ======    ======

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

(6)  NOTE PAYABLE, BANK



     The Company maintains a bank line of credit arrangement that provides for borrowings of 90% of billed accounts receivable less than 90 days old, not to exceed $3.5 million in total. Advances bear interest at LIBOR plus 250 basis points. The line is collateralized by substantially all of the Company's assets. The agreement requires the Company to meet certain covenants including limitations on dividends, and maintenance of adjusted tangible net worth, as defined. The Company has been in compliance with the lender's covenants during each of the periods presented. At December 31, 1996 and 1997, overdrafts in the payroll and operating bank accounts amounting to $236,000 and $259,000, respectively, have been included in the outstanding balance on the line since such overdrafts are automatically covered by the bank as checks are presented for payment.



(7)  LONG-TERM DEBT (DOLLARS IN THOUSANDS)



                                                               DECEMBER 31,
                                                              --------------
                                                              1996      1997
                                                              ----      ----
Note payable, shareholder, representing temporary advances
  of working capital, interest at LIBOR plus 250 basis
  points, due on demand. Unsecured..........................  $95       $ --
Note payable, purchase of subsidiary, ORA, interest at 9%,
  payable in four annual installments of $127 beginning
  February 1998.............................................             406
                                                              ---       ----
Note payable, purchase of net assets of SED, interest at 9%, payable in monthly installments of $23 through December
  1998......................................................   --        284
Note payable, purchase of net assets of SIMMS Industries....   --         24
Capital leases, payable in monthly installments of $2
  including interest at 9% to 17.5% due July 2000...........   --         45
                                                              ---       ----
Total.......................................................   95        759
Less current portion........................................   95        455
                                                              ---       ----
Long-term portion...........................................  $--       $304
                                                              ===       ====



(8)  EMPLOYEE BENEFITS



     The Company has a 401(k) plan in which it matches 50% of employee contributions, up to a maximum of 3% of each employee's gross annual compensation. In addition, the Company may contribute a discretionary amount annually. Total expense under the plan for the years ended December 31, 1995, 1996 and 1997 and for the period ended May 4, 1998, was $121,000, $123,000,
$153,000 and $85,000, respectively.



(9)  COMMITMENTS AND CONTINGENCIES



     Substantially all of the Company's revenue and costs for all periods since December 31, 1996, are subject to audit by agencies of the U.S. Government. Management does not expect the results of these audits to have a material impact on the financial position or future results of operations of the Company.

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

     The Company leases equipment and office space under various noncancellable operating leases. The office leases provide for future rental increases based on the Company's pro-rata share of increases in building operating expenses and real estate taxes, and for inflation adjustments based on increases in the Consumer Price Index. Rent expense, including month-to-month leases, for the years ended December 31, 1995, 1996 and 1997 and for the period ended May 4, 1998, totalled $557,000, $595,000, $868,000 and $396,000, respectively. Future minimum lease commitments under non-cancellable operating leases for years ending December 31, are as follows (Dollars in thousands):



                                                                TOTAL
                                                              ---------
1999........................................................   $1,046
2000........................................................      918
2001........................................................      732
2002........................................................      553
2003........................................................       92
                                                               ------
                                                               $3,341
                                                               ======



(10)  COMMON STOCK



     Common stock consists of the following:



                                                              DECEMBER 31,
                                                  -------------------------------------
                                                     1995         1996          1997
                                                  ----------    ---------    ----------
Par value.......................................  $      .01          .01           N/A
Shares:
  Authorized....................................   1,000,000    1,000,000    15,000,000
  Issued........................................     752,679      762,093     9,283,472



     Effective February 14, 1997, the Company's voting common stock was increased from 800,000 shares of $.01 par value to 12,000,000 shares of no par value, and the non-voting stock was increased from 200,000 shares of $.01 par value to 3,000,000 shares of no par value.



(11)  STOCK OPTIONS



     The Company offers key employees the opportunity to purchase stock through the Star Mountain Key Person Stock Option Plan (the "Plan"). Under the Plan, the Company issues options to eligible employees who must have one year of service with the Company. The exercise price for the options is at or above the current market price of the Company's shares, as determined by management. Management has applied a consistent formula which includes gross revenue and net income in determining the Company's share price. Options are exercisable upon issuance for periods of 3 to 5 years from the date of the grant.

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

     The activity in the Plan since 1995 is presented below. All options and option prices have been restated to reflect the 12:1 stock split in February 1997.



                                                        NUMBER OF OPTIONS       WEIGHTED
                                                         OUTSTANDING AND        AVERAGE
                                                           EXERCISABLE       EXERCISE PRICE
                                                        -----------------    --------------
Balance, December 31, 1994............................        912,000            $0.31
  Granted.............................................        384,000             0.47
  Forfeited...........................................       (360,000)            0.21
                                                            ---------
Balance, December 31, 1995............................        936,000             0.42
  Granted.............................................        936,000             0.49
  Forfeited...........................................       (348,000)            0.46
                                                            ---------
Balance, December 31, 1996............................      1,524,000             0.45
  Granted.............................................        331,000             1.00
  Exercised...........................................        (73,200)            0.24
  Forfeited...........................................       (120,000)            0.49
                                                            ---------
Balance, December 31, 1997............................      1,661,800             0.52
                                                            =========



     The weighted average price for options outstanding and exercisable at December 31, 1997 was $.52. The weighted average remaining term of the outstanding options is 3 years.



     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 defines a "fair value based method" of accounting for an employee stock option. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. The Company has historically accounted for employee stock options under the "intrinsic value method" as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. The Company's Plan, accounted for under APB Opinion No. 25, does not result in any compensation cost.



     SFAS No. 123 allows an entity to continue to use the intrinsic value method and management has elected to do so. However, entities electing to remain on the intrinsic value method must make pro forma disclosures of net income, as if the fair value based method of accounting had been applied. Because the method of accounting in SFAS No. 123 has not been applied to options granted prior to January 1, 1994, the resulting pro forma compensation costs may not be representative of the cost to be expected in future years.



     Under SFAS No. 123, net income would have been as follows (Dollars in thousands, except per share data):



                                                                   DECEMBER 31,
                                                             -------------------------
                                                             1995      1996      1997
                                                             -----     -----     -----
Net income, as reported....................................  $ 992     $ 604     $ 728
Pro forma net income.......................................  $ 984     $ 586     $ 675
Income per share, as reported..............................  $0.11     $0.07     $0.09
Pro forma income per share.................................  $0.11     $0.06     $0.08

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

     The fair value of each option is estimated on the date of grant using the following assumptions: no dividend yield, no volatility, risk-free interest rates approximating 6% and expected lives of 3 to 5 years. The weighted average grant date fair value of the options was as follows:



                                               DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                   1995             1996             1997
                                               ------------     ------------     ------------
Weighted average fair value..................      $.11             $.13             $.16



(12)  EARNINGS PER SHARE:



     Earnings per share is computed based on the weighted average number of common shares outstanding in each period. The dilutive effect of outstanding stock options is computed using the treasury stock method. Since there is no public market for the Company's stock, current market price has been assumed to be the exercise price of the latest stock options issued. Basic and diluted earnings per share have been computed as follows: (Dollars in thousands, except per share data)



                                                             EFFECT OF DILUTIVE      DILUTED      BASIC   DILUTED
                               NET INCOME    BASIC SHARES      STOCK OPTIONS         SHARES        EPS      EPS
                               ----------    ------------    ------------------      -------      -----   -------
                              (NUMERATOR)    (DENOMINATOR)                        (DENOMINATOR)
Year ended:
  December 31, 1995.........      $992         8,824,986          138,404           8,963,390     $0.11    $0.11
  December 31, 1996.........       604         8,422,206          143,176           8,565,382      0.07     0.07
  December 31, 1997.........       728         8,078,338          744,751           8,823,089      0.09     0.08
Period from January 1, 1998
  to May 4, 1998............       699         8,073,565          797,664           8,871,229      0.09     0.08



(13)  INCOME TAXES



     Income tax expense consists of the following amounts (Dollars in thousands):



                                                      DECEMBER 31,              PERIOD FROM
                                              ----------------------------    JANUARY 1, 1998
                                                  1996            1997          MAY 4, 1998
                                              ------------    ------------    ----------------
Current:
  Federal...................................      $313            $426              $393
  State.....................................        84             123                64
Deferred:
  Federal...................................        --              (3)               --
                                                  ----            ----              ----
                                                  $397            $546              $457
                                                  ====            ====              ====



     The differences between the effective income tax rate and the statutory federal income tax rates are as follows:



                                                          DECEMBER 31,      PERIOD FROM
                                                          ------------    JANUARY 1, 1998
                                                          1996    1997      MAY 4, 1998
                                                          ----    ----    ---------------
Computed "expected" tax on income.......................  34.0%   34.0%        34.0%
State taxes, net of federal benefit.....................   4.1     4.1          4.1
Other, net..............................................   1.6     4.7          1.4
                                                          ----    ----         ----
Taxes on income.........................................  39.7%   42.8%        39.5%
                                                          ====    ====         ====

                      STAR MOUNTAIN, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (Dollars in thousands):



                                                              DECEMBER 31,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
Deferred tax assets result from
  accrued employee benefits,
  principally vacation......................................  $ 29    $ 90
  Accrued expenses..........................................    --      27
                                                              ----    ----
                                                              $ 29    $117
                                                              ====    ====
Deferred tax liabilities result from:
  Differences in depreciation methods.......................  $ 29    $135
  Change in accounting method from cash to accrual for
     ORA....................................................    --      63
                                                              ----    ----
                                                              $ 29    $198
                                                              ====    ====

===============================================================================

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ----------------------------
                               TABLE OF CONTENTS
                          ----------------------------


                                           PAGE
                                           ----
Prospectus Summary.......................    2
Risk Factors.............................    6
Combination..............................   12
Price Range of Common Stock..............   15
Dividend Policy..........................   15
Selected Financial Data..................   16
Star Mountain Selected Financial Data....   18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   19
Business.................................   37
Management...............................   45
Principal Stockholders...................   53
Certain Transactions.....................   55
Description of Capital Stock.............   58
Shares Eligible for Future Sale..........   60
Plan of Distribution.....................   61
Legal Matters............................   62
Experts..................................   62
Available Information....................   62
Index to Financial Statements............  F-1

===============================================================================

===============================================================================

                                3,000,000 SHARES

                                 [PROVANT LOGO]
                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                               SEPTEMBER   , 1998

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. Reference is made to Section 145 of the DGCL, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.

     The Certificate of Incorporation and By-laws also provide that each person who was or is made a party to, or is involved in, any action, suit, proceeding or claim by reason of the fact that he or she is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director or officer of any other enterprise including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant, to the full extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow for similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

     The rights to indemnification and the payment of expenses provided by the Certificate of Incorporation and By-laws do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the By-laws shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

ITEM 21.  EXHIBITS

                                                                         SEQUENTIAL
EXHIBIT                            DESCRIPTION                            PAGE NO.
--------                           -----------                           ----------
  **3.1    Certificate of Incorporation of the Company.................
  **3.2    By-laws of the Company......................................
  **4.1    Form of Specimen Stock Certificate..........................
   +5      Opinion of Nutter, McClennen & Fish, LLP....................
 **10.1    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Behavioral Acquisition Corp., Paul M. Verrochi,
           Dominic J. Puopolo, Behavioral Technology, Inc. and Paul C.
           Green, Ph.D. ...............................................
 **10.2    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Decker Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, Decker Communications, Inc., Bert Decker and
           Kenneth Taylor..............................................
 **10.3    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Howard Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, J. Howard & Associates, Inc., Jeffrey P. Howard and
           Marc S. Wallace.............................................
 **10.4    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., LSS Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, Robert Steinmetz, Ph.D., and Associates, Inc.,
           Edwin Bauch as Trustee of the Steinmetz Children's Trust
           u/d/t dated December 31, 1996, Edwin Bauch as Trustee of the
           King Children's Trust u/d/t dated December 31, 1996, John F.
           King and Robert A. Steinmetz, Ph.D. ........................
 **10.5    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., MOHR Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, MOHR Retail Learning Systems, Inc., Herbert Cohen,
           Judith Cohen and Michael Patrick............................
 **10.6    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Paul M. Verrochi, Dominic J. Puopolo, Star Mountain,
           Inc., Star Acquisition Corp. and Carl von Sternberg.........
 **10.7    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Novations Acquisition Corp., Paul M. Verrochi, Dominic
           J. Puopolo, Novations Group, Inc., Joseph Folkman, Joseph
           Hanson, Kurt Sandholtz, Norman Smallwood, Randy Stott and
           Jonathan Younger............................................
 **10.8    Form of First Amendment to Agreement and Plan of Merger (J.
           Howard).....................................................
 **10.9    1998 Equity Incentive Plan..................................
 **10.10   Stock Plan for Non-Employee Directors.......................
 **10.11   Form of 1998 Employee Stock Purchase Plan...................
 **10.12   Form of Warrants to Messrs. Verrochi and Puopolo............
 **10.13   Form of Contingent Warrants to Messrs. Verrochi and
           Puopolo.....................................................
 **10.14   Form of Employment Agreement between Rajiv Bhatt and
           PROVANT, Inc. ..............................................
 **10.15   Form of Employment Agreement between MOHR Acquisition Corp.,
           Herbert A. Cohen, and PROVANT, Inc. ........................
 **10.16   Form of Employment Agreement between Decker Acquisition
           Corp., Bert Decker, and PROVANT, Inc. ......................
 **10.17   Form of Employment Agreement between Philip Gardner and
           PROVANT, Inc. ..............................................
 **10.18   Form of Employment Agreement between Behavioral Acquisition
           Corp., Paul C. Green, and PROVANT, Inc. ....................
 **10.19   Form of Employment Agreement between Novations Acquisition
           Corp., Joe Hanson, and PROVANT, Inc. .......................
 **10.20   Form of Employment Agreement between LSS Acquisition Corp.,
           John F. King, and PROVANT, Inc. ............................

                                                                         SEQUENTIAL
EXHIBIT                            DESCRIPTION                            PAGE NO.
--------                           -----------                           ----------
 **10.21   Form of Employment Agreement between Dominic J. Puopolo and
           PROVANT, Inc. ..............................................
 **10.22   Form of Employment Agreement between A. Carl von Sternberg,
           Star Acquisition Corp. and PROVANT, Inc. ...................
 **10.23   Form of Employment Agreement between Paul M. Verrochi and
           PROVANT, Inc. ..............................................
 **10.24   Form of Employment Agreement between Howard Acquisition
           Corp., Marc S. Wallace, and PROVANT, Inc. ..................
 **10.25   Form of Employment Agreement between John H. Zenger and
           PROVANT, Inc. ..............................................
 **10.26   Form of Consulting Agreement between Michael J. Davies and
           PROVANT, Inc................................................
 **10.27   Lease Agreement between Behavioral Technology, Inc. and Paul
           C. Green, Ph.D..............................................
 **10.28   Lease Agreement between Novations Group, Inc. and Novations
           Partners, L.L.C. ...........................................
 **10.29   Form of Consulting Agreement between Donald W. Glazer and
           PROVANT, Inc................................................
  *10.30   Revolving Credit Agreement dated April 8, 1998 between
           PROVANT, Inc. and Fleet National Bank.......................
***10.31   Amendment No. 1 to Revolving Credit Agreement...............
***21      Subsidiaries of the Registrant..............................
 ++23.1    Consent of KPMG Peat Marwick LLP............................
 ++23.2    Consent of Friedman & Fuller, P.C...........................
  +23.3    Consent of Nutter, McClennen & Fish, LLP (contained in
           Exhibit 5)..................................................
  +24      Power of Attorney (contained in the signature page to this
           Registration Statement).....................................


---------------
  * Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998.
 ** Incorporated by reference to the Company's Registration Statement on Form
    S-1 (File No. 333-46157).

*** Incorporated by reference to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1998.


  + Previously filed.


 ++ Filed herewith.


ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL and the Registrant's Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on the 30th day of September 1998.


                                          PROVANT, INC.

                                          By: /s/ PAUL M. VERROCHI
                                              ----------------------------------
                                              Paul M. Verrochi
                                              Chairman of the Board and Chief
                                              Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



            SIGNATURES                       TITLE                 DATE
            ----------                       -----                 ----
   /s/ PAUL M. VERROCHI     Chairman of the Board and Chief   September 30, 1998
--------------------------    Executive Officer
     Paul M. Verrochi

 /s/ DOMINIC J. PUOPOLO*    Executive Vice President, Chief   September 30, 1998
--------------------------    Financial Officer and Director
    Dominic J. Puopolo

   /s/ JOHN H. ZENGER*      President and Director            September 30, 1998
--------------------------
      John H. Zenger

     /s/ RAJIV BHATT*       Senior Vice President,Treasurer   September 30, 1998
--------------------------    and Chief Accounting Officer
       Rajiv Bhatt

  /s/ HERBERT A. COHEN*     Director                          September 30, 1998
--------------------------
     Herbert A. Cohen

     /s/ BERT DECKER*       Director                          September 30, 1998
--------------------------
       Bert Decker

    /s/ PAUL C. GREEN*      Director                          September 30, 1998
--------------------------
      Paul C. Green

      /s/ JOE HANSON*       Director                          September 30, 1998
--------------------------
         Joe Hanson

     /s/ JOHN F. KING*      Director                          September 30, 1998
--------------------------
        John F. King

/s/ A. CARL VON STERNBERG*  Director                          September 30, 1998
--------------------------
   A. Carl von Sternberg

    /s/ MARC S. WALLACE*    Director                          September 30, 1998
--------------------------
      Marc S. Wallace

           SIGNATURES                  TITLE                       DATE
           ----------                  -----                       ----
     /s/ MICHAEL J. DAVIES*           Director               September 30, 1998
-------------------------------
       Michael J. Davies

                                      Director
-------------------------------
        David B. Hammond

      /s/ JOHN R. MURPHY*             Director               September 30, 1998
-------------------------------
         John R. Murphy

      /s/ ESTHER T. SMITH*            Director               September 30, 1998
-------------------------------
        Esther T. Smith



*By: /s/ PAUL M. VERROCHI

     ---------------------------------

     Paul M. Verrochi


     Attorney-in-Fact


     Powers of Attorney have been
     filed with this


     Registration Statement.

                                 EXHIBIT INDEX

                                                                         SEQUENTIAL
EXHIBIT                            DESCRIPTION                            PAGE NO.
--------                           -----------                           ----------
  **3.1    Certificate of Incorporation of the Company.................
  **3.2    By-laws of the Company......................................
  **4.1    Form of Specimen Stock Certificate..........................
   +5      Opinion of Nutter, McClennen & Fish, LLP....................
 **10.1    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Behavioral Acquisition Corp., Paul M. Verrochi,
           Dominic J. Puopolo, Behavioral Technology, Inc. and Paul C.
           Green, Ph.D. ...............................................
 **10.2    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Decker Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, Decker Communications, Inc., Bert Decker and
           Kenneth Taylor..............................................
 **10.3    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Howard Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, J. Howard & Associates, Inc., Jeffrey P. Howard and
           Marc S. Wallace.............................................
 **10.4    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., LSS Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, Robert Steinmetz, Ph.D., and Associates, Inc.,
           Edwin Bauch as Trustee of the Steinmetz Children's Trust
           u/d/t dated December 31, 1996, Edwin Bauch as Trustee of the
           King Children's Trust u/d/t dated December 31, 1996, John F.
           King and Robert A. Steinmetz, Ph.D. ........................
 **10.5    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., MOHR Acquisition Corp., Paul M. Verrochi, Dominic J.
           Puopolo, MOHR Retail Learning Systems, Inc., Herbert Cohen,
           Judith Cohen and Michael Patrick............................
 **10.6    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Paul M. Verrochi, Dominic J. Puopolo, Star Mountain,
           Inc., Star Acquisitions Corp. and Carl von Sternberg........
 **10.7    Form of Agreement and Plan of Merger by and among PROVANT,
           Inc., Novations Acquisition Corp., Paul M. Verrochi, Dominic
           J. Puopolo, Novations Group, Inc., Joseph Folkman, Joseph
           Hanson, Kurt Sandholtz, Norman Smallwood, Randy Stott and
           Jonathan Younger............................................
 **10.8    Form of First Amendment to Agreement and Plan of Merger (J.
           Howard).....................................................
 **10.9    1998 Equity Incentive Plan..................................
 **10.10   Stock Plan for Non-Employee Directors.......................
 **10.11   Form of 1998 Employee Stock Purchase Plan...................
 **10.12   Form of Warrants to Messrs. Verrochi and Puopolo............
 **10.13   Form of Contingent Warrants to Messrs. Verrochi and
           Puopolo.....................................................
 **10.14   Form of Employment Agreement between Rajiv Bhatt and
           PROVANT, Inc. ..............................................
 **10.15   Form of Employment Agreement between MOHR Acquisition Corp.,
           Herbert A. Cohen, and PROVANT, Inc. ........................
 **10.16   Form of Employment Agreement between Decker Acquisition
           Corp., Bert Decker, and PROVANT, Inc. ......................
 **10.17   Form of Employment Agreement between Philip Gardner and
           PROVANT, Inc. ..............................................
 **10.18   Form of Employment Agreement between Behavioral Acquisition
           Corp., Paul C. Green, and PROVANT, Inc. ....................
 **10.19   Form of Employment Agreement between Novations Acquisition
           Corp., Joe Hanson, and PROVANT, Inc. .......................
 **10.20   Form of Employment Agreement between LSS Acquisition Corp.,
           John F. King, and PROVANT, Inc. ............................
 **10.21   Form of Employment Agreement between Dominic J. Puopolo and
           PROVANT, Inc. ..............................................
 **10.22   Form of Employment Agreement between A. Carl von Sternberg,
           Star Acquisition Corp. and PROVANT, Inc. ...................

                                                                         SEQUENTIAL
EXHIBIT                            DESCRIPTION                            PAGE NO.
--------                           -----------                           ----------
 **10.23   Form of Employment Agreement between Paul M. Verrochi and
           PROVANT, Inc. ..............................................
 **10.24   Form of Employment Agreement between Howard Acquisition
           Corp., Marc S. Wallace, and PROVANT, Inc. ..................
 **10.25   Form of Employment Agreement between John H. Zenger and
           PROVANT, Inc. ..............................................
 **10.26   Form of Consulting Agreement between Michael J. Davies and
           PROVANT, Inc................................................
 **10.27   Lease Agreement between Behavioral Technology, Inc. and Paul
           C. Green, Ph.D..............................................
 **10.28   Lease Agreement between Novations Group, Inc. and Novations
           Partners, L.L.C. ...........................................
 **10.29   Form of Consulting Agreement between Donald W. Glazer and
           PROVANT, Inc................................................
  *10.30   Revolving Credit Agreement dated April 8, 1998 between
           PROVANT, Inc. and Fleet National Bank.......................
***10.31   Amendment No. 1 to Revolving Credit Agreement...............
***21      Subsidiaries of the Registrant..............................
 ++23.1    Consent of KPMG Peat Marwick LLP............................
 ++23.2    Consent of Friedman & Fuller, P.C...........................
  +23.3    Consent of Nutter, McClennen & Fish, LLP (contained in
           Exhibit 5)..................................................
  +24      Power of Attorney (contained in the signature page to this
           Registration Statement).....................................


---------------
  * Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998.
 ** Incorporated by reference to the Company's Registration Statement on Form
    S-1 (File No. 333-46157).

*** Incorporated by reference to the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1998.


  + Previously filed.


 ++ Filed herewith.